NATIONAL RESTAURANT ENTERPRISES, INC.
                              NRE HOLDINGS, INC.

                    --------------------------------------

                            NOTE PURCHASE AGREEMENT
                    --------------------------------------



                   12.5% Senior Subordinated Notes due 2005
                                 ($15,000,000)


                   Detachable Common Stock Purchase Warrants
                               (Exercisable into
             71.72 Shares of Class C Common Stock, $.01 par value)




                         Dated as of February 7, 1996











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                  This NOTE PURCHASE AGREEMENT, dated as of February 7, 1996
(this "Agreement"), is entered into among NRE HOLDINGS, INC., a Delaware corporation ("Holdings"), with its chief executive office located at 2215 Enterprise Drive, Suite 1502, Westchester, Illinois 60154, NATIONAL RESTAURANT ENTERPRISES, INC., a Delaware corporation (the "Company"), with its chief executive office located at 2215 Enterprise Drive, Suite 1502, Westchester, Illinois 60154, and PMI MEZZANINE FUND, L.P., a Delaware limited partnership ("PMI"), with an office located at 610 Newport Center Drive, Suite 1100, Newport Beach, California 92660.

1.       Description of the Subordinated Notes and the Warrants.

         1.1      Authorization of Financing.

                  (a) The Company has authorized the issuance and delivery to PMI of the Company's senior subordinated promissory notes (herein, together with any such notes that may be issued hereunder in substitution or exchanged therefor, collectively called the "Subordinated Notes" and individually called a "Subordinated Note"), in the original aggregate principal amount of $15,000,000, to be dated the date of issuance thereof, to mature on January 31, 2005, to bear interest on the unpaid balances thereof from the date thereof until the principal thereof shall become due and payable at the rate of 12.5% per annum, based upon a 360 day year for actual days elapsed, payable quarterly in arrears, until the entire principal thereof shall become due and payable and on overdue principal, premium, and interest at a rate of 14.5% per annum, based upon a 360 day year for actual days elapsed, and to be substantially in the form of Exhibit 1.1(a); and

                  (b) Holdings has authorized the issuance and delivery to PMI of Holdings' common stock purchase warrants (the "Warrants") for the purchase of 71.72 shares of Holdings' Class C Common Stock, having the powers, preferences, and rights, and the qualifications, limitations, or restrictions set forth in the Second Amended and Restated Certificate of Incorporation of Holdings attached hereto as
         Exhibit 1.1(b)-1 (the "Holdings Certificate of Incorporation") or in the By-Laws of Holdings attached hereto as Exhibit 1.1(b)-2 (the "Holdings By-Laws"), such Warrants to have an exercise price of $.01 per share, and to be substantially in the form of Exhibit 1.1(b)-3.

         1.2 Purchase and Sale of Purchaser Securities. Holdings and the Company hereby agree to sell to PMI and, subject to the terms and conditions herein set forth, PMI agrees to purchase from Holdings and the Company the following Purchaser Securities:

                  (a) the Subordinated Notes, in the form of one or more Subordinated Notes registered in the name of PMI's nominee, Atwell & Co., in the principal amount and in the denominations set forth opposite PMI's name in the Purchaser Schedule for an aggregate purchase price of Fifteen Million Dollars ($15,000,000); and








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                  (b) the Warrants, in the form of one or more instruments
         issued in the name of PMI's nominee, Atwell & Co., in the amount and in the denominations set forth opposite PMI's name in the Purchaser
         Schedule in consideration of the purchase by PMI of the Subordinated Notes.

2.       Definitions; Construction.

         2.1 Definitions. For the purpose of this Agreement, the following terms shall have the meanings specified with respect thereto below:

         "Aaseby Sale Agreement" means those provisions of that certain Employment Agreement, dated as of September 1, 1994, by and between the Company and Mr. Joel Aaseby pertaining to the sale by the Company to Mr. Joel Aaseby of the restaurant identified as BKC Restaurant #209.

         "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company or assumed in connection with the acquisition of Assets from such Person, and not incurred by such Person in connection with, or in anticipation of, such Person becoming a Subsidiary of the Company or such acquisition.

         "Acquisitions" means the AmeriKing Cincinnati Acquisition and the AmeriKing Virginia Acquisition.

         "Acquisition Documents" means the AmeriKing Cincinnati Acquisition Documents and the AmeriKing Virginia Acquisition Documents.

         "Affiliate" means, when used with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. PMI shall not, however, be deemed to be an Affiliate of Holdings or the Company or any of their Affiliates.

         "Agent" means FNBB and shall include any successor thereto under the Credit Agreement. If any Refinancing Agreement is in effect with respect to the Credit Agreement at any time, then "Agent" also shall mean the agent defined in such Refinancing Agreement.

         "Agreement" has the meaning ascribed thereto in the introduction hereto.

         "AmeriKing Cincinnati" means AmeriKing Cincinnati Corporation I, a Delaware corporation and wholly-owned Subsidiary of the Company.

         "AmeriKing Cincinnati Acquisition" means that certain transaction in which AmeriKing Cincinnati is to purchase (a) certain of the Assets and business of Houston, Inc. consisting of two (2) restaurants pursuant to the AmeriKing\Houston Asset Purchase Agreement on the AmeriKing Cincinnati Acquisition Closing Date, (b) certain of the Assets and business of Fifth & Race, Inc.

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consisting of one (1) restaurant pursuant to the AmeriKing\FRI Asset Purchase
Agreement on the AmeriKing Cincinnati Acquisition Closing Date, and (c) certain of the Assets and business of Thirty-Forty, Inc. consisting of nine
(9) restaurants pursuant to the AmeriKing\TFI Asset Purchase Agreement on the AmeriKing Cincinnati Acquisition Closing Date.

         "AmeriKing Cincinnati Acquisition Closing Date" means the first date on which the conditions set forth in the AmeriKing\Houston Asset Purchase Agreement, the AmeriKing\FRI Asset Purchase Agreement, and the AmeriKing\TFI Asset Purchase Agreement have been satisfied and the AmeriKing Cincinnati Acquisition has occurred.

         "AmeriKing Cincinnati Acquisition Documents" means the AmeriKing\Houston Asset Purchase Agreement, the AmeriKing\FRI Asset Purchase Agreement, the AmeriKing\TFI Asset Purchase Agreement, and related bills of sale, instruments of assignment, leases, Franchise Agreements, and other documents, instruments, and certificates delivered in connection with any of the foregoing.

         "AmeriKing Cincinnati By-Laws" means the By-Laws of AmeriKing Cincinnati attached hereto as Exhibit A-1.

         "AmeriKing Cincinnati Certificate of Incorporation" means the Certificate of Incorporation of AmeriKing Cincinnati attached hereto as Exhibit A-2.

         "AmeriKing Colorado" means AmeriKing Colorado Corporation I, a Delaware corporation and wholly-owned Subsidiary of the Company.

         "AmeriKing Colorado Acquisition" means that certain transaction in which AmeriKing Colorado purchased (a) certain of the Assets and business of DMW, Inc. consisting of three (3) restaurants pursuant to the AmeriKing\DMW Asset Purchase Agreement on July 5, 1995, and (b) certain of the Assets and business of WSG, Inc. consisting of one (1) restaurant pursuant to the AmeriKing\WSG Asset Purchase Agreement on July 5, 1995.

         "AmeriKing\DMW Asset Purchase Agreement" means that certain Asset Purchase Agreement, dated as of July 5, 1995, by and among DMW, Inc., Daniel
L. White, and AmeriKing Colorado.

         "AmeriKing\FRI Asset Purchase Agreement" means that certain Asset Purchase Agreement, dated as of November 6, 1995, by and among Fifth & Race, Inc., James P. Borke, W. Curtis Smith, William T. Keller, and AmeriKing Cincinnati, as amended by Amendment No. 1 dated on or prior to the Closing Date, in each case, in the form delivered to PMI prior to the Closing Date.

         "AmeriKing\Houston Asset Purchase Agreement" means that certain Asset Purchase Agreement, dated as of November 6, 1995, by and among Houston, Inc., James P. Borke, W.

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Curtis Smith, William T. Keller, the Company, and AmeriKing Cincinnati, as
amended by Amendment No. 1 dated on or prior to the Closing Date, in each case, in the form delivered to PMI prior to the Closing Date.

         "AmeriKing Tennessee" means AmeriKing Tennessee Corporation I, a Delaware corporation and wholly-owned Subsidiary of the Company.

         "AmeriKing Tennessee Acquisition" means that certain transaction in which AmeriKing Tennessee purchased (a) the outstanding capital Stock of QSC, Inc. whose Assets consist of, among other items, eight (8) restaurants pursuant to the BKC\QSC Stock Purchase Agreement on November 21, 1995, and (b) the outstanding capital Stock of Ro-Lank, Inc., whose Assets consist of, among other items, three (3) restaurants pursuant to the BKC\Ro-Lank Stock Purchase Agreement on November 21, 1995.

         "AmeriKing Tennessee Sellers" means, collectively, Ronny D Lankford, Robert W. Lankford, Michael A. Reed, QSC, Inc., and Ro-Lank, Inc.

         "AmeriKing\TFI Asset Purchase Agreement" means that certain Asset Purchase Agreement, dated as of November 6, 1995, by and among Thirty-Forty Inc., James P. Borke, W. Curtis Smith, and AmeriKing Cincinnati, as amended by Amendment No. 1 dated on or prior to the Closing Date, in each case, in the form delivered to PMI prior to the Closing Date.

         "AmeriKing Virginia" means AmeriKing Virginia Corporation I, a Delaware Corporation and wholly-owned Subsidiary of the Company.

         "AmeriKing Virginia Acquisition" means that certain transaction in which AmeriKing Virginia is to purchase certain of the Assets and business of C&N Dining, Inc. and its Affiliates ("Virginia Sellers") consisting of twenty-four (24) restaurants pursuant to the AmeriKing\Virginia Asset Purchase Agreement on the AmeriKing Virginia Acquisition Closing Date.

         "AmeriKing Virginia Acquisition Closing Date" means the first date on which the conditions set forth in the AmeriKing\Virginia Asset Purchase Agreement have been satisfied and the AmeriKing Virginia Acquisition has occurred.

         "AmeriKing\Virginia Acquisition Documents" means that certain AmeriKing Virginia Asset Purchase Agreement and related bills of sale, instruments of assignment, leases, Franchise Agreements, and other documents, instruments and certificates delivered in connection with any of the foregoing.

         "AmeriKing Virginia Asset Purchase Agreement" means the Asset Purchase Agreement, dated as of November 30, 1995, by and among C&N Dining, Inc. and its Affiliates, and AmeriKing Virginia, as amended by Amendment No. 1 dated on or prior to the Closing Date, in each case in the form delivered to PMI prior to the Closing Date.

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         "AmeriKing Virginia By-Laws" means the By-Laws of AmeriKing Virginia attached hereto as Exhibit A-3.

         "AmeriKing Virginia Certificate of Incorporation" means the Certificate of Incorporation of AmeriKing Virginia attached hereto as Exhibit A-4.

         "AmeriKing\WSG Asset Purchase Agreement" means that certain Asset Purchase Agreement, dated as of July 5, 1995, by and among WSG, Inc., Daniel
L. White, Susan J. Wakeman, George Alaniz, Jr., and AmeriKing Colorado.

         "Applicable Prepayment Premium" means, with respect to the Subordinated Notes, an amount equal to the principal amount of the Subordinated Notes being prepaid, times the following percentages, as applicable: (a) from and after the Closing Date up to the second anniversary of the Closing Date - 5.0%, (b) from and after the second anniversary of the Closing Date up to the third anniversary of the Closing Date - 4%, (c) from and after the third anniversary of the Closing Date up to the fourth anniversary of the Closing Date - 3%, (d) from and after the fourth anniversary of the Closing Date up to the fifth anniversary of the Closing Date - 2%, and (c) from and after the fifth anniversary of the Closing Date - 0.0%.

         "Asset" means any interest in any kind of property or asset, whether real, personal, or mixed, and whether tangible or intangible.

         "Asset Disposition" means any sale, disposition, conveyance, transfer, or lease, directly or indirectly, of (a) any Stock of any Subsidiary of Holdings or the Company; provided, however, that the issuance of Stock by a Subsidiary shall not constitute an "Asset Disposition," or (b) any Assets of Holdings or the Company or any of their Subsidiaries other than (i) any sale, disposition, conveyance, transfer, or lease of Assets of the Company, or any of its Subsidiaries, in any consecutive 12-month period, having, in the aggregate, a fair market value of less than $2,500,000 (ii) sales or other dispositions of inventory in the ordinary course of business consistent with past practices, and (iii) dispositions of used, obsolete, or surplus equipment no longer useful in the businesses of the Company or its Subsidiaries; provided, however, that any Permitted Disposition shall not constitute an Asset Disposition for purposes of Section 9.11 hereof.

         "Bank Documents" means the Credit Agreement, the Bank Notes, and each of the other Loan Documents (or Refinancing Agreements entered into in connection with Refinancing Indebtedness in respect thereof).

         "Bank Notes" means the promissory notes issued by the Company in favor of the Banks pursuant to the Credit Agreement and shall include any note or notes issued under any Refinancing Agreement in respect of the Credit Agreement, as such promissory notes may be amended, supplemented, restated, or otherwise modified, from time to time, in a manner that is not in violation of
Section 9.12 hereof.

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         "Banks" means the `Banks' as that term is defined in the Credit
Agreement (or any comparable term of a Refinancing Agreement in respect thereof).

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified under Title 11 of the United States Code, and the Bankruptcy Rules promulgated thereunder, as the same may be in effect from time to time.

         "BBI" means BancBoston Investments Inc., a Massachusetts corporation.

         "BBI Subordinated Notes" means $600,000 principal amount of 6% subordinated notes originally due March 31, 2005 that were issued by Holdings to BBI pursuant to the Securities Purchase Agreement, as such notes are amended by the BBI Subordinated Note Amendment, and as such notes may be further amended, supplemented, restated, or otherwise modified, from time to time, in a manner that is not in violation of Section 9.10(b) hereof.

         "BBI Subordinated Notes Amendment" means that certain Amendment No. 1 to BBI Subordinated Notes, dated as of February 7, 1996, by and between Holdings and BBI, which amendment, among other things, modifies the BBI Subordinated Notes to provide that no scheduled repayments of principal shall be due thereunder prior to August 31, 2006.

         "BNB" means BNB Land Venture, Inc., an Illinois corporation.

         "BKC" means Burger King Corporation, a Florida corporation.

         "BKC Assignment" means that certain Assignment and Assumption Agreement, dated as of November 21, 1995, by and among BKC, the AmeriKing Tennessee Sellers, and AmeriKing Tennessee, pursuant to which BKC assigned all of its rights and obligations under the BKC\QSC Stock Purchase Agreement and the BKC\Ro-Lank Stock Purchase Agreement to AmeriKing Tennessee.

         "BKC Note" means that certain promissory note issued by AmeriKing Tennessee in favor of BKC in the original principal amount of $6,920,700 with a final maturity of May 21, 1996.

         "BKC\QSC Stock Purchase Agreement" means that certain Purchase Agreement, dated as of November 21, 1995, by and among Ronny D. Lankford, Robert V. Lankford, Michael A.
Reed, and QSC, Inc., which Purchase Agreement was subject to the BKC Assignment.

         "BKC Restaurant" means a quick service restaurant franchised by BKC that is located in the United States, its territories, or Canada.

         "BKC\Ro-Lank Stock Purchase Agreement" means that certain Purchase Agreement, dated as of November 21, 1995, by and among Ronny D. Lankford, Robert W. Lankford, and Ro-Lank, Inc., which Purchase Agreement was subject to the BKC Assignment.

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         "Business Day" means any day other than a Saturday, Sunday, or any day that either is a legal holiday under the laws of the States of California or Illinois, or the Commonwealth of Massachusetts or is a day on which banking institutions located in such States or Commonwealth are authorized or required by law or other governmental action to close.

         "Call Triggering Event" means the occurrence of a Secondary Public Offering.

         "Call Triggering Event Date" means the date on which a proposed Call Triggering Event is scheduled to occur.

         "Capital Assets" means fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided, that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

         "Capital Expenditures" means amounts paid or indebtedness incurred by Holdings, the Company, or any of their Subsidiaries in connection with the purchase or lease by Holdings, the Company, or any of their Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP; provided, however, that amounts paid or Indebtedness incurred by the Company in connection with any Permitted Acquisitions (other than in connection with the development of restaurants) shall not be included as Capital Expenditures.

         "Capitalization Documents" means the Holdings Subordinated Debt Documents, the Management Subscription Agreement, the Investor Subscription Agreement, the Executive Subscription Agreement, the Stockholders Agreement, the Company Certificate of Incorporation, the Holdings Certificate of Incorporation, and the certificates of incorporation of Holdings'
Subsidiaries.

         "Capitalized Leases" means leases under which Holdings, the Company, or any of their Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP, provided, however, that for purposes of this Agreement all real estate leases (including the FFCA Leases) respecting BKC Restaurants shall be considered operating leases.

         "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof,
(b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation ("S&P") or

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Moody's Investors Service, Inc. ("Moody's"), (or, if at any time neither such rating service shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Required Holders), (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's (or, if at any time neither such rating service shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Required Holders), (d) certificates of deposit (domestic or eurodollar), bankers' acceptances, or time deposits maturing within one year from the date of acquisition thereof issued by commercial banks organized under the laws of the United States of America or any state thereof or the District of Columbia, each having combined capital and surplus of not less than $500,000,000 ("Qualifying Banks"), (e) repurchase agreements and reverse repurchase agreements with Qualifying Banks, provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy -- Repurchase Agreements of Depository Institutions with Securities Dealers and Others as adopted by the Comptroller of the Currency on October 31, 1985 (the "Supervisory Policy"), and provided further that possession or control of the underlying securities is established as provided in the Supervisory Policy,
(f) investments in money market funds or money market deposit accounts that invest solely in Cash Equivalents described in clauses (a) through (e) above, and (g) any other Investment permitted under Sections 10.3(a), (b), (c), or
(d) of the Credit Agreement (as in effect on the date hereof).

         "CERCLA" has the meaning set forth in the definition of "Environmental Laws."

         "Change of Control" shall be deemed to have occurred if (a) the Jordan Affiliates and MCIT shall own legally or beneficially less than forty percent (40%) of the outstanding Voting Stock of Holdings; provided, however, that, after the occurrence of a Public Offering Event, such percentage shall be reduced to twenty-four percent (24%) of the outstanding Voting Stock of Holdings, (b) the Jordan Company and its Affiliates shall fail to have less than a majority of the directors on the Board of Directors of each of Holdings and the Company, (c) Holdings shall own legally or beneficially less than one hundred percent (100%) of the outstanding Voting Stock of the Company, (d) the Company shall own legally or beneficially less than one hundred percent (100%) of the outstanding Voting Stock of each of its Restricted Subsidiaries, or (e) the Company shall legally or beneficially own less than eighty percent (80%) of the outstanding Voting Stock of the Unrestricted Subsidiaries.

         "Change of Control Event" means the occurrence of a Change of Control.

         "Change of Control Event Date" means the date on which a proposed Change of Control Event is scheduled to occur.

         "Closing" has the meaning specified in Section 6.

         "Closing Date" has the meaning specified in Section 6.


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         "Closing Date Projections" has the meaning specified in Section 7.15.

         "Closing Fee" has the meaning specified in Section 7.24.

         "Code" means the Internal Revenue Code of 1986, or any successor statute thereto, as the same may be amended from time to time.

         "Commission" means the United States Securities and Exchange Commission and any successor Federal agency having similar powers.

         "Common Stock" means, depending on the context, a share of common stock, $0.01 par value per share, of Holdings, the Company, or one of their Subsidiaries.

         "Company" has the meaning ascribed thereto in the preamble to this Agreement.

         "Company By-Laws" means the By-Laws of the Company attached hereto as Exhibit C-1.

         "Company Certificate of Incorporation" means the Certificate of Incorporation of the Company attached hereto as Exhibit C-2.

         "Compliance Certificate" shall mean a certificate substantially in the form attached hereto as Exhibit C-3.

         "Consolidated or consolidated" means, with reference to any term defined herein, that term as applied to the accounts of Holdings and its Subsidiaries or the Company and its Subsidiaries, as applicable, consolidated in accordance with GAAP.

         "Consolidated Cash Flow" means, with respect to any fiscal period, an amount equal to the sum of (a) Consolidated Net Income for such fiscal period, plus (b) depreciation and amortization for such period, plus (c) without duplication, other noncash charges made in calculating Consolidated Net Income for such period, plus (d) tax expense for such period, plus (e) Consolidated Total Interest Expense paid or accrued during such period, plus (f) non-cash expenses relating to Financial Accounting Standards Board Statements Nos. 106 and 109 deducted in the calculation of Consolidated Net Income for such period, plus (g) the aggregate amount of non-capitalized transaction costs incurred in connection with financings and acquisitions, (including financing and refinancing fees), to the extent such costs were deducted in the calculation of such Person's Consolidated Net Income, minus (h) Capital Expenditures made in such period, minus (i) cash taxes paid in such period, all as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" means, for any period, the consolidated net income (or net deficit) of any Person and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after excluding therefrom (a) dividends paid or

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payable to the extent deducted from Consolidated Net Income, (b) without duplication, all nonrecurring nonoperating income or expenses, including but not limited to gains or losses realized upon the termination of pension plans, upon the sale of Assets or the satisfaction of Indebtedness, and (c) nonrecurring cash consolidation expenses of the Company and its Subsidiaries pertaining to the Acquisitions; provided, however, that to the extent such cash expenses exceed $250,000 in any Fiscal Year, they must have been approved by PMI to be excluded from Consolidated Net Income.

         "Consolidated Total Interest Expense" means, with respect to any Person, for any fiscal period, the aggregate amount of interest expense in respect of all Indebtedness (other than Indebtedness relating to Franchise Agreements, licenses, Leases, or other agreements (exclusive of the BKC Note) with BKC) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including all non-cash interest payments, the interest portion of any deferred payment obligation and the interest component of Capitalized Leases, but excluding amortization of deferred financing fees if such amortization otherwise would be included in interest expense).

         "Contractual Obligation" as applied to any Person, means any provision of any security issued by that Person or of any Instrument or undertaking to which it is a party or by which it or any of its Assets are bound.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" has meanings correlative thereto.

         "Credit Agreement" means that certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of February 7, 1996, by and among Holdings, the Company, the Agent, and the Banks listed on the signature pages thereof, as amended, supplemented, restated, or otherwise modified, from time to time, in a manner that is not in violation of Section 9.12 hereof.

         "Credit Parties" means and includes Holdings, the Company, AmeriKing Virginia, and AmeriKing Cincinnati, individually and collectively.

         "Debt Service Coverage Ratio" means, as at the date of determination and with respect to the Company and its Subsidiaries, the ratio of (a) the Consolidated Cash Flow of the Company and its Subsidiaries for the Reference Period then ended, to (b) the Total Debt Service of the Company and its Subsidiaries for such Reference Period.

         "Default" means any of the events specified in Section 11, irrespective of whether any requirement for the giving of notice or the lapse of time has been satisfied in connection with such event.

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         "Designated Observer" has the meaning specified in Section 8.9.

         "Designated Representative" means PMI, or such other Significant Holder from time to time designated by the Required Holders in a written notice to the Company and the Agent as being the substitute Designated Representative under this Agreement.

         "Designated Senior Indebtedness" means Senior Indebtedness outstanding under the Credit Agreement (or any Refinancing Agreement in respect thereof).

         "Distribution" means (a) the declaration or payment of any dividend on or in respect of any shares of any class of capital Stock of a Person, other than dividends payable solely in shares of common stock or Preferred Stock of such Person, (b) the purchase, redemption, or other retirement of any shares of any class of capital Stock of a Person, directly or indirectly, through a Subsidiary of such Person or otherwise, (c) the return of capital by a Person to its shareholders as such, or (d) any other distribution on or in respect of any shares of any class of capital Stock of a Person.

         "Dual-Use Establishment" means a single location at which more than one business activity is conducted, but as to which the primary business is the conduct of a BKC Restaurant.

         "EBITDA" means, with respect to any fiscal period, an amount equal to the sum of (a) Consolidated Net Income for such fiscal period, plus (b) depreciation and amortization for such period, plus (c) without duplication, other noncash charges made in calculating Consolidated Net Income for such period plus (d) tax expense for such period, (e) Consolidated Total Interest Expense paid or accrued during such period, plus (f) non-cash expenses relating to Financial Accounting Standards Board Statements Nos. 106 and 109 deducted in the calculation of Consolidated Net Income for such period, plus
(g) the aggregate amount of non-capitalized transaction costs incurred in connection with financings and acquisitions, (including financing and refinancing fees), to the extent such costs were deducted in the calculation of such Person's Consolidated Net Income, all as determined in accordance with GAAP.

         "environment" means ambient air, surface water, and groundwater (including potable water, navigable water, and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

         "Environmental Claim" means any written accusation, allegation, notice of violation, claim, demand, order, consent decree, directive, cost recovery action, or other cause of action by, or on behalf of, any Governmental Authority or any Person for damages, injunctive, or equitable relief, personal injury (including sickness, disease, or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties, or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (b) exposure to any

Hazardous Material, (c) the presence, use, handling, transportation, storage, treatment, or disposal of any Hazardous Material, or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

         "Environmental Law" means any and all applicable present and future treaties, statutes, common law, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices, or binding agreements issued, promulgated, or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss. 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss.ss. 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. ss.ss.1251 et seq., the Clean Air Act of 1970, as amended, 42 U.S.C. ss.ss. 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. ss.ss. 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.ss. 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss.11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. ss.ss. 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss.1801 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

         "Environmental Permit" means any permit, approval, authorization, certificate, license, variance, filing, or permission required by or from any Governmental Authority pursuant to any Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, or any successor statute, together with the regulations thereunder, as the same may be amended from time to time.

         "ERISA Affiliate" means any trade or business (whether incorporated) that, together with Holdings or the Company, is treated as a single employee under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

         "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan,
(b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, (c) the existence with respect to any Plan of an "accumulated finding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether waived, (d) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of Holdings, the Company or any ERISA Affiliate from any Multiemployer Plan, (f) the receipt by Holdings, the Company, or any ERISA Affiliate, or, to the knowledge of Holdings, the Company, or any ERISA Affiliate, by a plan administrator of any Multiemployer Plan of any notice from PBGC relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the receipt by Holdings, the Company, or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, and (h) the occurrence of a "prohibited transaction" with respect to which Holdings or the Company reasonably could be expected to be liable.

         "Event of Default" means any of the events specified in Section 11.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute.

         "Executive Subscription Agreement" means that certain Executive and Advisor Subscription Agreement, dated as of September 1, 1994, by and between Holdings and the parties listed on the signature pages thereto.

         "Existing Credit Agreement" means that certain Amended and Restated Revolving Credit and Term Loan Agreement, dated as of November 30, 1994, as amended, by and among Holdings, the Company, FNBB, as agent, and certain of the Banks.

         "FAC" means Franchise Acceptance Corporation Limited, a corporation organized under the laws of Ireland.

         "FAC Note" means that certain promissory note issued by AmeriKing Colorado in favor of FAC in the original principal amount of $1,865,000 with a final maturity of December 25, 2005.

         "FFCA" means the FFCA Acquisition Corporation, a Delaware corporation.

         "FFCA Franchisor Certificates" means those certain BKC Franchisor Certificates executed by BKC with respect to the franchise, license, or area development agreements by and between AmeriKing Virginia, AmeriKing Tennessee, or the Company, as applicable, and BKC, as they may be amended, supplemented, restated, or otherwise modified, from time to time, in a manner that is not in violation of Section 9.10(b) hereof.

         "FFCA Guaranty" means that certain Unconditional Guaranty of Payment and Performance executed by the Company in favor of FFCA respecting the obligations of AmeriKing Virginia and AmeriKing Tennessee with respect to the FFCA Leases and the FFCA Sale\Leaseback Agreement, as they may be amended, supplemented, restated, or otherwise modified, from time to time, in a manner that is not in violation of Section 9.10(b) hereof.

         "FFCA Leases" means those certain lease agreements by and between FFCA, as lessor, and AmeriKing Virginia, as lessee, for each of the premises for which the "Lessee" on Exhibit A thereto is AmeriKing Virginia, and by and between FFCA, as lessor, and AmeriKing Tennessee, as lessee, for each of the premises for which the "Lessee" on Exhibit A thereto is AmeriKing Tennessee, as they may be amended, supplemented, restated, or otherwise modified, from time to time, in a manner that is not in violation of Section 9.10(b) hereof.

         "FFCA Sale\Leaseback" means that certain sale and leaseback of the real property acquired by AmeriKing Virginia and AmeriKing Tennessee in connection with the AmeriKing Virginia Acquisition and the AmeriKing Tennessee Acquisition, in each case pursuant to the FFCA Sale\Leaseback Documents.

         "FFCA Sale\Leaseback Agreement" means that certain Sale-Leaseback Agreement, dated as of February 7, 1996, by and among FFCA, AmeriKing Virginia, and AmeriKing Tennessee, as it may be amended, supplemented, restated, or otherwise modified, from time to time, in a manner that is not in violation of Section 9.10(b) hereof.

         "FFCA Sale\Leaseback Documents" means the FFCA Sale\Leaseback Agreement, the FFCA Franchisor Certificates, the FFCA Guaranty, and the FFCA Leases.

         "Financial Officer" of any corporation means the chief financial officer, principal accounting officer, treasurer, or controller of such corporation.

         "Fiscal Quarter" means a fiscal quarter as set forth in Schedule F-1.

         "Fiscal Year" means a fiscal year as set forth in Schedule F-1.

         "FNBB" means The First National Bank of Boston, a national banking association.

         "FNBB Warrants" means (a) the warrant issued to FNBB by Holdings, as amended by the FNBB Warrant Amendment (First) and the FNBB Warrant Amendment (Second), and (b) the warrant issued to BBI by Holdings, as amended by the FNBB Warrant Amendment (Second).

         "FNBB Warrant Amendment (First)" means the First Amendment to Common Stock Purchase Warrant, dated as of November 30, 1994, by and between Holdings and FNBB.
         "FNBB Warrant Amendment (Second)" means (a) the Second Amendment to Common Stock Purchase Warrant, dated as of February 7, 1996, between Holdings and BBI, and (b) the First Amendment to Common Stock Purchase Warrant, dated as of February 7, 1996, between Holdings and BBI.

         "Franchise Agreements" means the several franchise agreements (a) dated on or prior to the Closing Date, between the Company, AmeriKing Colorado, AmeriKing Tennessee, AmeriKing Cincinnati, or AmeriKing Virginia, as the case may be, and BKC, each in form and substance satisfactory to PMI, (b) dated after the Closing Date between the Company and BKC, each in form and substance substantially similar to those Franchise Agreements entered into between such parties on or prior to the Closing Date, (c) dated after the Closing Date between any Restricted Subsidiary and BKC, each in form and substance substantially similar to those Franchise Agreements entered into between any other Restricted Subsidiary and BKC on or prior to the Closing Date, and (d) dated after the Closing Date between any Unrestricted Subsidiary and BKC, each in form and substance substantially similar to those Franchise Agreements entered into between any other Unrestricted Subsidiary and BKC on or prior to the Closing Date.

         "GAAP" means (a) when used in Section 9.5, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect on January 1, 1996, and (ii) to the extent consistent with such principles, the accounting practices of the Company reflected in its financial statements for its Fiscal Year-ended 1995, and (b) when used other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Company adopting the same principles; provided that in each case referred to in this definition of "GAAP," a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

         "Governmental Authority" means any Federal, state, local, or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Governmental Body" means any federal, state, local or foreign Governmental Authority or regulatory body, any subdivision, agency, commission or authority thereof or any quasi-governmental or private body exercising any governmental regulatory authority thereunder and any Person directly or indirectly owned by and subject to the control of any of the foregoing, or any court, arbitrator or other judicial or quasi-judicial tribunal.

         "Guarantee" has the meaning specified in Section 9.15.

         "Guarantors" means AmeriKing Cincinnati and AmeriKing Virginia.

         "Hazardous Materials" means all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Holdings" has the meaning ascribed thereto in the introduction to this Agreement.

         "Holdings By-Laws" has the meaning specified in Section 1.1(b).

         "Holdings Certificate of Incorporation" has the meaning set forth in
Section 1.1(b); such certificate of incorporation to provide that the Holdings Class A-1 Preferred Stock, the Holdings Class A-2 Preferred Stock, and the Holdings Class B Preferred Stock shall not be mandatorily redeemable prior to August 31, 2006.

         "Holdings Class A Common Stock" means Common Stock of Holdings issued as ordinary voting Class A Common Stock.

         "Holdings Class B Common Stock" means Common Stock of Holdings issued as a share of non-voting Class B Common Stock and convertible by its holder at any time into Class A Common Stock in accordance with the provisions of the Holdings Certificate of Incorporation.

         "Holdings Class C Common Stock" means Common Stock of Holdings issued as a share of non-voting Class C Common Stock and convertible by its holder into Class A Common Stock in accordance with Holdings Certificate of Incorporation.

         "Holdings Class D Common Stock" means Common Stock issued as an initially voting share of Class D Common Stock and convertible by its holder into Class A Common Stock in accordance with the provisions of the Holdings Certificate of Incorporation.

         "Holdings Class A-1 Preferred Stock" means Preferred Stock issued as a share of 6% Class A-1 PIK Preferred Stock.

         "Holdings Class A-2 Preferred Stock" means Preferred Stock issued as a share of 6% Class A-2 Cumulative Preferred Stock.

         "Holdings Class B Preferred Stock" means Preferred Stock issued as a share of 6% Class B Cumulative Preferred Stock.

         "Holdings Preferred Stock" means the Holdings Class A-1 Preferred Stock, the Holdings Class A-2 Preferred Stock, and the Holdings Class B Preferred Stock.

         "Holdings Subordinated Debt" means (a) the Indebtedness evidenced by the MCIT Subordinated Notes, (b) the Indebtedness evidenced by Seller Subordinated Notes, (c) the Indebtedness evidenced by BBI Subordinated Notes,
(d) any Three Year Junior Subordinated Notes, and (e) any note or note (of the same series) issued pursuant to a payment-in-kind provision with respect to any of the foregoing and relating to accrued and unpaid interest due thereunder.

         "Holdings Subordinated Debt Documents" means the documents or instruments related to the Holdings Subordinated Debt (or any Refinancing Agreement in respect thereof), including the MCIT Subordinated Notes, the Subordinated Pledge Agreement, the MCIT Subordinated Notes Guaranty, the Management Subscription Agreement, the Seller Subordinated Notes, the Securities Purchase Agreement, the BBI Subordinated Notes, and any Three Year Junior Subordinated Notes.

         "Indebtedness" means all obligations, contingent and otherwise, that in accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether so classified: (a) all debt and similar monetary obligations, whether direct or indirect, (b) all liabilities secured by any mortgage, pledge, security interest lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether the liability secured thereby shall have been assumed, and (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

         "Indemnified Liabilities" has the meaning specified in Section 13.2(a).

         "Indemnitees" has the meaning specified in Section 13.2(c) hereof.

         "Initial Acquisition" means that certain transaction in which the Company purchased (a) certain of the Assets of BKC consisting of sixty-eight
(68) restaurants, (b) certain of the Assets and business of Jaro or his Affiliates consisting of eleven (11) restaurants, and (c) certain of the Assets and business of Osborn or his Affiliates consisting of three (3) restaurants, in each case, on September 1, 1994 and pursuant to the Initial Asset Purchase Agreements.

         "Initial Asset Purchase Agreements" means those certain Asset Purchase Agreements, each dated as of September 1, 1994, by and between (a) BKC and the Company, (b) Jaro or his Affiliates and the Company, and (c) Osborn or his Affiliates and the Company, respectively.

         "Insolvency Proceeding" means (a) any case, action, or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of Assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case whether undertaken under U.S. Federal (including the Bankruptcy Code), State, or foreign law.

         "Institutional Lender" has the meaning specified in Section 13.4(b).

         "Instrument" means any contract, agreement, indenture, mortgage, document, or other writing (whether by formal agreement, letter, or otherwise) under which any obligation is evidenced, assumed, or undertaken or any Lien (or right or interest therein) is granted or perfected.

         "Intercompany Management Agreement" means that certain Intercompany Management Consulting Agreement, dated as of September 1, 1994, by and between the Company and Holdings, as such agreement was amended by the Intercompany Management Agreement Amendment, and as it may be further amended, supplemented, restated, or otherwise modified, from time to time, in a manner that is not in violation of Section 9.10(c) hereof.

         "Intercompany Management Agreement Amendment" means that certain Amendment No. 1 to Intercompany Management Consultant Agreement, dated as of February 7, 1996, by and between Holdings and the Company.

         "Interest Coverage Ratio" means, as at any date of determination and with respect to the Company and its Subsidiaries, the ratio of (a) the sum of the EBITDA of the Company and its Subsidiaries for the Reference Period then ended, to (b) Consolidated Total Interest Expense of the Company and its Subsidiaries for such Reference Period.

         "Investments" means all expenditures made (other than Capital Expenditures not incurred or made in connection with the acquisition or development of restaurants) and all liabilities incurred (contingently or otherwise) for, or in connection with, the direct or indirect purchase or other acquisition of (a) Stock or other beneficial interest of, (b) Indebtedness of, or (c) loans, advances, capital contributions or transfers of property to, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding, (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid, (c) there shall be deducted in respect of each such Investment any amount received as a return of capital in cash (but only by repurchase, redemption, retirement, repayment, liquidating dividend, or liquidating distribution), (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid, and (e) there shall not be deducted from or added to, as the case may be, the aggregate amount of Investments any decrease or increase, as the case may be, in the value thereof.

         "Investors" means MCIT, the Jordan Investors (as defined in the Stockholders Agreement), the Management Stockholders (as defined in the Stockholders Agreement), and the Executive and Advisors Stockholders (as defined in the Stockholders Agreement).

         "Investor Subscription Agreement" means that certain Jordan Investor Subscription Agreement, dated as of September 1, 1994, by and among Holdings and the Stockholders (as defined therein).

         "Jaro" means Lawrence E. Jaro, a natural person.

         "Jaro Enterprises" means Jaro Enterprises, Inc., a Colorado corporation.

         "Jaro Loan Agreement" means that certain Revolving Credit Agreement, dated as of September 1, 1994, by and between Jaro Enterprises or its Affiliates and the Company providing the making of loans by the Company to Jaro Enterprises or its Affiliates up to a maximum amount of $700,000.

         "Jordan Affiliates" means Leucadia Investors, Inc., John W. Jordan II, David W. Zalaznick, Jordan/Zalaznick Capital Company, John M. Camp Profit Sharing Plan, James E. Jordan, Jr. Profit Sharing Plan and Trust, John W. Jordan Revocable Trust, Jonathan F. Boucher, John R. Lowden, Adam E. Max, A. Richard Caputo, Jr., John M. Camp, III, Paul R. Rodzevick, Paul Rodzevick Profit Sharing Plan and Trust, James E. Jordan, Thomas H. Quinn, and JII Partners, Inc.

         "Jordan Company" means The Jordan Company, a New York general partnership composed of the Jordan Affiliates.

         "Jordan Principal" means, collectively, (a) each partner, executive, or employee of Jordan Company, (b) any wholly-owned Subsidiary of any one (or jointly of more than one of any) Person specified in clause (a), and (c) the spouse or any immediate family members of any Person specified in clause (a) or any trust solely for the benefit of any such Person or the spouse or any immediate family member of such person.

         "JZCC" means Jordan/Zalaznick Capital Company, a New York general partnership.

         "Leases" means the several leases (a) dated on or prior to the Closing Date between (i) the Company, AmeriKing Colorado, AmeriKing Tennessee, AmeriKing Cincinnati, or AmeriKing Virginia, as the case may be, and BKC, (ii) the Company and the current lessors of the restaurants acquired from Jaro or his Affiliates in the Initial Acquisition, (iii) the Company and the current lessors of the restaurants acquired from Osborn in the Initial Acquisition,
(iv) the Company and the current lessors of the restaurants acquired from BNB if such real property is not owned by BNB, (v) the Company and BNB as to those restaurants acquired from BNB for which BNB or an Affiliate of BNB is the owner of the real property, or such successor in interest to BNB, (vi) AmeriKing Colorado and the current lessors of the restaurants acquired in the AmeriKing Colorado Acquisition, (vii) AmeriKing Tennessee and the current lessors of the restaurants acquired in the AmeriKing Tennessee Acquisition,
(viii) AmeriKing Cincinnati and the current lessors of the restaurants to be acquired in the AmeriKing Cincinnati Acquisition, (ix) AmeriKing Virginia and the current lessors of the restaurants to be acquired in the AmeriKing Virginia Acquisition, (x) AmeriKing Virginia and AmeriKing Tennessee and FFCA, and (xi) AmeriKing Virginia and certain of the Virginia Sellers of the restaurants acquired in connection with the AmeriKing Virginia Acquisition, all in form substantially similar to those delivered to PMI on or prior to the Closing Date, (b) dated after the Closing Date between the Company and the owner of the real property that is the subject of such lease, so long as the terms and conditions of such leases are in form and substance substantially similar to those leases entered into by the Company on or prior to the Closing Date, (c) dated after the Closing Date between any Restricted Subsidiary and the owner of the real property that is the subject of such lease, so long as the terms and conditions of such leases are in form and substance substantially similar to those leases entered into by any Restricted Subsidiary on or prior to the Closing Date, and (d) dated after the Closing Date between any Unrestricted Subsidiary and the owner of the real property that is the subject of such lease, so long as the terms and conditions of such leases are in form and substance substantially similar to those leases entered into by any Unrestricted Subsidiary on or prior to the Closing Date.

         "Leverage Ratio" means, as at any date of determination, the ratio of
(a) Total Funded Indebtedness of the Company and its Subsidiaries outstanding on such date, less cash and Cash Equivalents of the Company and its Subsidiaries on such date, to (b) the EBITDA of the Company and its Subsidiaries for the Reference Period then ended; provided, however, that when calculating the Leverage Ratio for any period in which a Permitted Acquisition occurred, the calculation of the Leverage Ratio shall be made on a Pro Forma Basis.

         "Lien" means any mortgage, deed of trust, pledge, security interest, charge, encumbrance, lien, easement, or exception of any kind (including any conditional sale or other title retention agreement and any agreement to give any security interest).

         "Loan Documents" has the meaning specified in the Credit Agreement, as such Loan Documents may be amended, supplemented, restated, or otherwise modified, from time to time, in a manner that is not in violation of Section
9.12 hereof.

         "Loans" has the meaning specified in the Credit Agreement.

         "Management Agreement" means that certain Management Consultant Agreement, dated as of September 1, 1994, by and among TJC Management Corp., Holdings, and the Company, as such agreement was amended by the Management Agreement Amendment, and as it may be further amended, supplemented, restated, or otherwise modified, from time to time, in a manner that is not in violation of Section 9.10(c) hereof.

         "Management Agreement Amendment" means that certain Amendment No. 1 to Management Consultant Agreement, dated as of February 7, 1996, by and among TJC Management Corp., Holdings, and the Company.

         "Management Individuals" means Messrs. Jaro, Osborn, Gary W. Hubert, Joel D. Aaseby, Stahurski, and Scott Vasatka.

         "Management Subscription Agreement" means that certain Management Subscription Agreement, dated as of September 1, 1994, by and between Holdings and the Stockholders (as defined therein), as it may be amended, supplemented, restated, or otherwise modified, from time to time, in a manner that is not in violation of Sections 9.10(b) and 9.10(c) hereof.

         "Mandatory Prepayment Date" means the Business Day specified by the Required Holders, in compliance with the provisions hereof, as the date on which all of the Indebtedness evidenced by the Subordinated Notes must be prepaid pursuant to the Required Holders right to compel such prepayment.

         "Mandatory Prepayment Notice" means a written notice substantially in the form of the notice attached hereto as Exhibit M-1.

         "Material Adverse Effect" means (a) in the case of Holdings, a material adverse effect on the condition (financial or otherwise), business, prospects, results of operations, or Assets of Holdings and its Subsidiaries, taken as a whole; and (b) in the case of the Company, a material adverse effect on the condition (financial or otherwise), business, prospects, results of operations, or Assets of the Company and its Subsidiaries, taken as a whole.

         "MCIT" means MCIT PLC, a public company incorporated under the laws of England.

         "MCIT Subordinated Notes" means $11,000,000 principal amount of 12.75% subordinated notes originally due August 31, 2004 that were issued by Holdings to MCIT pursuant to the Purchase Agreement, as such notes were amended by the MCIT Subordinated Notes Amendment, and as they may be further amended, supplemented, restated, or otherwise modified, from time to time, in a manner that is not in violation of Section 9.10(b) hereof.

         "MCIT Subordinated Notes Amendment" means that certain Amendment No. 1 to MCIT Subordinated Notes, dated as of February 7, 1996, among Holdings and MCIT, which amendment, among other things, modifies the MCIT Subordinated Notes to provide that no scheduled repayments of principal shall be due thereunder prior to August 31, 2005.

         "MCIT Subordinated Notes Guaranty" means that certain Amended and Restated Deferred Limited Interest Guaranty, dated February 7, 1996, from the Company to MCIT, in the form delivered to PMI on or prior to the Closing Date, as such agreement may be further amended, supplemented, restated, or otherwise modified, from time to time, in a manner that is not in violation of Section 9.10(b) hereof.

         "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) in ERISA) maintained or contributed to for employees of Holdings, the Company, any of their Subsidiaries, or any ERISA Affiliate.

         "Net Cash Proceeds" means the excess, if any, of (a) the gross cash proceeds received by Holdings, the Company, or a Subsidiary thereof from the sale or disposition of any property or Asset of Holdings, the Company, or such Subsidiary, plus, as and when received, all cash payments received subsequent to such sale or disposition representing (i) any deferred portion of the purchase price therefor, or (ii) any cash proceeds from the sale or other disposition of any Cash Equivalents received therefor, over (b) the sum of (i) a reasonable reserve for any liabilities (including taxes) payable incident to such sale or disposition, (ii) a reasonable reserve for the cost of indemnification payments (fixed and contingent) attributable to seller's indemnities to the purchaser undertaken by Holdings, the Company, or such Subsidiary in connection with such sale or disposition, (iii) the direct costs and expenses incurred by Holdings, the Company, or such Subsidiary in connection with such sale or disposition (including underwriting fees and commissions), (iv) all payments made on any Indebtedness which is secured by the Assets that are the subject of such Asset disposition and which is required to be repaid out of the proceeds from such Asset disposition, and
(iv) a reasonable reserve for the cost of severance payments and other non-recurring costs directly arising in connection with such sale or disposition.

         "Net Issuance Proceeds" means, in respect of any issuance of Stock, cash proceeds received by Holdings, the Company, or any of their Subsidiaries in connection therewith, net of reasonable out-of-pocket costs and expenses (including, underwriting discounts and commissions) paid or incurred in connection therewith, such costs and expenses to be consistent with standard practices for similar issuances.

         "Non-BKC Restaurant" means a quick service franchised restaurant located in the United States, its territories, or Canada that is not a BKC Restaurant.

         "Non-Payment Blockage Period" means, with respect to any Non-Payment Default Subordination Event, the period from and including the date of receipt by the Designated Representative of a Non-Payment Default Subordination Notice relating thereto until the first to occur of (a) the 180th day after receipt of such Non-Payment Default Subordination Notice; provided, however, that if, on or before such date, the Agent or the Required Banks have accelerated the Designated Senior Indebtedness, then such period shall continue unless and until Agent or the Required Banks, as applicable, rescind such acceleration in writing, (b) the date on which the Required Banks shall have expressly waived or acknowledged the cure of such NonPayment Default Subordination Event, in each case in writing, or (c) the date on which the Required Banks shall expressly waive the application of Section 10(b) in writing.

         "Non-Payment Default Subordination Event" has the meaning specified in Section 10(b).

         "Non-Payment Default Subordination Notice" means a written notice from or on behalf of the Agent (or a Representative under a Refinancing Agreement in respect of the Credit Agreement) of the existence of a Non-Payment Default Subordination Event and specifically designating such notice as a "Non-Payment Default Subordination Notice."

         "Non-Payment Standstill Period" means, with respect to any Non-Payment Default Subordination Event, the period from and including the date of receipt by the Designated Representative of a Non-Payment Default Subordination Notice relating thereto until the first to occur of (a) the 45th day after receipt of such Non-Payment Default Subordination Notice; provided, however, that if, on or before such date, the Agent or the Required Banks have accelerated the Designated Senior Indebtedness, then such period shall continue unless and until Agent or the Required Banks, as applicable, rescind such acceleration in writing, (b) the date on which the Required Banks shall have expressly waived or acknowledged the cure of such NonPayment Default Subordination Event, in each case in writing, (c) the date on which there is commenced, either by or against the Company, any Insolvency Proceeding, and
(d) the date on which the Required Banks shall waive the application of
Section 10(b) in writing.

         "Offer Date" has the meaning specified in Section 9.11(c).

         "Offered Price" has the meaning specified in Section 9.11(b).

         "Officers' Certificate" means a certificate signed in the name of Holdings or the Company, as appropriate under the circumstances, by the President or the Chief Financial Officer (or comparable officer) of the applicable Credit Party.

         "Operating Lease" means any lease (other than a Capital Lease) by the Company or its Subsidiaries of any Asset.

         "Option" means the option of the Company or its assignee or designee to purchase certain real property from BNB pursuant to Section 19 of the Asset Purchase Agreement.

         "Optional Prepayment Date" means the Business Day specified by the Company, in compliance with the provisions hereof, as the date on which all or a portion of the Indebtedness evidenced by the Subordinated Notes is to be prepaid pursuant to the Company's right to elect to make such a prepayment.

         "Optional Prepayment Notice" means a written notice substantially in the form of the notice attached hereto as Exhibit O-1.

         "Osborn" means William C. Osborn, a natural person.

         "Payment Blockage Period" means, with respect to any Payment Default Subordination Event, the period from and including the date of receipt by the Designated Representative of a Payment Default Subordination Notice relating thereto until the first to occur of (a) the 180th day after receipt of such Payment Default Subordination Notice; provided, however, that if, on or before such date, the Agent or the Required Banks have accelerated the Designated Senior Indebtedness, then such period shall continue unless and until Agent or the Required Banks, as applicable, rescind such acceleration in writing, (b) the date on which the Required Banks shall have expressly waived or acknowledged the cure of such Payment Default Subordination Event, in each case in writing, or (c) the date on which the Required Banks shall expressly waive the application of Section 10(a) in writing.

         "Payment Default Subordination Event" has the meaning specified in
Section 10(a).

         "Payment Default Subordination Notice" means a written notice from or on behalf of the Agent (or a Representative under a Refinancing Agreement in respect of the Credit Agreement) of the existence of a Payment Default Subordination Event and specifically designating such notice as a "Payment Default Subordination Notice."

         "Payment Standstill Period" means, with respect to any Payment Default Subordination Event, the period from and including the date of receipt by the Designated Representative of a Payment Default Subordination Notice relating thereto until the first to occur of (a) the 60th day after receipt of such Payment Default Subordination Notice; provided, however, that if, on or before such date, the Agent or the Required Banks have accelerated the Designated Senior Indebtedness, then such period shall continue unless and until Agent or the Required Banks, as applicable, rescind such acceleration in writing, (b) the date on which the Required Banks shall have expressly waived or acknowledged the cure of such Payment Default Subordination Event, in each case in writing, (c) the date on which there is commenced, either by or against the Company, any Insolvency Proceeding, and (d) the date on which the Required Banks shall expressly waive the application of Section 10(a) in writing.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PCB" has the meaning ascribed thereto in the definition of Hazardous Materials.

         "Permitted Acquisitions" means Permitted BKC Acquisitions and Permitted Non-BKC Acquisitions.

         "Permitted BKC Acquisitions" means one or more acquisitions of the Stock, Assets, or businesses of BKC Restaurants or the development of one or more BKC Restaurants.

         "Permitted Dispositions" means (a) the assignment of the Option, so long as at the time such assignee exercises the Option, the Company and such assignee enter into a lease with terms no less favorable to the Company than the terms of the lease being replaced as result of the exercise of the Option,
(b) so long as no Default or Event of Default has occurred or is continuing or would result therefrom, the sale of the restaurant identified as BKC Restaurant #209 to Mr. Joel Aaseby; provided, however, that such sale shall be on terms and conditions substantially as set forth in the Aaseby Sale Agreement, (c) so long as no Default or Event of Default has occurred or is continuing or would result therefrom, the sale to BKC or its designee of not more than twenty (20) of the BKC Restaurants acquired by the Company in the Initial Acquisition and the Friedman Acquisition (as that term is defined in the Credit Agreement); provided, however, that (i) the cash consideration for each restaurant sold must be at least equal to 4.75 times the Restaurant Cash Flow for such restaurant, and (ii) all cash proceeds of each such sale must be applied either to (A) the purchase, within ninety (90) days of such sale, of a replacement BKC Restaurant from BKC for a purchase price of not more than 4.75 times the Restaurant Cash Flow of the restaurant purchased, (B) the repayment of Designated Senior Indebtedness, or (C) the repayment of Indebtedness evidenced by the BKC Note in an amount not to exceed $6,920,700 in the aggregate in the event such sale is to Bruce Taylor or his designee, and (d) the FFCA Sale\Leaseback.

         "Permitted Encumbrances" means the following types of Liens:

                  (a) Liens for taxes, assessments, or governmental charges or claims the payment of which is not at the time required by Section 8.3;

                  (b) Statutory Liens of landlords and depository institutions and Liens of carriers, warehousemen, mechanics, materialmen, and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings diligently pursued; provided, however, that the applicable Credit Party shall have made such reserve or other provisions therefor as may be required by GAAP;

                  (c) Liens (other than any Liens imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts or permits, performance and return-of-money bonds, and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (d) Easements, rights-of-way, zoning, and similar restrictions and other encumbrances affecting real property that do not in any case materially interfere with the ordinary conduct of the business of Holdings, the Company, or any of their Subsidiaries;

                  (e) Leases or subleases, not otherwise prohibited by this Agreement, granted to others not interfering in any material respect with the business of Holdings, the Company, or any of their Subsidiaries;

                  (f) Liens arising from filing UCC financing statements regarding Operating Leases;

                  (g) Any interest or title of a lessor under any lease permitted by this Agreement (including any Lien granted by such lessor on the Asset of such lessor) under which Holdings, the Company, or any of their Subsidiaries is lessee;

                  (h) Liens granted to the Agent, for the benefit of the Banks, to secure Senior Indebtedness owed to the Banks or Liens for the benefit of lenders, or a Representative thereof, that provide permitted Refinancing Indebtedness in respect of thereof;

                  (i) Any attachment or judgment Lien not constituting an Event of Default under Section 11.1(h) of this Agreement;

                  (j) Liens existing on the date hereof, that are set forth on
         Schedule 4.5 attached hereto and renewals and extensions thereof;

                  (k) Liens in the nature of the subordination of the leasehold interest of Holdings, the Company, or any of their Subsidiaries in any real property to a mortgage or comparable Lien upon such real property;

                  (l) Liens securing Acquired Indebtedness incurred pursuant to Section 9.1(e) if such Liens secured such Acquired Indebtedness at the time such Acquired Indebtedness becomes an obligation of Holdings, the Company, or any of the Company's Subsidiaries, and such Liens were not incurred in connection with, or in anticipation of, such Acquired Indebtedness becoming an obligation of Holdings, the Company, or one of the Company's Subsidiaries, provided that such Liens do not extend to or cover any Assets of Holdings, the Company, or any of the Company's Subsidiaries other than the Assets that secured the Acquired Indebtedness;

                  (m) Liens securing Indebtedness that is incurred pursuant to
         Section 9.1(f) solely on the equipment acquired or financed with the proceeds of such Indebtedness or relating to such Capitalized Lease, as the case may be, and securing only the Indebtedness incurred to finance such property;

                  (n) Liens securing Refinancing Indebtedness to the extent any such Lien replaces a Lien securing the Indebtedness so refinanced and is limited to the Assets that were subject to the Lien securing the Indebtedness so refinanced; provided, however, that in the case of Refinancing Indebtedness incurred in order to refinance the Indebtedness owing under and pursuant to the Credit Agreement, the Liens may extend to any and all Assets of Holdings, the Company, or any of the Company's Subsidiaries.

                  (o) Liens granted by Holdings in favor of MCIT in and to the capital Stock of the Company under and pursuant to the terms of the Subordinated Pledge Agreement;

                  (p) Liens in favor of BKC to the extent provided in Franchise Agreements and Leases;

                  (q) encumbrances or restrictions on the restaurant identified as BKC Restaurant #209, to the extent provided in the Aaseby Sale Agreement;

                  (r) Liens granted by AmeriKing Colorado in any or all of its Assets in order to secure the FAC Note;

                  (s) Liens granted by the Company with respect to all of its outstanding Stock of AmeriKing Tennessee in order to secure the BKC Note; and

                  (t) Liens granted by Unrestricted Subsidiaries in order to secure Indebtedness of Unrestricted Subsidiaries.

         "Permitted Non-BKC Acquisitions" means one or more acquisitions of the Stock, Assets, or businesses of Non-BKC Restaurants or the development of one or more Non-BKC Restaurants.

         "Permitted Preferred Stock" means and refers to (a) the Holdings Preferred Stock, and (b) Preferred Stock issued by Holdings (and not by one or more of its Subsidiaries) that is not Prohibited Preferred Stock.

         "Permitted Recourse Liabilities" means (a) the guaranty obligation of the Company and Holdings of certain obligations of AmeriKing Colorado to BKC pursuant to a certain Guarantee, Indemnification and Acknowledgment dated September 12, 1995, (b) the guaranty obligation of the Company of certain obligations of AmeriKing Colorado to DMW, Inc. and WSG, Inc. pursuant to the several Lease Assignment and Assumption Agreements dated as of September 12, 1995, (c) the guaranty obligation of the Company of certain obligations of AmeriKing Tennessee pursuant to the FFCA Guaranty, and (d) guaranty obligations of the Company and Holdings of the obligations of AmeriKing Tennessee to BKC arising out of any Franchise Agreement or Lease between AmeriKing Tennessee and BKC.

         "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and Governmental Authorities and political subdivisions thereof.

         "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA maintained or contributed to by the Company or any ERISA Affiliate and in respect of which the Company or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

         "PMI" has the meaning ascribed thereto in the introduction to this Agreement.

         "Preferred Stock" means, as applied to the capital Stock of any Person, means the capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of Assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of capital Stock of any other class of such Person.

         "Primary Public Offering" means a Public Offering Event wherein the only sellers of Stock of Holdings or the Company are (a) Holdings or the Company, or (b) Purchaser (or any Transferee) with respect to the Warrants (or the shares of Common Stock issuable upon the exercise thereof) and where all of the Net Issuance Proceeds received by Holdings are contributed to the capital of the Company.

         "Pro Forma Basis" means, following a Permitted Acquisition (other than Permitted Acquisitions in connection with the development of restaurants), the Total Funded Indebtedness (or, in the case of Consolidated Total Interest Expense, all Indebtedness) and EBITDA for the Fiscal Quarter in which such Permitted Acquisition occurred and each of the three Fiscal Quarters immediately following such Permitted Acquisition with reference to the audited historical financial results of the Person or Assets so acquired and the Company and its Subsidiaries for the applicable Test Period after giving effect on a pro forma basis to such Permitted Acquisition and assuming that such Permitted Acquisition had been consummated at the beginning of such Test Period in the manner described in (a), (b), and (c) below:

                  (a) all Indebtedness (whether under this Agreement or otherwise) and any other balance sheet adjustments incurred or made in connection with the Permitted Acquisition shall be deemed to have been incurred or made on the first day of the Test Period, and all Indebtedness of the Person acquired or to be acquired in such Permitted Acquisition that was or will have been repaid in connection with the consummation of the Permitted Acquisition shall be deemed to have been repaid concurrently with the incurrence of the Indebtedness incurred in connection with the Permitted Acquisition;

                  (b) all Indebtedness assumed to have been incurred pursuant to the preceding clause (i) shall be deemed to have borne interest at the sum of (a) the arithmetic mean of (x) the Eurodollar Rate for Eurodollar Rate Loans having and Interest Period of one month in effect on the first day of the Test Period, and (y) the Eurodollar Rate for Eurodollar Rate Loans having an Interest Period of one month in effect on the last day of the Test Period plus (b) the Applicable Margin then in effect (after giving effect to the Permitted Acquisition on a Pro Forma Basis) for Revolving Credit Loans (each initially capitalized term used in this clause (b) that is not defined in this Agreement shall have the meaning ascribed thereto in the Credit Agreement (as in effect on the date hereof)); and

                  (c) other reasonable cost savings, expenses, and other income statement or operating statement adjustments that are attributable to the change in ownership or management resulting from such Permitted Acquisition as may be approved by PMI in writing (which approval shall not be unreasonably withheld) shall be deemed to have been realized on the first day of the Test Period.

         "Pro Forma Balance Sheet" means a pro forma balance sheet of Holdings dated as of the Closing Date and based upon Holdings's January 1, 1996 unaudited financial statement, which pro forma balance sheet shall (a) reflect the effect of the transactions contemplated by the Acquisition Documents, the Bank Documents, and the Transaction Documents, (b) contain a certificate of Holdings, executed on its behalf by its Financial Officer, to the effect that the pro forma balance sheet reflects such Financial Officer's good-faith estimate as to the financial position of Holdings as of the Closing Date, after giving effect to such transactions, and (c) be in form and substance reasonably acceptable to PMI.

         "Prohibited Preferred Stock" means and refers to any Preferred Stock that by its terms is mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of Preferred Stock of the same class and series payable in kind or dividends of Common Stock) on or before August 31, 2006, or, on or before August 31, 2006, is redeemable at the option of the holder thereof for cash or Assets or securities (other than distributions in kind of Preferred Stock of the same class and series or of Common Stock) of Holdings or any of its Subsidiaries.

                  "Property" and "Properties" has the meanings set forth in
Section 4.15 hereof.

         "Projections" means Holdings' and the Company's forecasted consolidated (a) balance sheets, (b) statements of income, and (c) cash flow statements, all prepared on a basis consistent with their historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

         "Public Offering Event" means a firmly underwritten public offering of the Stock of Holdings or the Company.

         "Purchase Agreement" means that certain Amended and Restated Purchase Agreement, dated as of February 7, 1996, by and among Holdings and MCIT relating to the MCIT Subordinated Notes that were issued by Holdings to MCIT, as such agreement may be amended, supplemented, restated, or otherwise modified, from time to time, in a manner that is not in violation of Section 9.10(b) hereof.

                  "Purchaser" means PMI and also includes any Transferee of a Purchaser Security.

         "Purchaser Schedule" means Schedule P-1 attached hereto.

         "Purchaser Securities" means the Warrants and the Subordinated Notes.

         "Put Triggering Event" means (a) the occurrence of a Change of Control, (b) a merger, reorganization, or consolidation, other than a merger, reorganization, or consolidation that is permitted by Section 9.6, (c) the sale or other disposition of all or substantially all of the Assets of Holdings, the Company, and their Subsidiaries, taken as a whole, in one transaction or a series of related transactions, (d) the occurrence of one or more events that give rise to a mandatory prepayment obligation with respect to the MCIT Subordinated Notes, the BBI Subordinated Notes, or the Seller Subordinated Notes, or (e) the occurrence of a Secondary Public Offering.

         "Put Triggering Event Date" means the date on which a proposed Put Triggering Event is to scheduled to occur.

         "Rate Protection Agreements" means interest rate cap agreements, interest rate swap agreements, and other arrangements or agreements entered into by Holdings or the Company designed to protect Holdings or the Company against fluctuations in interest rates.

         "Reference Period" means the period of four (4) consecutive Fiscal Quarters (or such shorter period of two or three full consecutive Fiscal Quarters as has elapsed since the Closing Date) most recently ended.

         "Refinancing Agreements" means an agreement or agreements entered into by Holdings, the Company, or any of their Subsidiaries pursuant to which Holdings, the Company, or any of their Subsidiaries incur Refinancing Indebtedness, provided that (a) if such Indebtedness is not evidenced by the Bank Documents (or a Refinancing Agreement in respect thereof), no such refinancing shall (i) shorten the average weighted maturity of the then outstanding Indebtedness refinanced thereby, (ii) increase the amount of the Indebtedness refinanced thereby; provided, however, that the foregoing shall not be deemed to preclude a Refinancing Agreement from providing Refinancing Indebtedness together with any other Indebtedness that could then be incurred under Section 9.1, (iii) in the case of the Holdings Subordinated Debt, increase the interest rate (in the case of a fixed rate of interest) or interest rate margin (in the case of a floating rate of interest) or the default interest rate (in the case of a fixed rate of interest) or interest rate margin (in the case of a floating rate of interest), or any of them, in the aggregate by more than two percent (2%) per annum higher than the interest rate (in the case of a fixed rate of interest) or margin (in the case of a floating rate of interest) originally in existence (so that, for example, (x) a rate of 12% per annum could not be increased to more than 14% per annum, (y) a rate of LIBOR plus 200 basis points could not be increased to more than LIBOR plus 400 basis points, and (z) a default rate of Prime Rate plus 375 basis points could not be increased to more than Prime Rate plus 575 basis, i.e., the combined aggregate increase in the non-default interest rate and default interest rate (in the case of a fixed rate of interest) or in the non-default interest rate margin and default interest rate margin (in the case of a floating rate of interest) could not exceed 200 basis points), (iv) provide that the Company would be prohibited from making a payment in respect of the Subordinated Notes that the Company is contractually obligated to make, or (v) if such Indebtedness (or any guaranty in respect thereof) is subordinated in right of payment to the Subordinated Notes (whether contractually or structurally), then the subordination terms and conditions of the Refinancing Indebtedness must be at least as favorable to the holders of the Subordinated Notes as those applicable to the Indebtedness being refinanced, and (b) if such Indebtedness is evidenced by the Bank Documents (or a Refinancing Agreement in respect thereof), no such refinancing shall be made on terms and conditions that would be prohibited by

Section 9.12, if the Indebtedness refinanced thereby was not being refinanced but was being modified or amended.

         "Refinancing Indebtedness" means Indebtedness of Holdings, the Company, or any of their Subsidiaries incurred pursuant to any Refinancing Agreement the proceeds of which are applied to refinance all or a portion of Indebtedness at the time outstanding and permitted under Section 9.1. With respect to any refinancing of Indebtedness under the Bank Documents, Refinancing Indebtedness also may include any Indebtedness arising under
Section 9.1(d).

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating, or migrating of any Hazardous Material in, into, onto, or through the environment.

         "Remedial Action" means (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment, (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment, or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

         "Representative" means the agent, trustee, or other appointed representative of an issuee of Indebtedness.

         "Required Bank Loans" has the meaning specified in Section 7.3 hereof.

         "Required Banks" means the `Required Lenders' as that term is defined in the Credit Agreement. If any Refinancing Agreement is in effect with respect to the Credit Agreement at any time, then "Required Banks" also means the lenders defined as the `Majority Lenders' or `Required Lenders' or a term of similar import, so long as such term requires lenders holding not more than 66-2/3rds of the then aggregate unpaid principal amount of credit outstanding under such Refinancing Agreement, or, if no such credit is then outstanding, lenders then having not more than 66-2/3rds of the commitments under such Refinancing Agreement.

         "Required Holders" means, as of any date of determination, the holders of at least a majority of the unpaid principal amount of the Subordinated Notes then outstanding.

         "Responsible Officer" of any corporation means any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

         "Restaurant Cash Flow" means, for each restaurant, the EBITDA of such restaurant for the period of the immediately preceding twelve (12) months, plus, to the extent deducted in calculating such EBITDA, the aggregate amount of allocated general and administrative expenses not directly associated with such restaurant during such period calculated in accordance with the past practices of the Company.

         "Restricted Junior Payment" means (a) any Distribution, or (b) any payment or transfer of property by the Company or its Subsidiaries to Holdings or other Affiliate of the Company or Holdings (other than the Company and its Subsidiaries); provided, however, that payments made by the Company pursuant to the MCIT Subordinated Notes Guaranty shall not be deemed to be a Restricted Payment so long as such payment is not made in any manner in violation of the subordination provisions thereof and all terms concerning subordination contained therein are complied with in all respects.

         "Restricted Subsidiary" shall mean any Subsidiary of the Company that is not an Unrestricted Subsidiary.

         "Revolving Facility" means the revolving credit facility provided for under the Credit Agreement (or under a Refinancing Agreement in respect thereof).

         "Revolving Credit Commitment" means the commitments of the Banks with respect to the Revolving Facility under the Credit Agreement (or under a Refinancing Agreement in respect thereof).

         "Revolving Loans" means the Loans made by the Banks to the Company under the Revolving Facility.

         "Sale/Leaseback" has the meaning specified in Section 9.7.

         "Secondary Public Offering" means any Public Offering Event that is not a Primary Public Offering.

         "Securities Act" means the Securities Act of 1933, as amended, and any successor statute.

         "Securities Purchase Agreement" means that certain Securities Purchase Agreement, dated as of November 30 1994, by and between Holdings and BBI pursuant to which (a) the BBI Subordinated Notes were issued by Holdings to BBI, and (b) BBI purchased 1,425 shares of Holdings Class A-1 Preferred Stock and 475 shares of Holdings Class B Preferred Stock, as such agreement was amended by the Securities Purchase Agreement Amendment, and as such agreement may be further amended, supplemented, restated, or otherwise modified, from time to time, a manner that is not in violation of Section 9.10(b) hereof.

         "Securities Purchase Agreement Amendment" means that certain Amendment No. 1 to Securities Purchase Agreement, dated as of February 7, 1996, among Holdings and BBI, which amendment, among other things, modifies the Securities Purchase Agreement to provide that Section 10.2(c) thereof is eliminated.

         "Seller Subordinated Notes" means $4,400,000 principal amount of 12.75% subordinated notes originally due August 31, 2004 that were issued by Holdings pursuant to the Management Subscription Agreement, as such notes were amended by the Seller Subordinated Notes Amendment, and such notes may be further amended, supplemented, restated, or otherwise modified, from time to time, in a manner that is not in violation of Section 9.10(b) hereof.

         "Seller Subordinated Notes Amendment" means that certain Amendment No. 1 to Seller Subordinated Notes, dated as of February 7, 1996, among Holdings and each of the holders of the Seller Subordinated Notes, which amendment, among other things, modifies the Seller Subordinated Notes to provide that no scheduled repayments of principal shall be due thereunder prior to August 31, 2005.

         "Semi-Annual Meeting" has the meaning specified in Section 8.9.

         "Senior Indebtedness" means all payment obligations (whether now outstanding or hereafter incurred) of the Company in respect of (a) principal (including reimbursement obligations in respect of letters of credit) under the Credit Agreement or other Loan Documents (or a Refinancing Agreement entered into with respect thereto) not exceeding $105,000,000, (b) interest and premium, if any, on the outstanding Indebtedness referred to in clause (a) above, (c) the fees (including commitment, agency, and letter of credit fees) payable pursuant to the instruments or agreements evidencing or creating the Indebtedness referred to in clause (a) above, (d) all other payment obligations owing to the Banks under or pursuant to the Credit Agreement or other Loan Documents (or to third Persons under comparable provisions of a Refinancing Agreement entered into with respect thereto), (e) up to $15,000,000 of additional Indebtedness of the Company incurred pursuant to
Section 9.1(d) and that is secured by a Lien, whether issued under the Credit Agreement (or a Refinancing Agreement entered into with respect thereto), so long as such Indebtedness is specifically designated as "Senior Indebtedness" in the instrument or agreements evidencing or creating same and so long as the Designated Representative receives notice of the creation of such Senior Indebtedness at the time the Company first incurs same, and (f) post-petition interest on the Indebtedness referred to in clauses (a) through (e) above accruing subsequent to the commencement of a proceeding under the Bankruptcy Code (whether such interest is allowed as a claim in such proceeding) Senior Indebtedness also shall include any guaranties by Restricted Subsidiaries of any payment obligations referred to in clauses (a) through (f) above. "Senior Indebtedness" shall not include trade accounts payable, any obligation of the Company that is not permitted by the terms of this Agreement, or any obligation that itself is subordinated to any other obligation that constitutes Senior Indebtedness.

         "Significant Holder" means (a) PMI and any Affiliate of PMI, so long as PMI or such Affiliate shall hold (or are committed under this Agreement to purchase) any Subordinated Note, and (b) any other holder, and any Affiliate of such holder, so long as they shall hold at least $5,000,000 in principal amount of the Subordinated Notes outstanding.

         "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Commission under the Exchange Act).

         "Stockholders Agreement" means that certain Stockholders Agreement, dated as of September 1, 1994, by and among the Company, BBI, the Investors, and Holdings, as amended by the Stockholders Agreement Amendment (First) and the Stockholders Agreement Amendment (Second).

         "Stockholders Agreement Amendment (First)" means that certain Consent and Amendment No. 1 to the Stockholders Agreement, dated as of November 30, 1994, by and among the Company, BBI, the Investors, and Holdings.

         "Stockholders Agreement Amendment (Second)" means that certain Waiver and Amendment No. 2 to the Stockholders Agreement, dated on or prior to the Closing Date, by and among the Company, FNBB, BBI, the Investors, PMI, and Holdings.

         "Subordinated Notes" has the meaning specified in Section 1.1(a).

         "Subordinated Obligations" has the meaning specified in Section 10.

         "Subordinated Pledge Agreement" means that certain Pledge Agreement, dated as of September 1, 1994, from Holdings to MCIT individually and as agent for itself and the other Noteholders (as defined in the Pledge Agreement).

         "Subordinated Subsidiary Guaranty" means a Subordinated Guaranty, dated as of the Closing Date, from the Guarantors and substantially in the form of Exhibit S-1 attached hereto.

         "Subsidiary" means any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         "Tax Sharing Agreement" means that certain Amended and Restated Tax Sharing Agreement, dated as of February 7, 1996, by and between Holdings, the Company and their Subsidiaries.

         "Term Loan A" has the meaning specified in the Credit Agreement (or any loan incurred pursuant to a Refinancing Agreement in respect thereof).

         "Term Loan B" has the meaning specified in the Credit Agreement (or a comparable term under a Refinancing Agreement in respect thereof).

         "Test Period" means the period of all Fiscal Quarters (and any portion of a Fiscal Quarter) prior to the date of a subject Permitted Acquisition as set forth in the definition of Pro Forma Basis.

         "Three Year Junior Subordinated Note" means any Non-Negotiable Three Year Junior Subordinated Note issued by Holdings pursuant to the terms of the Management Subscription Agreement.

         "Total Debt Service" means, for any period with respect to the Company and its Subsidiaries, all scheduled mandatory payments of principal on Indebtedness of the Company and its Subsidiaries (other than Indebtedness relating to Franchise Agreements, Leases, licenses, and other agreements with
BKC) made or required to be made in that period plus the Consolidated Total Interest Expense of the Company and its Subsidiaries for that period.

         "Total Funded Indebtedness" means all Indebtedness of the Company and its Subsidiaries for borrowed money, purchase money Indebtedness, and Capitalized Leases, determined on a consolidated basis in accordance with GAAP; provided, that for purposes of calculating Indebtedness of the Company under the Revolving Facility for any period, the amount shall be the daily average outstanding amount of Revolving Loans for such period.

         "Transaction Costs" means the fees, costs, and expenses paid or payable by the Credit Parties or their Subsidiaries in connection with the consummation of the Acquisitions and the transactions related thereto, including the fees, costs, and expenses paid or payable by the Credit Parties in connection with the incurrence of Indebtedness contemplated under this Agreement and the Credit Agreement.

         "Transaction Documents" means this Agreement, the Stockholders Agreement, the Subordinated Notes, the Subordinated Subsidiary Guaranty, the Warrants, and the VCOC Letter.

         "Transfer" means the sale, pledge, assignment, or other transfer of the Purchaser Securities, in whole or in part, and of the rights of the holder thereof under the Purchaser Securities and this Agreement.

         "Transferee" means any direct or indirect transferee of all or any part of any Purchaser Securities permitted under Section 13.4(b) hereof.

         "Unrestricted Subsidiary" means (a) AmeriKing Colorado (provided it is in compliance with clauses (ii), (iii) and (iv) hereof), (b) AmeriKing Tennessee (provided it is in compliance with clauses (ii), (iii) and (iv) hereof), unless it is required to become a Restricted Subsidiary pursuant to Section 8.14 hereof, and (c) any other Subsidiary of the Company that is formed or acquired after the Closing Date in connection with the consummation of a Permitted Acquisition and that (i) is designated as being an "Unrestricted Subsidiary" in a writing delivered by the Company to the Designated Representative at the time of such formation or acquisition, (ii) such Subsidiary has become a party to the Tax Sharing Agreement, (iii) all of such Subsidiary's liabilities (other than Permitted Recourse Liabilities) are non-recourse to the Company or any Restricted Subsidiary, and (iv) no Jordan Principal owns any capital stock of such Subsidiary (except indirectly through Holdings).

         "VCOC Letter" means a letter agreement between the Company and PMI that meets the Venture Capital Operating Company requirements and that is in form and substance satisfactory to PMI.

         "Voidable Transfer" has the meaning specified in Section 10.

         "Voting Stock" means Stock or similar equity interest of a Person pursuant to which the holders thereof have, at the time of determination, the general voting power under ordinary circumstances to vote for the election of directors (or individuals performing similar functions), managers, trustees, or general partners of such Person (irrespective of whether at the time any other class or classes will have or might have voting power by reason of the happening of any contingency).

         "Warrants" has the meaning specified in Section 1.1(b).

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         2.2 Accounting Principles. Where the character or amount of any Asset or liability or item of income or expense is required to be determined or any consolidation, combination, or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement..

         2.3 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and references to the singular include the plural, the part includes the whole, the terms "include" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or". The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision in this Agreement. Paragraph, section, subsection, clause, exhibit, and schedule references are to this Agreement unless otherwise specified. Any reference herein to this Agreement or the other Transaction Documents

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includes any and all alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

3.       Repayments and Prepayments.

         3.1 Repayments. Any and all principal of the Subordinated Notes, together with interest accrued thereon, automatically and unconditionally shall be due and payable in full on January 31, 2005.

         3.2 Optional Prepayments. The Subordinated Notes shall be subject to prepayment, at the option of the Company, at any time and from time to time on and after the Closing Date in whole or in part. To exercise such right of prepayment, the Company must provide Purchaser with an Optional Prepayment Notice at least fifteen (15), but not more than thirty (30), days prior to the proposed Optional Prepayment Date which Optional Prepayment Notice shall specify the portion of the principal amount of the Indebtedness evidenced by the Subordinated Notes (which must be in a minimum aggregate amount of $500,000, or the remaining unpaid balance, if less) to be prepaid. On the Optional Prepayment Date specified, the Company shall prepay the portion of the principal amount of the Indebtedness evidenced by the Subordinated Notes, on a pro rata basis (as nearly as possible), that the Company has specified is to be prepaid on such date, plus accrued interest on such principal amount to the date of the prepayment, plus the Applicable Prepayment Premium multiplied by the principal amount to be prepaid. Any prepayment shall be made by cashiers check or by wire transfer of immediately available funds, in currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at such address or to such account, as applicable, as shall be designated to the Company by Purchaser.

         3.3 Other Prepayments. (a) In the case of any Put Triggering Event occurring at any time, the Company, at the option of the Required Holders, shall prepay the Subordinated Notes in whole or in part. In order to allow the Required Holders an opportunity to determine whether to exercise such option, the Company agrees to provide Purchaser with a written notice of the proposed Put Triggering Event at least fifteen (15) days prior to the Put Triggering Event Date, which notice shall provide Purchaser with reasonable detail regarding the nature and terms of such proposed Put Triggering Event. To exercise such right of prepayment, the Required Holders must provide the Company with a Mandatory Prepayment Notice at least five (5) days prior to the Put Triggering Event Date, which Mandatory Prepayment Notice shall specify the portion of the principal amount of the Indebtedness evidenced by the Subordinated Notes (which must be in a minimum amount of $500,000 or the remaining unpaid balance, if less) to be prepaid. On the Mandatory Prepayment Date specified, (a) the Company shall prepay the portion of the principal amount of the Indebtedness evidenced by the Subordinated Notes, on a pro rata basis (as nearly as possible), that the Required Holders have specified is to be prepaid on such date, plus accrued interest on such principal amount to the date of the prepayment, plus the Applicable Prepayment Premium multiplied by the principal amount to be prepaid. If, for any reason, the proposed Put Triggering Event does not occur, then the Subordinated Notes shall not be due on the Mandatory

Prepayment Date set forth in the Mandatory Prepayment Notice, but, instead, each shall continue to be due and payable in accordance with their terms and the terms of this Agreement as if the Company had never given Purchaser a notice of a proposed Put Triggering Event.

         (b) In the case of any Call Triggering Event occurring at any time, the Company, at its option, may prepay the Subordinated Notes in whole or in part. To exercise such right of prepayment, the Company must provide the holders of the Subordinated Notes with an Optional Prepayment Notice at least fifteen (15) days prior to the Call Triggering Event Date, which Optional Prepayment Notice shall specify the portion of the principal amount of the Indebtedness evidenced by the Subordinated Notes (which must be in a minimum aggregate amount of $500,000 or the remaining unpaid balance, if less) to be prepaid. On the Optional Prepayment Date specified the Company shall prepay the portion of the principal amount of the Indebtedness evidenced by the Subordinated Notes, on a pro rata basis (as nearly as possible), that the Company has specified is to be prepaid on such date, plus accrued interest on such principal amount to the date of the prepayment, plus (the provisions of Section 3.1 notwithstanding) the Applicable Prepayment Premium multiplied by the principal amount to be prepaid. Any prepayment shall be made by cashiers check or by wire transfer of immediately available funds, in currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at such address or to such account, as applicable, as shall be designated to the Company by the holders. If, for any reason, the proposed Call Triggering Event does not occur, then the Subordinated Notes shall not be due on the Optional Prepayment Date set forth in the Optional Prepayment Notice, but, instead, shall continue to be due and payable in accordance with their terms and the terms of this Agreement as if the Company had never given the holders a notice of a proposed Call Triggering Event.

4. Representations and Warranties. Holdings and the Company each represent and warrant to PMI that, as of the date hereof and as of the Closing
Date:

         4.1      Organization, Powers, Good Standing, and Subsidiaries.

                  (a) Organization and Powers. Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority, to own and operate its Assets, to carry on its business as now conducted and proposed to be conducted, to enter into this Agreement, to issue the Purchaser Securities to be issued by it, to enter into the Transaction Documents, and to carry out the transactions contemplated hereby and thereby. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority, to own and operate its Assets, to carry on its business as now conducted and proposed to be conducted, to enter into this Agreement, to issue the Purchaser Securities to be issued by it, to enter into the Transaction Documents, and to carry out the transactions contemplated hereby and thereby. The Guarantors are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and have all requisite corporate power and authority, to own and operate their Assets, to carry on their business as now conducted and proposed to be conducted, to enter into the Transaction Documents to which they are a parties, and to carry out the transactions contemplated thereby.

                  (b) Good Standing. Holdings is in good standing wherever necessary to carry on its present business and operations, except in jurisdictions in which the failure to be in good standing has not had and reasonably could not be expected to have a Material Adverse Effect. The Company is in good standing wherever necessary to carry on its present business and operations, except in jurisdictions in which the failure to be in good standing has not had and reasonably could not be expected to have a Material Adverse Effect. The Guarantors are in good standing wherever necessary to carry on their present business and operations, except in jurisdictions in which the failure to be in good standing has not had and reasonably could not be expected to have a Material Adverse Effect.

                  (c) Subsidiaries. As of the Closing Date, Holdings has no direct Subsidiaries other than the Company, and the Company has no Subsidiaries other than as set forth on Schedule 4.1(c) attached hereto.

                  (d) Capitalization. As of the Closing Date and after giving effect to the transactions contemplated hereby, the authorized capital Stock of Holdings consists of (a) 2,500 shares of Holdings Class A Common Stock, $.01 par value, of which 634.02 shares are outstanding and no shares are held in its treasury, and of which (i) Jordan Affiliates and certain of their Affiliates, are the record owner of 348.71 of such shares, and (ii) MCIT is the record owner of 285.31 of such shares; (b) 1,000 shares of Holdings Class B Common Stock, $.01 par value, of which no shares are issued and outstanding and no shares are held in its treasury, and as to which the FNBB Warrant entitles FNBB and its Affiliates to obtain 112.36 of such shares; (c) 1,000 shares of Holdings Class C Common Stock, $.01 par value, of which no shares are issued and outstanding and no shares are held in its treasury, and as to which the Warrants entitle Purchaser to obtain 71.72 of such shares; (d) 1,000 shares of Holdings Class D Common Stock, $.01 par value, of which 366 shares are issued and outstanding and no shares are held in its treasury, and of which the Management Individuals and certain of their Affiliates are the record owners of 366 of such shares and as to which certain options held by the Management Individuals entitle such Management Individuals to obtain 11.24 of such shares; (e) 7,375 shares of Holdings Class A-1 Preferred Stock, $.01 par value, of which 4,425 shares are issued and outstanding and no shares are held in its treasury, and of which (i) MCIT is the record owner of 3,000 of such shares, and (ii) BBI is the record owner of 1,425 of such shares; (f) 2,500 shares of Holdings A-2 Preferred Stock, $.01 par value, of which 1,200 shares are issued and outstanding and no shares are held in its treasury, and of which (i) Jaro and his Affiliates are the record owner of 915 of such shares, and (ii) Osborn and his Affiliates are the record owner of 285 of such shares; and (g) 3,000 shares of Holdings Class B Preferred Stock, $.01 par value, of which 1,875 shares are issued and outstanding and no shares are held in its treasury, and of which (i) Jaro and his Affiliates are the owner of 305 of such shares, (ii) Osborn and his Affiliates are the record owner of 95 of such shares, (iii) BBI is the record owner of 475 of such shares, (iv) the Jordan Affiliates are the record owners of 500 of such shares, and (v) MCIT is the record owner of 500 of such shares. All such outstanding shares have been validly issued and, as of the Closing Date, are fully paid, nonassessable shares free of contractual preemptive rights other than such rights as are contained in the Stockholders Agreement. The issuance and sale of all such shares has been made in compliance with all applicable federal and state securities laws. Other than the FNBB Warrants, the Warrants, the options held by the Management Individuals, and pursuant to the Holdings Certificate of Incorporation and the Stockholders Agreement, there are no subscriptions, options, warrants, or calls relating to any shares of Holdings' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Other than pursuant to the Management Subscription Agreement, Holdings is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                  As of the Closing Date and after giving effect to the transactions contemplated hereby, the authorized capital Stock of the Company consists of (a) 50 shares of Class A common Stock of which 50 shares are issued and outstanding and no shares are held in its treasury, and of which Holdings is the record owner of 100% of such shares, and (b) 950 shares of Class B common Stock of which 950 shares are issued and outstanding and no shares are held in its treasury, and of which Holdings is the record owner of 100% of such shares. All such outstanding shares have been validly issued and, as of the Closing Date, are fully paid, nonassessable shares free of contractual preemptive rights. The issuance and sale of all such shares have been in compliance with all applicable federal and state securities laws. Other than under the Company Certificate of Incorporation, there are no subscriptions, options, warrants, or calls relating to any shares of the Company's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

         4.2      Authorization of Financing, etc.

                  (a) Authorization of Financing. The execution, delivery, and performance of this Agreement, the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action by Holdings. The execution, delivery, and performance of this Agreement, the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action by the Company. The execution, delivery, and performance of the Transaction Documents to which they are parties, and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action by each Guarantor.

                  (b) No Conflict. Except as set forth on Schedule 4.2(b), the execution, delivery, and performance by each of the Credit Parties of this Agreement or any Transaction Document to which it is a party, the issuance, delivery, and payment of the Subordinated Notes by the Company, and the issuance and delivery of the Warrants by Holdings, and, in each case,

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the consummation of the transactions contemplated hereby and thereby, will not
(i) violate the Holdings Certificate of Incorporation, the Holdings By-Laws, the Company Certificate of Incorporation, the Company By-Laws, the AmeriKing Cincinnati Certificate of Incorporation, the AmeriKing Cincinnati By-Laws, the AmeriKing Virginia Certificate of Incorporation, or the AmeriKing Virginia By-Laws, (ii) violate any order, judgment, or decree of any court of other agency of government binding on the Credit Parties or any Assets of the Credit Parties except for violations which, individually or in the aggregate, reasonably could not be expected to have a Material Adverse Effect on Holdings or the Company, (iii) violate any provision of law applicable to the Credit Parties except for violations which, individually or in the aggregate, reasonably could not be expected to have a Material Adverse Effect on Holdings or the Company, (iv) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual
Obligation of the Credit Parties or pursuant to which any of their Assets are bound, other than conflicts, breaches, and defaults as to which waivers have been obtained on or prior to the Closing Date or those which, individually or in the aggregate, reasonably could not be expected to have a Material Adverse Effect on Holdings or the Company, (v) result in or require the creation or imposition of any Lien (other than Permitted Encumbrances) upon any of the Credit Parties' Assets, or (vi) require any approval or consent of any Person under any Contractual Obligation of the Credit Parties, except for such approvals or consents as have been or will be obtained on or before the Closing Date and except for such approvals or consents the failure to obtain reasonably could not be expected to have a Material Adverse Effect on Holdings or the Company.

                  (c) Governmental Consents. The execution, delivery, and performance by the Credit Parties of the Transaction Documents to which they are parties, the issuance, delivery, and payment of the Subordinated Notes by the Company, the issuance and delivery of the Warrants by Holdings, and, in each case, the consummation of the transactions contemplated hereby and thereby, do not and will not require any registration or filing with, consent or approval of, or notice to, or other action relating to, with or by, any Governmental Authority except for filings, registrations, consents, approvals, notices, and actions that have been or will be obtained or taken on or before the Closing Date; and except for such filings, registrations, consents, approvals, notices, and actions, the failure of which to obtain reasonably could, individually or in the aggregate, not be expected to result in a Material Adverse Effect.

                  (d) Due Execution and Delivery; Binding Obligations. The Transaction Documents to which they are parties have been duly executed and delivered by the Credit Parties. Each of this Agreement and the other Transaction Documents to which Holdings is a party is the legally valid and binding obligation of Holdings, enforceable against Holdings in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and subject to the availability of equitable remedies. Each of this Agreement and the other Transaction Documents to which the Company is a party is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and subject to the availability of equitable remedies. Each of the Transaction Documents to which the Guarantors are parties is the legally valid and binding obligation of the Guarantors, enforceable against the Guarantors in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and subject to the availability of equitable remedies.

                  (e) Valid Issuance of the Holdings Class C Common Stock. The Holdings Class C Common Stock, when issued and delivered by Holdings pursuant to the Warrants, will be duly and validly issued, fully paid and non-assessable securities of Holdings, and no Person has any unwaived preemptive rights to subscribe for any Stock of Holdings.

                  (f) Bank Documents and Bank Notes. The Company has the corporate power and authority to enter into the Credit Agreement. The Bank Documents constitute the legally valid and binding obligations of the Credit Parties, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally and subject to the availability of equitable remedies.

         4.3      Financial Condition.

                  (a)(i) PMI has been furnished with an unaudited consolidated balance sheet of Holdings as of January 1, 1996, and a related unaudited consolidated statement of income, cash flow, and changes in stockholders' equity for the twelve-month period ended on said date. Except for the lack of footnotes and subject to year-end audit adjustments, such financial statement has been prepared in accordance with GAAP consistently applied, and presents fairly the consolidated financial position of Holdings as of such date, and the consolidated results of operations and changes in cash flows and stockholders' equity for such period.

         (ii) PMI has been furnished with the Pro Forma Balance Sheet of Holdings dated as of the Closing Date and giving effect to the consummation of the Acquisition. The Pro Forma Balance Sheet presents fairly the consolidated financial position of Holdings as of such date after giving effect to the consummation of the Acquisition.

                  (b) Since January 1, 1996, there has been no material adverse change in the Assets, business, prospects, profits, or condition (financial or otherwise) of Holdings as shown on the consolidated financial statements of Holdings for the eleven month period then ended.

                  (c) Since January 1, 1996, (i) there have been no changes in the business or Assets to be acquired in the AmeriKing Cincinnati Acquisition that have been, either individually or in the aggregate, materially adverse, and (ii) there have been no changes in the business or Assets to be acquired in the AmeriKing Virginia Acquisition that have been, either individually or in the aggregate, materially adverse.

         4.4 No Stock Payments. Since January 1, 1996, Holdings has not, directly or indirectly, declared, ordered, paid, or made or set apart any sum or Assets for any Distribution other than with respect to the Holdings Preferred Stock.

         4.5 Title to Properties; Liens. Holdings and the Company have good and marketable title to their real property owned in fee and a valid leasehold interest to their leased real property and valid title to or beneficial ownership of all their other Assets reflected in the consolidated balance sheets referred to in Section 4.3, except for Assets acquired or disposed of prior to the Closing Date in the ordinary course of business, except for (a) Permitted Encumbrances, (b) defects in title that have not had and reasonably could not be expected to have a Material Adverse Effect, or (c) defects set forth on Schedule 4.5 attached hereto. All such Assets are free and clear of Liens other than Permitted Encumbrances and other than defects set forth on
Schedule 4.5 attached hereto. Holdings, the Company, and each of their Subsidiaries have quiet enjoyment under all leases to which they are parties and all of such leases are valid and enforceable in accordance with their terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally, and no monetary or other material default exists under any of them that reasonably could be expected to have a Material Adverse Effect.

         4.6 Litigation; Adverse Facts. Except as set forth on Schedule 4.6, there is no (a) action, suit, proceeding, or arbitration at law or in equity or before or by any Governmental Authority pending, or to the knowledge of Holdings or the Company, threatened against or affecting Holdings or the Company, or any Asset of Holdings or the Company, that, if adversely determined, reasonably could, individually or in the aggregate be expected to result in a Material Adverse Effect, or (b) judgment, decree, injunction, or order of any Governmental Body against Holdings or the Company with respect to which any one of them is in default and where such default reasonably could be expected to result in a Material Adverse Effect. Except as set forth on
Schedule 4.6, during the previous twelve (12) months, neither Holdings nor the Company has received any notice of termination of any material contract, lease, or other agreement or suffered any material damage, destruction, or loss, (whether covered by insurance) or had any employee strike, work-stoppage, slow-down, or lock-out or any substantial, non-frivolous threat directed to it of any imminent strike, work-stoppage, slow-down, or lock-out, any of which remain pending, that reasonably could be expected to have a Material Adverse Effect after the date hereof. Schedule 4.6 contains a complete listing of each material action, suit, proceeding, or arbitration that Holdings or the Company has brought and that, as of the Closing Date, is on-going.

         4.7 Payment of Taxes. Except to the extent permitted by Section 8.3 and except as set forth on Schedule 4.7, (a) all tax returns and reports of Holdings or the Company required to be filed by either of them have been duly and timely filed, (b) all taxes, assessments, fees, and other governmental charges upon Holdings or the Company, or upon their respective Assets, income, and franchises that are due and payable have been paid when due and payable, and (c) there is

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no actual or proposed tax assessment against them that, in any of the foregoing cases, has had or reasonably could be expected to have a Material Adverse Effect.

         4.8 Performance. Neither Holdings nor the Company is in default in the performance, observance, or fulfillment of any of the material obligations, covenants, or conditions contained in any of its Contractual Obligations and no condition exists that, with the giving of due notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, have not had and reasonably could not be expected to have a Material Adverse Effect.

         4.9 Governmental Regulation. None of Holdings, the Company, or any of the Subsidiaries of the Company is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company," or an "affiliated company" or a "principal underwriter" of an "investment company," as such terms are defined in the Investment Company Act of 1940.

         4.10 Employee Benefit Plans. Each of the Company and its ERISA Affiliates is in compliance in all material respects with ERISA and the provisions of the Code applicable to employee benefit plans and the regulations and published interpretations thereunder, except to the extent such noncompliance reasonably could not be expected to result in a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, reasonably could be expected to result in a Material Adverse Effect.

         4.11 Certain Fees. Other than (a) the fees that are payable to the Banks and the Agent pursuant to the Credit Agreement, (b) the Closing Fee that is payable to PMI pursuant hereto, (c) a fee of $1,000,000 that is payable by the Company to Jordan Company, and (d) a fee of $570,175 that is payable by the Company to Valuefinder Group, Inc. (each of which fees are included in Transaction Costs and are to be paid by the Company on or before the Closing
Date), no broker's or finders' fee or commission will be payable by Holdings or the Company with respect to the offer, issue, and sale of the Subordinated Notes, the Warrants, the consummation of the Acquisitions, or any of the other transactions contemplated hereby or thereby.

         4.12 Disclosure. No representation or warranty of Holdings or the Company to PMI contained in this Agreement or any other document, certificate, or written statement furnished to PMI by or on behalf of Holdings or the Company for use in connection with the transactions contemplated by this Agreement contains an untrue statement of a material fact or omits to state a material fact (known to any such Person in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There is no fact known to Holdings or the Company (other than matters of a general economic or political nature) that has had or reasonably could be expected to have a Material Adverse Effect that has not been disclosed herein or in such other documents and statements furnished to PMI for use in the transaction contemplated hereby. The Closing Date Projections that have been delivered to PMI were prepared in good faith, there is a reasonable basis for such projections, and such projections represent Holdings' and the Company's good faith estimate of their future performance.

         4.13 Licenses, Permits, Franchises, and Authorizations. Each of Holdings, the Company, and their Subsidiaries has all required approvals, licenses, franchises, or other permits with respect to its operations, facilities and Properties, the absence of which, in the aggregate, reasonably could be expected to result in a Material Adverse Effect.

         4.14 Intangible Property. Each of Holdings, the Company, and their Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses, and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

         4.15 Hazardous Materials. Except as set forth on Schedule 4.15 hereto, to the best of Holdings' and the Company's knowledge:

                  (a) each of Holdings, the Company, and the Subsidiaries of the Company has obtained all Environmental Permits with respect to the facilities and properties owned, leased, or operated by them (each, a "Property" and collectively, the "Properties") and each of them is in compliance with all Environmental Laws and all Environmental Permits, except to the extent that failure to obtain any such Environmental Permits and any noncompliance with Environmental Laws or Environmental Permits reasonably could not be expected to result in a Material Adverse Effect;

                  (b) there have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise, which Releases or threatened Releases reasonably could be expected to result in a Material Adverse Effect;

                  (c) neither Holdings, the Company, or any Subsidiary of the Company has received any notice of an Environmental Claim in connection with
(i) the Properties, or (ii) liabilities for environmental matters that Holdings, the Company, or any such Subsidiary of the Company has retained or assumed, in whole or in part, contractually, by operation of law, or otherwise that reasonably could be expected to result in a Material Adverse Effect;

                  (d) Hazardous Materials have not been transported, generated, treated, stored, or disposed of from, at, on, or under any of the Properties in violation of, or in any manner or to a location that could give rise to liability under, any Environmental Law, except to the extent that such violations or liabilities reasonably could not be expected to result in a Material Adverse Effect; and

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                  (e) there are no (i) underground or aboveground storage
tanks, (ii) PCBs in concentrations in excess of 50 parts per million, or (iii) asbestos or asbestos-containing materials in friable condition present at any of the Properties.

         4.16 Margin Regulations. None of Holdings, the Company, nor any of their Subsidiaries, owns or intends to acquire any "margin stock" within the meaning of Regulation G or Regulation U.

         4.17 Offering of Securities. None of Holdings, the Company, the Jordan Affiliates, nor any agent acting on behalf of any of them has taken or will take any action that (a) would cause the issuance of any of the Purchaser Securities to be in violation of the provisions of section 5 of the Securities Act, or (b) violates the provisions of any securities or blue sky law of any applicable jurisdiction.

         4.18 Solvency. No transfer of property is being made by Holdings or the Company and no obligation is being incurred by Holdings or the Company in connection with the transactions contemplated by the Transaction Documents with the intent to hinder, delay, or defraud either their present or future creditors.

         4.19 Schedules of Partnerships. Schedule 4.19 sets forth a complete and accurate listing of each partnership or joint venture arrangement to which Holdings or the Company is a party as of the Closing Date as well as a complete listing of the Indebtedness of such partnerships or joint ventures for which Holdings or the Company is liable, whether jointly, jointly and severally, directly, or contingently.

         4.20 Insurance. Schedule 4.20 sets forth a true, complete, and correct description of all material insurance maintained by Holdings or the Company as of the date hereof and as of the Closing Date; such insurance is in such amounts and covers such risks as is usually carried by companies engaged in similar businesses and owning or leasing similar properties. All such policies are in full force and effect, and all premiums have been duly paid.

         4.21 Debt Instruments. Schedule 4.21 contains a complete list of all loan agreements, promissory notes, letters of credit, security agreements, or other financing documents (other than trade accounts payable and other than agreements or instruments relative to Indebtedness involving $500,000, or less) to which Holdings, the Company, or any of their Subsidiaries is a party as the debtor, account party, guarantor, or co-obligor, as the case may be, or by which Holdings, the Company, or any of their Subsidiaries or any of their Assets (including equipment subject to any equipment lease), is bound, together with a description of the term, interest rate, and amount owing in respect thereof. There are no existing defaults by Holdings, the Company, or their Subsidiaries under or with respect to any such debt instrument and no event has occurred which (whether with notice, lapse of time, or both, or the happening or occurrence of any other event) would constitute a default by Holdings, the Company, or their Subsidiaries under or with respect to any such debt instrument.

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         4.22 No Amendments to Certain Documents. Neither the Company nor its
Subsidiaries has amended any of the Acquisition Documents in any material respect. Each of the representations and warranties made by the Company and its Subsidiaries in any of the Transaction Documents, the Loan Documents, and the Acquisition Documents was true and correct in all material respects when made and continues to be true and correct in all material respects on the Closing Date, except to the extent that any of such representations and warranties relate, by the express terms thereof, solely to a date falling prior to the Closing Date, and except to the extent that any of such representations and warranties may have been affected by the consummation of the transactions contemplated and permitted or required by the Transaction Documents, the Loan Documents, or the Acquisitions.

         4.23 Representations Under Acquisition Documents. To the best of the Company's knowledge, each of the representations and warranties of the sellers contained in the Acquisition Documents are true and correct in all material respects as of the Closing Date.

         4.24 Special Purpose Holding Company. As of the Closing Date, Holdings does not have any significant liabilities (other than liabilities arising under the Holdings Subordinated Debt Documents, the Holdings Certificate of Incorporation, the FNBB Warrants, the Warrants, the Stockholders Agreement (including under the agreements and instruments that are exhibits thereto), the Loan Documents, or this Agreement), own any significant Assets (other than the capital Stock of the Company), or engage in any other significant activity or business.

5.       Representations of PMI.

         (a) PMI represents to Holdings and the Company that PMI is an "accredited investor" within the meaning of Regulation D under the Securities Act, that PMI is acquiring the Subordinated Notes for the purpose of investment and not with a view to the distribution thereof, that PMI has no present intention of selling, negotiating, or otherwise disposing of the Subordinated Notes; provided that the disposition of PMI's property shall at all times be and remain within its control, that PMI is knowledgeable, sophisticated, and experienced in business and financial matters, that PMI previously has invested in securities similar to the Purchaser Securities, and that it acknowledges that the Purchaser Securities have not been registered under the Securities Act.

         (b) PMI further represents and warrants that no portion of the funds to be used by PMI to purchase the Subordinated Notes, as of the Closing Date, are "plan assets", within the meaning of 29 CFR Section 2510.3-101, of an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Part 4 of Title I of ERISA, or a "plan," as defined in Section 4975(e)(1) of the Code, subject to Section 4975 of the Code.

6. Closing of Sale of Purchaser Securities. The purchase and delivery of the Purchaser Securities to be purchased by Purchaser shall take place at the offices of Mayer, Brown & Platt located in New York, New York, at a closing (the "Closing") on or before February 7, 1996 (the actual date of the Closing is the "Closing Date"). At the Closing, the Company will deliver to Purchaser the Subordinated Notes to be purchased by it and Holdings will deliver to Purchaser the Warrants to be purchased or acquired by it, against payment of the purchase price therefor, by transfer of immediately available funds to such bank as Holdings and the Company may request in writing at least one (1) Business Day prior to the Closing Date for credit to such account or accounts as Holdings and the Company may specify in such request. If at the Closing, Holdings or the Company shall fail to tender to Purchaser any of the Purchaser Securities to be acquired by them as provided above in this Section 6, or any of the conditions specified in Section 7 shall not have been satisfied or waived by Purchaser, Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other respective rights that it may have by reason of such failure or such non-fulfillment.

7. Conditions for Closing. The obligation of PMI to purchase and pay for the Purchaser Securities to be purchased by it at the Closing is subject to the satisfaction, prior to or at the Closing, of the following conditions:

         7.1 Opinions of Counsel. PMI shall have received from counsel for the Credit Parties, an opinion or opinions substantially in the form set forth in
Exhibit 7.1 and covering such other matters incident to the transactions as PMI reasonably may request, addressed to PMI, dated the Closing Date and otherwise satisfactory in substance and form to PMI and its counsel. In addition, the Credit Parties shall have issued a letter to such counsel instructing them to render the foregoing opinions to PMI and, in reliance thereupon, such counsel shall have delivered an original of its opinion letter to PMI.

         7.2 Representations and Warranties; No Default; No Adverse Change. The representations and warranties of Holdings and the Company contained in this Agreement shall be true, in all material respects, when made and on the Closing Date, except as affected by the consummation of such transactions; and there shall exist on the Closing Date and after giving effect to such transactions, no Event of Default or Default. Holdings and the Company shall have delivered to PMI an Officer's Certificate, dated the Closing Date, to all such effects and to the further effects specified in Sections 7.3, 7.5, 7.6, 7.7, and 7.8.

         7.3 Credit Agreement. Agent, the Banks, Holdings, and the Company shall have executed and delivered the Credit Agreement, which shall be reasonably satisfactory in form and substance to PMI. PMI shall have received a true and correct copy of the Credit Agreement and the other Bank Documents, the Credit Agreement and each of the other Bank Documents shall be in full force and effect, and no material term or condition thereof shall have been amended, modified, or waived except with the prior consent of PMI and, on the Closing Date, each condition (other than the Closing hereunder) to the obligation of each Bank to make the Loans thereunder shall have been satisfied or waived and there shall exist no default or event of default under the Credit Agreement. Concurrent with the Closing hereunder, the Company shall have received the proceeds of Term Loan A and Term Loan B, and not less than $2,000,000, nor more than $5,000,000, of Revolving Loans (the "Required Bank Loans").

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         7.4 Stockholders Agreement. Holdings shall have executed and delivered to PMI a counterpart of the Stockholders Agreement Amendment (Second), which shall be reasonably satisfactory in form and substance to PMI. PMI shall have received a true and correct copy of the Stockholders Agreement, as amended by the Stockholders Agreement Amendment (First) and the Stockholders Agreement Amendment (Second), certified by a Secretary of Holdings.

         7.5 Purchase Permitted by Applicable Laws. The purchase and payment for the Purchaser Securities by PMI shall not be prohibited by any applicable law or governmental regulation (including Section 5 of the Securities Act or Regulations G, T, U, or X of the Board) and shall not subject such PMI to any tax, penalty, liability, or other onerous condition under or pursuant to any applicable law or governmental regulation.

         7.6 Compliance with Securities Laws. The offering, issuance, and sale of the Purchaser Securities under this Agreement shall have complied with all applicable requirements of Federal and State securities laws, and PMI shall have received evidence of such compliance in form and substance satisfactory to it.

         7.7 Approvals and Consents. Holdings and the Company shall have received all authorizations, consents, approvals, licenses, franchises, permits, and certificates by or of all Governmental Bodies in each case, necessary for the issuance of the Purchaser Securities, and the execution and delivery of the Transaction Documents and all of them shall be in full force and effect on the Closing Date, except for those the failure to obtain reasonably could not be expected to result in a Material Adverse Effect.

         7.8 Proceedings. All corporate proceedings taken by the Credit Parties in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to PMI and its counsel, and PMI and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         7.9 Purchases of Purchaser Securities. Concurrently with the Closing, Holdings or the Company, as applicable, shall have issued and sold to PMI, and PMI shall have purchased from Holdings and the Company, the Purchaser Securities to be issued and sold to PMI in accordance with the provisions hereof.

         7.10 Certified Documents - Holdings. Holdings shall have delivered, or shall have caused to be delivered, to PMI copies of the following documents, duly certified, or the following certificates, as applicable:

                  (a) Resolutions of the Board of Directors of Holdings authorizing (i) the execution, delivery, and performance of the Transaction Documents to which it is a party, (ii) the consummation of the transactions contemplated by the Transaction Documents to which it is a

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party, and (iii) all other actions to be taken by Holdings in connection with the Transaction Documents to which it is a party, the Bank Documents, and the Acquisition Documents;

                  (b) Certificates, signed by the Secretary or an Assistant Secretary of Holdings, dated as of the Closing Date, as to (i) the incumbency, and containing the specimen signature or signatures, of the Person or Persons authorized to execute the Transaction Documents to which it is a party on behalf of Holdings, together with evidence of the incumbency of such Secretary or Assistant Secretary, and (ii) the authenticity of the Holdings Certificate of Incorporation and the Holdings By-Laws; and

                  (c) A certificate of status or good standing of Holdings, from the Secretary of State of Delaware, and of each state or other jurisdiction in which Holdings is qualified to do business, dated within thirty (30) days of the Closing Date.

         7.11 Certified Documents - The Company. The Company shall have delivered, or shall have caused to be delivered, to PMI copies of the following documents, duly certified, or the following certificates, as applicable:

                  (a) Resolutions of the Board of Directors of the Company authorizing (i) the execution, delivery, and performance of the Transaction Documents to which it is a party, (ii) the consummation of the transactions contemplated by the Transaction Documents to which it is a party, and (iii) all other actions to be taken by the Company in connection with the Transaction Documents to which it is a party, the Bank Documents, and the Acquisition Documents;

                  (b) Certificates, signed by the Secretary or an Assistant Secretary of the Company, dated as of the Closing Date, as to (i) the incumbency, and containing the specimen signature or signatures, of the Person or Persons authorized to execute the Transaction Documents to which it is a party on behalf of the Company, together with evidence of the incumbency of such Secretary or Assistant Secretary, and (ii) the authenticity of the Company Certificate of Incorporation and the Company By-Laws; and

                  (c) A certificate of status or good standing of the Company, from the Secretary of State of Delaware, and of each state or other jurisdiction in which the Company is qualified to do business, dated within thirty (30) days of the Closing Date.

         7.12 Certified Documents - Guarantors. The Company shall have caused to be delivered to PMI copies of the following documents, duly certified, or the following certificates, as applicable:

                  (a) Resolutions of the Board of Directors of each of Guarantors authorizing (i) the execution, delivery, and performance of the Transaction Documents to which they are parties, (ii) the consummation of the transactions contemplated by the Transaction Documents to which they are parties, and (iii) all other actions to be taken by the Guarantors in connection

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with the Transaction Documents, the Bank Documents, and the Acquisition
Documents to which they are parties;

                  (b) Certificates, signed by the Secretary or an Assistant Secretary of each of Guarantor, dated as of the Closing Date, as to (i) the incumbency, and containing the specimen signature or signatures, of the Person or Persons authorized to execute the Transaction Documents to which such Guarantor is a party on behalf of such Guarantor, together with evidence of the incumbency of such Secretary or Assistant Secretary, and (ii) the authenticity of the certificate of incorporation of such Guarantor and the by-laws of such Guarantor; and

                  (c) A certificate of status or good standing of each Guarantor, from the Secretary of State of Delaware, and of each state or other jurisdiction in which such Guarantor is qualified to do business, dated within thirty (30) days of the Closing Date.

         7.13 Insurance. The Company shall have furnished evidence satisfactory to PMI that the Company has the insurance required by
Section 8.4.

         7.14 Pro Forma Balance Sheet. PMI shall have received the Pro Forma Balance Sheet.

         7.15 Closing Date Projections. PMI shall have received a set of projections, a copy of which shall be attached hereto as Schedule 7.15 (the "Closing Date Projections"), as to the projected financial performance of Holdings and the Company from the Closing Date (after giving effect to the transactions contemplated by the Transaction Documents) through Fiscal Year ended December 31, 2000. The Closing Date Projections shall be in form and substance satisfactory to PMI and certified by a Responsible Officer of the Company as being such officer's good faith estimate of the financial performance of Holdings and the Company during such period.

         7.16 VCOC Letter. Holdings and the Company shall have executed and delivered to PMI a counterpart of the VCOC Letter.

         7.17 Subordinated Subsidiary Guaranty. The Guarantors shall have executed and delivered to PMI a counterpart of the Subordinated Subsidiary Guaranty.

         7.18 Expenses. Holdings and the Company shall have paid all of the reasonable fees, costs, and expenses of Purchaser to the extent provided in
Section 13.2, including the reasonable legal fees of PMI 's special counsel Brobeck, Phleger & Harrison LLP.

         7.19 Acquisition Documents. Each of the Acquisition Documents shall have been executed and delivered on terms and conditions and in form and substance reasonably satisfactory to PMI, with no material amendments not approved by PMI.

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         7.20 Consents and Approvals. PMI shall have received evidence satisfactory to it indicating that all material consents and approvals necessary to complete the Acquisitions and the transactions contemplated hereby have been obtained on or prior to the Closing Date, including all material consents and approvals contemplated by the Acquisition Documents.

         7.21 Solvency Certificate. PMI shall have received an officer's certificate of the Company, dated as of the Closing Date, certifying that Holdings, the Company, and each of the Subsidiaries of the Company are solvent after giving effect to the consummation of the transactions contemplated hereby, such certificate to be in form and substance satisfactory to PMI.

         7.22 Use of Financing. PMI shall have received evidence satisfactory to it that the proceeds of the sale of the Subordinated Notes and the proceeds from the Required Bank Loans are being used and applied in accordance with the provisions of Section 8.12 hereof.

         7.23 Transaction Costs. PMI shall have received evidence satisfactory to it that the Transaction Costs do not exceed $4,000,000.

         7.24 Closing Fee. PMI shall have received payment, in immediately available funds, of a closing fee in an amount equal to $225,000 (the "Closing Fee").

         7.25 FNBB Warrants. Holdings and BBI shall have executed and delivered the FNBB Warrant Amendment (Second), which shall be reasonably satisfactory in form and substance to PMI. PMI shall have received a true and correct copy of the FNBB Warrants, as amended by the FNBB Warrant Amendment (First) (in the case of the FNBB Warrant issued to FNBB) and the FNBB Warrant Amendment (Second), certified by a Secretary of Holdings.

         7.26 Purchase Agreement, MCIT Subordinated Notes, and MCIT Subordinated Notes Guaranty. Holdings and MCIT shall have executed and delivered the Purchase Agreement, the MCIT Subordinated Notes Amendment, and the MCIT Subordinated Notes Guaranty, each of which shall be reasonably satisfactory in form and substance to PMI. PMI shall have received a true and correct copy of the Purchase Agreement, a copy of the MCIT Subordinated Notes as amended by the MCIT Subordinated Notes Amendment, and a copy of the MCIT Subordinated Notes Guaranty, each certified by a Secretary of Holdings.

         7.27 Tax Sharing Agreement. Holdings, the Company, and each of their Subsidiaries shall have executed and delivered the Tax Sharing Agreement, which shall be reasonably satisfactory in form and substance to PMI. PMI shall have received a true and correct copy of the Tax Sharing Agreement, certified by a Secretary of Holdings.

         7.28 Securities Purchase Agreement and BBI Subordinated Notes. Holdings and BBI shall have executed and delivered the Securities Purchase Agreement Amendment and the BBI Subordinated Notes Amendment, each of which shall be reasonably satisfactory in form and

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substance to Purchaser. PMI shall have received a true and correct copy of the
Securities Purchase Agreement, as amended by the Securities Purchase Agreement Amendment and a copy of the BBI Subordinated Notes as amended by the BBI Subordinated Notes Amendment, each certified by a Secretary of Holdings.

         7.29 Management Agreement. TJC Management Corp., Holdings, and the Company shall have executed and delivered the Management Agreement Amendment, which agreement shall be reasonably satisfactory in form and substance to PMI. PMI shall have received a true and correct copy of the Management Agreement, as amended by the Management Agreement Amendment, certified by a Secretary of Holdings.

         7.30 Intercompany Management Agreement. Holdings and the Company shall have executed and delivered the Intercompany Management Agreement Amendment, which agreement shall be reasonably satisfactory in form and substance to PMI. PMI shall have received a true and correct copy of the Intercompany Management Agreement, as amended by the Intercompany Management Agreement Amendment, certified by a Secretary of Holdings.

         7.31 Management Subscription Agreement and Seller Subordinated Notes. Holdings and each of the holders of the Seller Subordinated Notes shall have executed and delivered the Seller Subordinated Notes Amendment, which agreement shall be reasonably satisfactory in form and substance to PMI. PMI shall have received a true and correct copy of the Management Subscription Agreement and a copy of the Seller Subordinated Notes as amended by the Seller Subordinated Notes Amendment, each certified by a Secretary of Holdings.

8. Affirmative Covenants. Holdings and the Company, jointly and severally, covenant and agree that, from and after the date of this Agreement, through the Closing, and thereafter until payment in full of all of the Subordinated Notes, they will perform all of the covenants in this Section 8.

         8.1 Financial Statements and Other Reports. Holdings and the Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Holdings and the Company will deliver, in duplicate, to Purchaser and to any Transferee (in each case, so long as it continues to hold a Subordinated
Note):

                  (a) as soon as practicable, but in any event within 30 days after the end of (i) each month in each Fiscal Year of the Company, unaudited monthly consolidated and consolidating financial statements of Holdings and its Subsidiaries for such month prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Company that the information contained in such financial statements fairly presents the financial condition of Holdings and its Subsidiaries as of the date thereof (subject to year-end adjustments); and (ii) the first eleven months in each

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         Fiscal Year, and for the period from the beginning of then current
         Fiscal Year to the end of such months, a comparison setting forth the corresponding figures from the budgeted or projected figures set forth in the Projections described in subsection (g) below for such period, all in reasonable detail and being prepared in accordance with GAAP;

                  (b) as soon as practicable and in any event within 45 days after the end of (i) the first three Fiscal Quarters in each Fiscal Year, consolidated balance sheets of Holdings and its Subsidiaries as at the end of such period and for the year-to-date and the related consolidated and consolidating statements of income and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the year-to-date and setting forth, in comparative form, the consolidated figures for the comparable corresponding Fiscal Quarter of the previous Fiscal Year; and (ii) the first three Fiscal Quarters in each Fiscal Year, and for the period from the beginning of then current Fiscal Year to the end of such Fiscal Quarter, a comparison setting forth the corresponding figures from the budgeted or projected figures set forth in the Projections described in subsection (g) below for such period, all in reasonable detail and being prepared in accordance with GAAP, together with a certification by the chief financial or accounting officer of the Company that the information contained in such financial statements fairly presents the financial position of Holdings and its Subsidiaries as of the date thereof (subject to year-end adjustments);

                  (c) as soon as practicable and in any event within 90 days after the end of each Fiscal Year, (i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity, and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the consolidated figures for the previous Fiscal Year, and the corresponding figures from the budgeted or projected figures set forth in the Projections described in subsection (g) below for such Fiscal Year, all in reasonable detail and accompanied by a report thereon of independent and certified public accountants of recognized national standing, which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly the financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise stated therein) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and (ii) the unaudited consolidating balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Year, and the related unaudited consolidating statement of income and unaudited consolidating statements of cash flow for such Fiscal Year, each setting forth in comparative form the figures for the previous Fiscal Year and all such consolidating statements to be in reasonable detail, prepared by management in accordance with the past financial practices of Holdings and its Subsidiaries, together with a certification by the chief financial or accounting officer of the Company that the information contained in such financial statements fairly presents the financial position of Holdings and its Subsidiaries as of the date thereof;

                  (d) together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to subsections (b) and (c) above, (i) an Officers' Certificate setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 9.5 and, if applicable, reconciliations to reflect changes in GAAP since November 27, 1995, and stating that (x) the information furnished in the calculations attached thereto was true and correct as of the last day of the Fiscal Year or Fiscal Quarter, as applicable, next preceding the date of such certificate,
         (y) as of the date of such certificate, there exists no Default or Event of Default or condition that would, with either or both the giving of notice or the lapse of time, result in a Default or Event of Default, and (z) the financial statements delivered herewith were prepared in accordance with GAAP applied on a basis consistent with prior periods (except, in the case of quarterly statements, for provisions for footnotes and, in all cases, except as disclosed therein), (ii) a copy of the compliance certificate (including the detail regarding the calculation of the relevant covenants) delivered to the Banks in respect of such accounting period pursuant to Section
         9.4 of the Credit Agreement, and (iii) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of such accounting periods with the financial covenants contained in
         Section 9.5 of this Agreement in the manner set forth in such Compliance Certificate;

                  (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Commission or sent to the stockholders of Holdings or the Company;

                  (f) promptly (but in no event later than five (5) days) upon any officer of Holdings or the Company obtaining knowledge (i) of any condition or event that constitutes an Event of Default or Default or that any holder of a Subordinated Note has given any notice or taken any other action with respect to a claimed Default or Event of Default under this Agreement or any holder of Senior Indebtedness (or any Representative of such holder) has given any notice or taken any other action with respect to a claimed "Event of Default" or "Default," under and as defined in the Credit Agreement (or any Refinancing Agreement in respect thereof), or (ii) that any Person has given any notice to Holdings or the Company or any of their Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 11.1(b);

                  (g) as soon as they are available, but in any event not later than the last day of each Fiscal Year, Projections for the next Fiscal Year. Such Projections shall be in form and substance consistent with Holdings' and the Company's past practices and shall be certified by the chief financial or accounting officer of Holdings and the Company as being such officer's good faith estimate of the financial performance of Holdings and the Company during such period;

                  (h) contemporaneously with the delivery thereof, copies of all accountant's management letters delivered to Holdings, the Company, or any of their Subsidiaries;

                  (i) promptly upon request of any Significant Holder, a copy of each notice or report, together with the accompanying statement of an officer of the Company, delivered to the Banks pursuant to Section 9.4(d) of the Credit Agreement (or pursuant to a comparable section or sections of a Refinancing Agreement); and

                  (j) with reasonable promptness, such other information and data with respect to Holdings, the Company, or any of their Subsidiaries as from time to time may be reasonably requested by any Significant Holder.

         8.2 Corporate Existence, etc. Holdings and the Company will, and will cause each of their Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and rights and franchises material to the business of Holdings, the Company, or any such Subsidiary; provided, however, that the foregoing shall not be deemed to prohibit any action permitted under Section 9.3 or 9.6.

         8.3      Payment of Taxes and Claims; Tax Consolidation.

                  (a) Holdings and the Company will, and will cause each of their Subsidiaries to, duly and timely file all tax returns and reports required to be filed in compliance with all applicable laws, regulations, rules, and procedures and pay all taxes, assessments, and other governmental charges imposed upon Holdings, the Company, or any of their Subsidiaries or any of the Assets of Holdings, the Company, or any of their Subsidiaries or in respect of any franchises, business, income, or Assets of Holdings, the Company, or any of their Subsidiaries before any material penalty or interest in a material amount accrues thereon, and all claims (including claims for labor, services, materials, and supplies) for sums material in the aggregate that have become due and payable and that by law have or may become a Lien (other than Permitted Encumbrances) upon any of such Assets, prior to the time when any material penalty or fine shall be incurred with respect thereto; provided, however, that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

                  (b) Holdings and the Company will not, nor will they permit any of their Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings, the Company, and their Subsidiaries).

         8.4 Maintenance of Properties; Insurance. Holdings and the Company will maintain or cause to be maintained in good repair, working order, and condition all material Assets used or useful in the business of Holdings, the Company, and their Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals, and replacement thereof, ordinary wear and tear excepted. Holdings and the Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to their Assets and business and the Assets and business of their Subsidiaries against loss or damage of the kinds, and of such types and in such amounts, as shall be reasonably determined from time to time by the board of directors of Holdings and the Company on a basis not inconsistent with the customary practices of corporations of established reputation engaged in the same or similar businesses and similarly situated.

         8.5 Inspection. Holdings, the Company, and their Subsidiaries will permit any authorized representatives designated in writing by a Significant Holder to visit and inspect any of the Assets of Holdings, the Company, or any of their Subsidiaries, including their respective financial and accounting records, and to make copies and take extracts therefrom, and to discuss their respective affairs, finances, and accounts with their respective officers and independent and certified public accountants, all upon reasonable prior written notice and at such reasonable times during business hours as often as may be reasonably requested. Holdings and the Company, jointly and severally, agree to pay all reasonable out-of-pocket costs and expenses incurred by such Significant Holder in connection with an exercise of its rights pursuant to this Section 8.5.

         8.6 No Further Negative Pledges. Neither Holdings, the Company, nor any of the Restricted Subsidiaries of the Company will enter into any agreement (excluding this Agreement, the Credit Agreement, the Loan Documents, and the Purchase Agreement) prohibiting the creation or assumption of any Lien upon its Assets, whether now owned or hereafter acquired, other than agreements with Persons prohibiting any such Lien on Assets in which such Person has a prior security interest and which is permitted by Section 9.2.

         8.7 Compliance with Laws, etc. Each of Holdings and the Company shall comply, and shall cause each of their Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations, and orders, and each of Holdings and the Company shall duly observe, and shall cause each of their Subsidiaries to duly observe, in all material respects, all valid requirements of applicable Governmental Authorities and all applicable statutes, rules, and regulations, including all applicable statutes, rules and regulations relating to public and employee health and safety except where failure so to comply or observe reasonably could not be expected to have a Material Adverse Effect.

         8.8 Waiver of Stay, Extension, or Usury Laws; Intent to Limit Charges to Maximum Lawful Rate. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, or interest, on the Subordinated Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay, or impede the execution of any power herein granted to the holders of the Subordinated Notes, but will suffer and permit the execution of every such power as though no such law had been enacted. In no event shall the interest rate or rates payable under this Agreement plus any other amounts paid or consideration received in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Holdings, the Company, and Purchaser, in executing this Agreement, intend expressly and legally to agree upon the rate of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, the Company is and shall be liable only for the payment of such maximum as allowed by law, and payment received from the Company in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Subordinated Notes, on a pro rata basis, to the extent of such excess.

         8.9 Attendance at Board Meetings. Holdings and the Company agree to hold a meeting of their respective Boards of Directors at least two times per Fiscal Year and not less frequently than once per two hundred ten days (the "Semi-Annual Meeting"). PMI shall be entitled to designate one (1) individual (which such individual shall be identified to Holdings and the Company in a writing signed by PMI and who shall be an officer or an employee of PMI, or its Affiliates, unless Holdings and the Company shall have consented to a non-officer, non-employee; herein, the "Designated Observer") who shall have the right to attend all meetings of the Boards of Directors of Holdings and the Company in a non-voting observer capacity; provided, however, that in the case of telephonic meetings conducted in accordance with the Holdings By-Laws or the Company By-Laws and applicable law, the Designated Observer shall be given the opportunity to listen to such telephonic meetings; provided, however, that the Designated Observer shall be given (a) at least ten (10) days prior written notice of each SemiAnnual Meeting, and (b) all written materials and other information provided by Holdings or the Company to their directors in connection with such meetings. Holdings and the Company, respectively, shall reimburse the Designated Observer for the reasonable out-of-pocket expenses incurred by such individual in connection with attendance at meetings of the Boards of Directors of Holdings and the Company, as applicable. Holdings and the Company shall notify PMI, as promptly as practicable, of the proposed taking of any material action by written consent of their Boards of Directors in lieu of a meeting thereof and a copy of such written consent shall be provided to the Designated Observer as soon as practicable. The rights set forth in this Section 8.9 shall not be transferable by PMI and only shall be available to PMI for so long as it holds at least fifty percent (50%) of the outstanding principal amount of the Subordinated Notes.

         8.10     Notice to Purchaser.

                  (a) Defaults. If any Person shall give any notice or take any other action in respect of a claimed default (whether constituting an Event of Default) under this Agreement or any other note, evidence of Indebtedness, indenture, or other Contractual Obligation to which or with respect to which Holdings, the Company, or any of the Company's Subsidiaries is a party or obligor, whether as principal, guarantor, surety, or otherwise, the Company shall forthwith give written notice thereof to Purchaser, describing the notice of action and the nature of the claimed default.

                  (b) Environmental Events. The Company will promptly give notice to Purchaser (i) of any violation of any Environmental Law that the Company or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state, or local environmental agency, and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action. including a notice from any agency of potential environmental liability, or any federal, state, or local environmental agency or board, that reasonably could be expected to have a Material Adverse Effect on the Company.

                  (c) Notice of Litigation and Judgments. Each of Holdings and the Company will, and will cause each of its Subsidiaries to, give notice to Purchaser in writing within ten (10) Business Days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting Holdings, the Company, or any of their Subsidiaries or to which Holdings, the Company, or any of their Subsidiaries is or becomes a party involving an uninsured claim of more than $2,000,000 against Holdings, the Company, or any of their Subsidiaries that reasonably could be expected to have a Material Adverse Effect. Each of Holdings and the Company will, and will cause each of its Subsidiaries to, give notice to Purchaser, in writing, in form and detail satisfactory to Purchaser, within ten (10) Business Days of any judgment not covered by insurance, final or otherwise, against the Company or any of its Subsidiaries in an amount in excess of $1,000,000.

         8.11 Margin Regulations. None of Holdings, the Company, or any of their Subsidiaries will, directly or indirectly, use any of the proceeds of the issue and sale of the Purchaser Securities or the Bank Notes for the purpose, whether immediate, incidental, or ultimate, of maintaining, purchasing, or carrying any stock that is currently a "margin stock" within the meaning of Regulation G or U of the Board, or otherwise take or permit to be taken any action that would result in the issuance of the Purchaser Securities or the carrying out of any of the other transactions contemplated hereby or thereby, being violative of Regulation G, U, T, or X, or any other regulation of the Board. None of Holdings, the Company, or any of their Subsidiaries owns or intends to acquire any "margin stock" within the meaning of such Regulations G or U.

         8.12 Proceeds of Financing. The proceeds of the issuance and sale of the Subordinated Notes shall be used by the Company, together with the proceeds from the Required Bank Loans made by the Banks on the Closing Date, to (a) pay, in full, the purchase consideration under the Acquisition Documents for the Acquisitions, (b) refinance, in full, all of the Indebtedness of the Company owing under the Existing Credit Agreement, and (c) pay the Transaction Costs.

         8.13 ERISA. Each of Holdings and the Company shall comply, and shall cause each of their Subsidiaries to (a) comply in all material respects with the applicable provisions of ERISA and the Code with respect to the Plans of the Company, and (b) furnish to Purchaser (i) as soon as possible, and in any event within 30 days after any Responsible Officer of Holdings or the Company or any ERISA Affiliate either knows or has reason to know that any ERISA Event has occurred that, alone or together with any other ERISA Events that have occurred, reasonably could be expected to result in liability of Holdings or the Company or any ERISA Affiliate to the PBGC in an aggregate amount exceeding $1,000,000 or require payments exceeding $100,000 in any year, a statement of a Financial Officer of Holdings or the Company setting forth details as to such ERISA Event and the action, if any, that Holdings or the Company proposes to take with respect thereto.

         8.14 Reclassification of Subsidiary. In the event the Company consummates a sale of certain of its restaurants to Bruce Taylor or his designee in accordance with the definition of Permitted Disposition, the proceeds thereof are used to repay the BKC Note, and within ninety (90) days of such sale the capital represented by the repaid amount of the BKC Note has not been replaced with other financing and the proceeds of such other financing have not been distributed to AmeriKing Tennessee, AmeriKing Tennessee shall become a Restricted Subsidiary and shall immediately execute and deliver a joinder agreement to the Subordinated Subsidiary Guaranty.

9. Negative Covenants. Holdings and the Company, jointly and severally, covenant and agree that, from and after the date of this Agreement, through the Closing, and thereafter until payment in full of all of the Subordinated Notes, they will perform all of the covenants in this Section 9.

         9.1 Indebtedness. Holdings and the Company will not, and will not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (a) Indebtedness created under or evidenced hereby or by the Subordinated Notes and the other Transaction Documents;

                  (b) Indebtedness incurred under the Credit Agreement, in an aggregate principal amount outstanding, at any time of determination, not to exceed a principal amount of $105,000,000 less (i) the principal amount of all repayments (other than amounts contemporaneously refinanced under a Refinancing Agreement) actually made from time to time

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of the Term Loan A or the Term Loan B, and (ii) the principal amount of all permanent reductions in the Revolving Credit Commitment under the Credit Agreement;

                  (c) (i) Indebtedness of Holdings with respect to the Holdings Subordinated Debt, (ii) Indebtedness of the Company created under the MCIT Subordinated Notes Guaranty, and (iii) Indebtedness of the Guarantors under a subordinated guaranty respecting the MCIT Subordinated Notes;

                  (d) Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding; provided, however, that the aggregate amount of all such Indebtedness (including amounts deducted therefrom as a result of incurrence of Indebtedness under Section 9.1(e) or (f)) shall not exceed $15,000,000;

                  (e) Acquired Indebtedness of the Company and its Restricted Subsidiaries to the extent that, at the time of the incurrence thereof, such Indebtedness then could have been incurred by the Company pursuant to subsection (d) hereof; provided, however, that the amount of outstanding Indebtedness incurred under this subsection (e) shall reduce, on a dollar-for-dollar basis, the amount of Indebtedness that may be incurred under subsection (d);

                  (f) (i) Indebtedness of the Company and its Restricted Subsidiaries incurred solely for the purchase or financing of fixed assets and paying the related acquisition costs; provided, however, that (x) if such Indebtedness is to be secured by a Lien on such fixed assets, it shall be so secured within thirty (30) days of the date of the completion of the installation of such fixed assets, and (y) such Indebtedness shall not exceed the fair market value of such fixed assets at the time of acquisition, plus sales and excise taxes, installation and delivery charges and other related expenses paid by or charged to the Company or its Restricted Subsidiaries in connection with such acquisition, and (ii) Indebtedness of the Company and its Restricted Subsidiaries represented by Capitalized Leases in respect of fixed assets; provided, however, that the amount of Indebtedness incurred pursuant to the foregoing clauses (i) and (ii) shall not exceed, at the time of the incurrence thereof, the amount of Indebtedness that then could have been incurred by the Company pursuant to subsection (d) hereof; provided further, however, that the amount of outstanding Indebtedness incurred under this subsection (f) shall reduce, on a dollar-for-dollar basis, the amount of Indebtedness that may be incurred under subsection (d);

                  (g) Indebtedness of Holdings, the Company, or the Company's Subsidiaries, as applicable, identified on Schedule 9.1(g) hereto;

                  (h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft, or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two
(2) Business Days of its incurrence;

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                  (i) Refinancing Indebtedness incurred pursuant to any
Refinancing Agreement, in an aggregate principal amount outstanding not to exceed the amount of the Indebtedness refinanced with the proceeds of such Refinancing Indebtedness; provided, however, that with respect to any refinancing of Indebtedness under the Bank Documents, Refinancing Indebtedness also shall include Indebtedness arising from the funding of unused revolving credit commitments permitted by Section 9.1(b).

                  (j) Indebtedness of Holdings or the Company incurred under Rate Protection Agreements to the extent permitted by the Credit Agreement (as in effect on the date hereof);

                  (k) current liabilities of Holdings, the Company, or their Subsidiaries incurred in the ordinary course of business and not incurred through (i) the borrowing of money, or (ii) the obtaining of credit, except for credit on an open account basis customarily extended and in fact extended in connection with purchases of goods and services in the ordinary course of business;

                  (l) Indebtedness of Holdings, the Company, or their Subsidiaries in respect of taxes, assessments, governmental charges or levies, and claims for labor, materials, and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 8.3;

                  (m) Indebtedness of Holdings, the Company, or their Subsidiaries in respect of judgments or awards that do not constitute an Event of Default under Section 11.1(h) hereof;

                  (n) Indebtedness of Holdings, the Company, or their Subsidiaries in respect of performance, surety, statutory, appeal, or similar bonds obtained in the ordinary course of business;

                  (o) Indebtedness of the Company and its Subsidiaries to BKC arising under Franchise Agreements or Leases;

                  (p) Indebtedness of Holdings with respect to obligations of the Company or its Subsidiaries owing to BKC under Franchise Agreements or Leases;

                  (q) Indebtedness of the Company to Jaro Enterprises consisting of earn-out payments relating to the sale of one restaurant to the Company by Jaro Enterprises;

                  (r) Indebtedness of Holdings and the Company to TJC Management Corp. arising under the Management Agreement;

                  (s) Indebtedness of Holdings and the Company owing to each other under the Tax Sharing Agreement;

                  (t) Indebtedness of AmeriKing Tennessee evidenced by the BKC Note;

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                  (u) Indebtedness of AmeriKing Colorado evidenced by the FAC
Note;

                  (v) Indebtedness resulting from collection or endorsement of negotiable instruments for collection in the ordinary course of business;

                  (w) Indebtedness of Unrestricted Subsidiaries;

                  (x) guaranties by Holdings and Subsidiaries of the Company of Indebtedness incurred under the Credit Agreement (and any Refinancing Agreement in respect thereof) as well as the indemnities of Holdings and the Company contained in the Bank Documents;

                  (y) contingent obligations with respect to customary indemnification and purchase price adjustment obligations incurred in connection with Asset sales that are of a type, scope, and amount that are in accordance with then current business practices of companies of established reputation engaged in the same or similar business and similarly situated to Holdings, the Company, and their Subsidiaries in connection with the sale of similar Assets; and

                  (z) contingent obligations under indemnity arrangements set forth in underwriting agreements with respect to a Public Offering Event.

Anything contained in this Section 9.1 to the contrary notwithstanding, in no event shall (i) Holdings, the Company, or their Subsidiaries, after the Closing Date, incur Indebtedness under subsection (d), (e), (f), or (w) of this Section 9.1, if an Event of Default exists or would exist after giving effect to the incurrence of such additional Indebtedness, or (ii) Holdings, the Company, or the Company's Restricted Subsidiaries co-make, endorse, guaranty, or otherwise become liable or have recourse with respect to any Indebtedness or other liabilities of the Unrestricted Subsidiaries.

                  At the time of the delivery of each Officer's Certificate pursuant to Section 8.1(d) hereof, the Company shall deliver to the holders of the Subordinated Notes an Officers' Certificate setting forth the calculations by which the Company has determined that the incurrence of such Indebtedness pursuant to subsection (d), (e), (f), or (w) of this Section 9.1 is permitted.

         9.2 Liens. Holdings and the Company will not, and will not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume, agree to provide, or permit to exist any Lien, or file, execute, or agree to the execution of any financing statement, on or with respect to any Asset (including any document or instrument in respect of goods or accounts receivable) of Holdings, the Company, or any of their Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Encumbrances.

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         9.3 Investments. Holdings and the Company will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, make or own any Investment in any Person except:

                  (a) cash and Cash Equivalents;

                  (b) Investments existing as of the Closing Date and identified on Schedule 9.3 hereto;

                  (c) Investments by Holdings, the Company, or the Subsidiaries of the Company to the extent made in compliance with Section 9.6;

                  (d) Holdings, the Company, and the Subsidiaries of the Company may acquire Investments in connection with Asset Dispositions made in compliance with Section 9.11;

                  (e) Holdings, the Company, and the Subsidiaries of the Company may make loans or advances to officers or employees of the Company or its Subsidiaries in an aggregate principal amount outstanding at any one time not to exceed $1,000,000;

                  (f) Investments by Holdings in Subsidiaries of Holdings formed or acquired after the Closing Date other than Unrestricted Subsidiaries, provided; however, that (a) PMI shall have given its prior written approval of such Investment, (b) such Subsidiary shall have executed and delivered a joinder agreement to become a party to the Subordinated Subsidiary Guaranty, and (c) such Investments do not exceed, in the aggregate, $5,000,000 outstanding at any one time.

                  (g) Investments by the Company in any of its Restricted Subsidiaries; provided, however, that (a) such Restricted Subsidiary shall have executed and delivered a joinder agreement to become a party to the Subordinated Subsidiary Guaranty, and (b) such Investments do not exceed, in the aggregate, $7,500,000 outstanding at any one time.

                  (h) Investments by the Company in any of its Unrestricted Subsidiaries; provided, however, that such Investments in such Unrestricted Subsidiaries shall not exceed, in the aggregate, $5,000,000 outstanding at any one time;

                  (i) Investments by the Company in Jaro Enterprises or its Affiliates pursuant to the terms of the Jaro Loan Agreement;

                  (j) Investments by Holdings or the Company made in connection with any Indebtedness incurred in compliance with Section 9.1(r) hereof;

                  (k) Investments by the Company consisting of Restricted Junior Payments made in compliance with Section 9.4 hereof;

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                  (l) Investments by the Company in AmeriKing Tennessee,
provided (i) the aggregate amount of such Investment is not more than the aggregate amount outstanding under the BKC Note at the time of such Investment, (ii) such Investment is made simultaneously with a Permitted Disposition to Bruce Taylor or his designee in accordance with the definition of Permitted Disposition, and (iii) the proceeds of such Investment shall be used solely to repay the BKC Note; and

                  (m) Investments by Unrestricted Subsidiaries in Persons other than Holdings, the Company, or any Restricted Subsidiary.

         9.4 Distributions and Restricted Junior Payments. Holdings will not make any Distribution and the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make, or set apart any sum for any Restricted Junior Payment, except for:

         (a) Restricted Junior Payments by the Company to Holdings required under the Tax Sharing Agreement to permit Holdings to pay income, franchise, and other taxes and governmental levies owed or payable by Holdings, provided such dividends or payments shall not be made earlier than fifteen (15) days prior to the date such payments are due and payable pursuant to the Tax Sharing Agreement and Holdings agrees promptly to use the proceeds of such Restricted Junior Payments solely to satisfy such obligations;

         (b) Restricted Junior Payments by the Company to Holdings to permit Holdings to pay director fees (not to exceed $75,000 in the aggregate in any calendar year) and Holdings agrees promptly to use the proceeds of such Restricted Junior Payments solely to satisfy such obligations;

         (c) so long as no Default or Event of Default exists and is continuing at the time of such payment or would result therefrom, Restricted Junior Payments by the Company to Holdings to permit Holdings to (i) fund indemnity payments required by the Holdings Certificate of Incorporation or the Holdings By-Laws or director indemnity agreements existing on the date hereof, (ii) pay filing, registration, and reporting fees and expenses, and fees and expenses associated with state qualifications and other state, federal, or regulatory compliance matters, (iii) comply with expense reimbursement and indemnity provisions under the Intercompany Management Agreement, and (iv) comply with expense reimbursement provisions under the Capitalization Documents; provided, that dividends or payments permitted by this clause (c) shall be made to Holdings no earlier than fifteen (15) days prior to the date such payments are due and payable by Holdings and Holdings agrees promptly to use the proceeds of such Restricted Junior Payments solely to satisfy such obligations;

         (d) so long as (w) no Default or Event of Default under Section 11.1(a)(i) or (ii) has occurred and is continuing or would result therefrom,
(x) no Default or Event of Default under Section 11.1(a)(iii) or Section 11.1(d) (only as a result of a breach of one or more of the

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provisions of Section 9.5 hereof) has occurred and is continuing or would result therefrom, which Default or Event of Default has been the subject of a notice by PMI to the Company, which notice specifies that the Company is not permitted to make payments to Holdings pursuant to this Section 9.4(d), (y) so long as no Payment Blockage Period or Non-Payment Blockage Period is in effect, and (z) so long as no payment blockage is in effect under the subordination agreement between BKC and PMI, Restricted Junior Payments by the Company, to:

                  (i) Holdings in each Fiscal Year up to an aggregate amount equal to (1) the amount of interest Holdings is required to pay with respect to the MCIT Subordinated Notes and the Seller Subordinated Notes in such Fiscal Year solely for the purpose of making such interest payments, plus (2) an amount of interest, if any, not to exceed six (6) months of accrued and unpaid interest that is in arrears with respect to such Holdings Subordinated Debt solely for the purpose of making such past due interest payments, with the application of such payments to be in accordance with the terms of the applicable Holdings Subordinated Debt Documents; provided, however, the Company shall not be permitted to make any Restricted Junior Payments in order to fund any increases in the rate of interest on such Holdings Subordinated Debt occurring after the Closing Date; provided further, however, that such Restricted Junior Payments shall not be made earlier than fifteen (15) days prior to the date such interest payments are due and payable by Holdings and Holdings agrees promptly to use the proceeds of such Restricted Junior Payments solely to satisfy such obligations;

                  (ii) TJC Management Corporation or Holdings consisting of quarterly management fee payments in an aggregate annual amount equal to the greater of (a) two and one-half percent (2 1/2%) of the Company's EBITDA for such Fiscal Year, or (b) $500,000 per Fiscal Year pursuant to the Management Agreement or the Intercompany Management Agreement, as applicable, and indemnity payments required to be made under the Management Agreement; provided, however, that such Restricted Junior Payments shall not be made earlier than fifteen (15) days prior to the date such payments are due and payable pursuant to the terms of the Management Agreement or the Intercompany Management Agreement, as the case may be; and

                  (iii) Holdings to enable Holdings to repurchase or redeem Stock from individuals who have been members of the management of the Company or its Subsidiaries and who have died, been terminated, or have retired and who are not and were not employees, officers, directors, or Affiliates of the Jordan Affiliates; provided, however, that such Restricted Junior Payments shall not exceed, during the term of this Agreement, the sum of $2,000,000, and Holdings agrees promptly to use the proceeds thereof solely to consummate such repurchases or redemptions;

         (e) Restricted Junior Payments by (i) Subsidiaries of the Company to the Company or to any Restricted Subsidiary, and (ii) Unrestricted Subsidiaries to any other Subsidiary of the Company of which such Unrestricted Subsidiary is a Subsidiary.

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At the time of the delivery of each Officer's Certificate pursuant to Section
8.1(d) hereof, Holdings and the Company shall deliver to the holders of the Subordinated Notes an Officer's Certificate setting forth the computation by which the amount available for Restricted Junior Payments was determined.

         9.5      Financial Covenants.

         (a) Interest Coverage Ratio. The Company will not, as of the end of any Fiscal Quarter ending during any period described in the table set forth below, permit the Interest Coverage Ratio for the Reference Period ending on such date to be less than the ratio set forth opposite such period in such table.


       Fiscal Quarter Ending                          Ratio
       ---------------------                          -----
Closing Date - December 30, 1996                    1.70:1.00
March 31, 1997 - December 29, 1997                  1.70:1:00
March 30, 1998 - December 28, 1998                  1.90:1:00
March 29, 1999 - December 27, 1999                  2.10:1.00
March 27, 2000 - December 25, 2000                  2.50:1.00
March 26, 2001 - December 24, 2001                  2.75:1:00
March 25, 2002 - thereafter                         3.20:1.00

         For purposes of calculating the Interest Coverage Ratio for Fiscal Quarters ending on or before December 30, 1996, the following adjustments shall be made: (a) EBITDA for each of the Fiscal Quarters ending June 30, 1995, October 2, 1995 and January 1, 1996 shall be deemed to be $6,250,000,
(b) Consolidated Total Interest Expense for each of the Fiscal Quarters ending June 30, 1995, October 2, 1995 and January 1, 1996 shall be deemed to be $2,627,000, and (c) EBITDA and Consolidated Total Interest Expense for the Fiscal Quarter ending April 1, 1996 shall be calculated on a Pro Forma Basis upon the assumption that the Test Period commences January 1, 1996.

         (b) Leverage Ratio. The Company will not, as of the end of any Fiscal Quarter ending during any period described in the table set forth below, permit the Leverage Ratio for the Reference Period ending on such date to be greater than the ratio set forth opposite such period in such table.


       Fiscal Quarter Ending                          Ratio
       ---------------------                          -----
March 31, 1997 - March 29, 1998                     5.70:1.00
March 30, 1998 - March 28, 1999                     5.20:1.00


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March 29, 1999 - March 26, 2000                     4.60:1.00
March 27, 2000 - March 25, 2001                     4.00:1.00
March 26, 2001 - March 24, 2002                     3:50:1.00
March 25, 2002 - thereafter                         2.90:1.00

         (c) Debt Service Coverage Ratio. The Company will not, as of the end of any Fiscal Quarter ending during any period described in the table set forth below, permit the Debt Service Coverage Ratio for the Reference Period ending on such date to be less than the ratio set forth opposite such period in such table.


       Fiscal Quarter Ending                          Ratio
       ---------------------                          -----
March 31, 1997                                      .99:1.00
June 30, 1997 - March 30, 1998                      .97:1.00
June 29, 1998 - March 29, 1999                      .96:1.00
June 28, 1999 - thereafter                         .945:1.00

         (d) Minimum EBITDA. The Company will not, as of the end of any Fiscal Quarter ending during any period described in the table set forth below, permit EBITDA for the Reference Period ending on such date, to be less than the amount set forth opposite such period in such table;


       Fiscal Quarter Ending                       Amount
       ---------------------                       ------
April 1, 1996                                      $19,350
July 1, 1996                                       $19,125
September 30, 1996                                 $19,250
December 30, 1996                                  $18,700
March 31, 1997 - December 29, 1997                 $17,950
March 30, 1998 - December 28, 1998                 $18,400
March 29, 1999 - December 27, 1999                 $18,860
March 27, 2000 - December 25, 2000                 $19,333
March 26, 2001 - December 24, 2001                 $19,820
March 25, 2002 - December 23, 2002                 $20,315
March 24, 2003 - thereafter                        $20,825



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         For purposes of calculating the EBITDA for Fiscal Quarters ending on or before December 30, 1996, the following adjustments shall be made: (a) EBITDA for each of the Fiscal Quarters ending June 30, 1995, October 2, 1995, and January 1, 1996 shall be deemed to be $6,250,000, and (b) EBITDA for the Fiscal Quarter ending April 1, 1996 shall be calculated on a Pro Forma Basis upon the assumption that the Test Period commences January 1, 1996.

         9.6 Restriction on Fundamental Changes. Holdings and the Company will not, and will not permit any of their Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, transfer, or otherwise dispose of, in one transaction or a series of related transactions, all or substantially all of their business or Assets, directly or through the sale of capital Stock, or agree to or effect any Asset acquisition or Stock acquisition (other than the acquisition of Assets in the ordinary course of business consistent with past practices) except for:

         (a) the merger or consolidation of one or more of the Subsidiaries of the Company with and into its parent; provided, however, that the survivor of such merger may not be an Unrestricted Subsidiary, unless the merger involves only Unrestricted Subsidiaries, in which case the survivor may be an Unrestricted Subsidiary;

         (b) the merger or consolidation of two or more Subsidiaries of the Company; provided, however, that the survivor of such merger may not be an Unrestricted Subsidiary unless the merger involves only Unrestricted Subsidiaries in which case the survivor may be an Unrestricted Subsidiary;

         (c)      the Acquisitions;

         (d) Permitted Acquisitions where (i) no Default or Event of Default has occurred or is continuing or would exist after giving effect thereto, (ii) the Company has provided Purchaser with prior written notice of any such proposed acquisition or development, (iii) the Company and its Subsidiaries do not acquire or develop in any Fiscal Year that number of restaurants that would exceed twenty percent (20%) of the number of restaurants owned by the Company and its Subsidiaries at the end of the immediately preceding Fiscal Year, provided, however, that for the period from the Closing Date until the first day of the next Fiscal Year, those restaurants owned by AmeriKing Virginia and AmeriKing Cincinnati as of the Closing Date shall be deemed to have been owned by the Company and its Subsidiaries in the immediately preceding Fiscal Year, (iv) the Company has demonstrated to Purchaser (based on a pro forma Compliance Certificate) covenant compliance with Section 9.5 hereof on a Pro Forma Basis immediately prior to and after giving effect to any such proposed acquisition or development, (v) any acquisition related Indebtedness would not violate the restrictions on Indebtedness set forth in
Section 9.1 hereof, and (vi) immediately after giving effect to any such acquisition or development, the total number of Non-BKC Restaurants does not exceed ten (10) and the total number of Dual-Use Establishments does not exceed ten percent (10%) of the total number of restaurants owned by the Company and its Subsidiaries at the end of the immediately preceding Fiscal Year. In the

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event any new Restricted Subsidiary of the Company is formed as a result of or in connection with any such acquisition or development, then, at or prior to the date of the consummation of such proposed acquisition or development, the Transaction Documents shall be amended or supplemented as necessary to make the terms and conditions of the Transaction Documents applicable to such Subsidiary and such Subsidiary shall execute and deliver a joinder agreement so as to become a party to the Subordinated Subsidiary Guaranty;

         (e)      Sale/Leasebacks permitted by Section 9.7; and

         (f) Holdings, the Company, and their Subsidiaries may convey, sell, transfer, or otherwise dispose of Assets in accordance with Section 9.11.

         9.7 Sales and Lease-Backs. Holdings and the Company will not, and will not permit any of their Subsidiaries to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Asset whether now owned or hereafter acquired that Holdings, the Company, or any of their Subsidiaries has sold or transferred or is to sell or transfer to any other Person (a "Sale/Leaseback"), unless (a) the transaction is the FFCA Sale/Leaseback, or (b) the Indebtedness, if any, incurred in connection with such transaction is permitted under Section 9.1 hereof and the sale portion of the transaction is effected in accordance with Section 9.11.

         9.8 Transactions with Affiliates. Neither Holdings nor the Company will, nor will they permit any Subsidiary of the Company to, enter into, or cause, suffer, or permit to exist (a) any arrangement or contract with any of its Affiliates of a nature customarily entered into by Persons which are Affiliates of each other (including management or similar contracts or arrangements relating to the allocation of revenues, taxes, expenses, or otherwise) and requiring any payments to be made by Holdings, the Company, or any Subsidiary of the Company to any of its Affiliate unless such arrangement is fair and equitable to Holdings, the Company, or such Subsidiary, as applicable, or (b) any other transaction, arrangement, or contract with any of their Affiliate that would not be entered into by a prudent Person in the position of Holdings, the Company, or such Subsidiary, as applicable, with, or which is on terms that are less favorable than are obtainable from, any Person which is not one of its Affiliates; provided, however, that the foregoing restrictions shall not apply to (a) any transaction between (i) the Company and any of its Restricted Subsidiaries, (ii) between any of the Restricted Subsidiaries, (iii) between any of the Unrestricted Subsidiaries, or (iv) between the Company and any of its Subsidiaries if permitted by Section 9.3 hereof, (b) Restricted Junior Payments permitted by Section 9.4 hereof, (c) employment or compensation agreements or other arrangements with officers of Holdings, the Company, or their Subsidiaries that are approved by a majority of the disinterested members of the board of directors of Holdings, the Company, or their Subsidiaries, as applicable, and (d) those agreements described on Schedule 9.8 attached hereto.

         9.9 Conduct of Business. Holdings and the Company will not, and will not permit any of their Subsidiaries to, engage in any business other than (a) the management and operation of

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BKC Restaurants, (b) the management and operation of Dual-Use Establishments and Non-BKC Restaurants to the extent the acquisition or development thereof is permitted hereunder, and (c) other lines of business reasonably incidental or related thereto.

         9.10     Amendments or Waivers of Certain Documents.

         (a) Holdings and the Company will not, and will not permit their Subsidiaries to amend their certificates or articles of incorporation or by-laws in any manner that reasonably could be expected to be materially adverse to the interests of Purchaser, without in each case obtaining the prior written consent of the Required Holders to such amendment or waiver.

         (b) Holdings and the Company covenant that they will not, and will not permit their Subsidiaries to, enter into any amendment or modification of, or waive, or consent to any waiver of, any of the provisions of, the Holdings Subordinated Debt Documents, the FFCA Sale\Leaseback Documents, or the Securities Purchase Agreement, if the terms and conditions of such amendment, modification, waiver, or consent would be prohibited hereunder if the subject Indebtedness was not being amended or modified, or a consent granted, but was being refinanced.

         (c) Neither Holdings nor the Company will consent to or agree to any amendment, supplement, or other modification to the Tax Sharing Agreement, the Management Agreement, the Management Subscription Agreement, or the Intercompany Management Agreement which affects, in a manner adverse to Holdings or the Company, the amount or timing of payments required to be made by the Company or Holdings thereunder, or if such amendment, supplement, or modification reasonably could be expected to adversely affect Purchaser's rights or interests or adversely affect Holdings', the Company's, or any of the Company's Subsidiaries' abilities to fulfill their obligations under the Transaction Documents.

         9.11     Limitation on Sale of Assets.

                  (a) Holdings will not dispose of any Assets other than (i) the sale of inventory in the ordinary course of business, consistent with past practices, (ii) the disposition of obsolete Assets (other than Stock) that are no longer used or useful in current or planned business operations of Holdings, and (iii) the disposition of Assets (other than Stock) in the ordinary course of business.

                  (b) The Company will not, and will not permit any of its Subsidiaries to, make any Asset Disposition, unless (i) fair market value (as determined in good faith by the Board of Directors of the Company) is received, (ii) at least 80% of the consideration received from such disposition is in the form of cash or Cash Equivalents, and (iii) an amount equal to 100% of the Net Cash Proceeds from such sale is applied: (w) to prepay, repay, or purchase Senior Indebtedness, in each case within the time periods established in, and in accordance with the terms of, the Credit Agreement (or any Refinancing Agreement in respect thereof); (x) to

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purchase the Subordinated Notes at a purchase price (the "Offered Price")
equal to par, plus accrued interest to the purchase date, plus the Applicable Prepayment Premium multiplied by the principal amount to be prepaid, unless such remaining Net Cash Proceeds (after application of Net Cash Proceeds pursuant to clauses (w) or (y) hereof) are less than $500,000 for any particular Asset Disposition (in which event such Net Cash Proceeds are to be carried forward for purposes of determining whether such a purchase is required); (y) to reinvest in Assets directly related to the business of the Company and its Subsidiaries within 360 days after the date of receipt of such Net Cash Proceeds; or (z) any combination of the foregoing.

                  (c) If the Company shall determine to apply the Net Cash Proceeds from an Asset Disposition to purchase Subordinated Notes, then within 60 days after the date of such determination which determination must be made within 300 days after the date of an Asset Disposition, the Company shall send by first-class mail, postage prepaid, to each holder of the Subordinated Notes a notice stating:

                  (i) that the Company is offering to repurchase such holder's Subordinated Notes at the Offered Price;

                  (ii) the date of the offer (the "Offer Date") which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed; and

                  (iii) the instructions a holder must follow in order to have its Subordinated Notes purchased in accordance herewith.

                  (d) Holders electing to have Subordinated Notes purchased will be required to surrender such Subordinated Notes to the Company at the address specified in the notice at least five (5) Business Days prior to the Offer Date. Holders will be entitled to withdraw their election if the Company receives, not later than three (3) Business Days prior to the Offer Date, a telegram, telex, facsimile transmission, or letter setting forth the name of the holder, the principal amount of the Subordinated Notes delivered for purchase by the holder as to which his or her election is to be withdrawn, and a statement that such holder is withdrawing his election to have such Subordinated Notes purchased. If the aggregate principal amount of Subordinated Notes surrendered by holders exceeds the amount of the remaining Net Cash Proceeds to be applied to the Subordinated Notes, the Company shall select the Subordinated Notes to be purchased on a pro rata basis, with such adjustments as may be deemed appropriate by the Company so that only Subordinated Notes in denominations of $1,000, or integral multiples thereof, shall be purchased. Holders whose Subordinated Notes are purchased only in part will be issued new Subordinated Notes equal in principal amount to the unpurchased portion of the Subordinated Notes surrendered.

         9.12 Amendments to Bank Documents. Holdings and the Company covenant that they will not, and will not permit their Subsidiaries to, enter into any amendment or modification of, or waive, or consent to any waiver of, any of the provisions of, the Bank Documents (or a

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Refinancing Agreement in respect thereof), without having obtained the prior written consent of the Required Holders if the effect thereof would be to (a) increase the amount thereof (except that the Credit Agreement (or any Refinancing Agreement with respect thereto) may be amended to provide all or a portion of the Indebtedness otherwise permitted under Section 9.1(b) or (d),
(b) shorten the average weighted maturity of the remaining scheduled payments of principal of the Term Loan A or the Term Loan B (or any Refinancing Indebtedness in respect thereof) by greater than 270 days, (c) extend the maturity of Term Loan A by greater than two years or extend the maturity of Term Loan B by greater than one year, (c) shorten the scheduled maturity date of the Revolving Facility, (d) increase the interest rate (in the case of a fixed rate of interest) or interest rate margin (in the case of a floating rate of interest) or the default interest rate (in the case of a fixed rate of interest) or default rate margin (in the case of a floating rate of interest), or any of them, in the aggregate by more than three percent (3%) per annum above the applicable interest rate (in the case of a fixed rate of interest) or margin (in the case of a floating rate of interest) extant as of the date hereof in the Credit Agreement (so that, for example, (i) a rate as of the date hereof of 12% per annum could not be increased to more than 15% per annum (except that the interest rate could be further increased to 17% per annum (but not higher) if the Company was in default and the 2% incremental default rate margin was applied), (ii) a rate as of the date hereof of LIBOR plus 200 basis points could not be increased to more than LIBOR plus 500 basis points, and (iii) a default rate of Prime Rate plus 375 basis points could not be increased to more than Prime Rate plus 675 basis points, i.e., the combined aggregate increase in the non-default interest rate and default interest rate (in the case of a fixed rate of interest) or in the non-default interest rate margin and default interest rate margin (in the case of a floating rate of interest) could not exceed 300 basis points), (f) cause Senior Indebtedness of the Company to be assumed by, guaranteed by, co-made by, or otherwise become the obligation of one or more Subsidiaries of Holdings or the Company unless
Section 9.15 is complied with, or (g) modify the Credit Agreement (or the Refinancing Agreement in respect thereof) or other Bank Documents to add additional financial covenants or events of default or to shorten or eliminate existing cure periods respecting potential events of default, in each case, in a manner, taken as a whole, that is materially more burdensome to Holdings, the Company, and their Subsidiaries.

         9.13 Preferred Stock. None of Holdings, the Company, or any of their Subsidiaries shall issue or sell any Preferred Stock, other than Permitted Preferred Stock; provided, however, that Holdings shall be entitled to issue Prohibited Preferred Stock if Holdings could have incurred Indebtedness in an amount equal to the amount of such Prohibited Preferred Stock and so long as, thereafter, such Prohibited Preferred Stock is treated, for all purposes hereunder, as if it were Indebtedness of Holdings.

         9.14 Limitation on Issuance of Other Subordinated Indebtedness Senior to the Subordinated Notes. Holdings and the Company shall not create, incur, assume, permit to exist, guarantee, or in any other manner become liable with respect to any Indebtedness, other than the Subordinated Notes, that is contractually subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is otherwise permitted by the terms hereof and is

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Indebtedness that is pari passu with, or subordinate pursuant to provisions substantially similar to those contained in Section 10 hereof in right of payment to, the Subordinated Notes.

         9.15 Guarantees of Indebtedness. (a) Holdings and the Company will not (i) permit any of their Subsidiaries to guarantee or secure the payment of any Indebtedness of the Company or Holdings, or (ii) pledge any intercompany notes representing obligations of any Subsidiary of Holdings or the Company to secure the payment of any Indebtedness of the Company or Holdings, unless, in either case, the payment of the Subordinated Notes also is guaranteed in full by such Subsidiary pursuant to a joinder to the Subordinated Subsidiary Guaranty (if such Indebtedness is not Senior Indebtedness, such Subsidiary shall execute and deliver a guaranty substantially in the form of the Subordinated Subsidiary Guaranty except that such guarantee of the Subordinated Notes shall not be subordinate in right of payment to such Indebtedness); provided, however, that the foregoing shall not apply to the MCIT Subordinated Notes Guaranty insofar as it is an obligation of the Company.

         (b) Every such joinder or guarantee shall provide by its terms that the party executing it automatically shall be released and discharged (i) upon the release or discharge of the guarantee of, or security for (or both such guaranty and such security, if applicable), the payment of the Indebtedness referred to subsection (a) above, except a discharge by or as a result of payment under such guarantee or security, or (ii) upon any sale, exchange, or transfer, to any Person not an Affiliate of Holdings or the Company, of Holdings' or the Company's Stock in, or of all or substantially all the Assets of, such Subsidiary which sale, exchange, or transfer does not result in a breach of any provision of this Agreement to the extent that the guarantee of, or security for (or both such guaranty and such security, if applicable) the payment of Indebtedness referred to in subsection (a) are unconditionally released and discharged at or prior to such time.

         9.16 Upstream Limitations. The Company will not, nor will the Company permit any of its Subsidiaries to enter into any agreement, contract, or arrangement (other than the Transaction Documents and the Bank Documents (or any Refinancing Agreement in respect thereof) restricting the ability of any Restricted Subsidiary to pay or make dividends or distributions in cash or kind, to make loans, advances, or other payments of whatsoever nature or to make transfers or distributions of all or any part of its Assets to the Company or to any Restricted Subsidiary of such Restricted Subsidiary.

         9.17 Environmental Matters. Except as set forth in Schedule 4.15, neither Holdings nor the Company will, and neither will permit any of its Subsidiaries to:

                  (a) use any real property owned or leased by them or any portion thereof for the handling, processing, storage, or disposal of Hazardous Substances in violation of any Environmental Law the noncompliance with which reasonably could be expected to have a Material Adverse Effect, (b) cause or permit to be located on any such real property any underground tank or other underground storage receptacle for Hazardous Substances in violation of any Environmental Law the noncompliance with which reasonably could be expected to have

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a Material Adverse Effect, (c) generate any Hazardous Substances on any such real property in violation of any Environmental Law the noncompliance with which reasonably could be expected to have a Material Adverse Effect, (d) conduct any activity at such real property or use any such real property in any manner so as to cause a release (i.e., releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping) or threatened release of Hazardous Substances on, upon or into such real property, or (e) otherwise conduct any activity at such real property or use such real property in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law in each case if such violation reasonably could be expected to have a Material Adverse Effect.

         9.18 Prepayment. Other than pursuant to a Refinancing Agreement, neither Holdings, the Company, nor any of their Subsidiaries shall voluntarily prepay, redeem, purchase, or otherwise retire or acquire any of the Holdings Subordinated Debt.

10. Subordination of the Subordinated Notes. Anything in this Agreement or the Subordinated Notes to the contrary notwithstanding, Purchaser and each Transferee of a Subordinated Note by its acceptance of a Subordinated Note covenants and agrees that the Indebtedness incurred in connection with this Agreement and the Subordinated Notes and any guarantee of payment with respect thereto, including the payment of principal, premium, or interest on the Subordinated Notes and any other Indebtedness, obligations or liabilities, now existing or hereafter created, arising under or in connection with this Agreement and the Subordinated Notes, including all expenses, fees, interest, and other amounts now or hereafter payable hereunder or thereunder (all of the foregoing, the "Subordinated Obligations") shall be subordinate and junior, to the extent set forth below, and subject in right of payment to the prior payment in full of all Senior Indebtedness.

                  The expression "payment in full" or "paid in full" or any similar term or phrase when used in this Section 10 with respect to Senior Indebtedness shall mean the payment in full of all such Senior Indebtedness in cash, or, in the case of Senior Indebtedness consisting of contingent obligations in respect of letters of credit or other reimbursement obligations, the setting apart of cash sufficient to discharge such portion of Senior Indebtedness in an account for the exclusive benefit of the holders thereof, in which account such holders shall be granted by the Company a first priority perfected security interest in a manner reasonably acceptable to such holders.

                  (a) If (i) the Company shall default in any payment on any Designated Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or acceleration or otherwise (a "Payment Default Subordination Event"), (ii) the Designated Representative shall have received a Payment Default Subordination Notice, and (iii) no Payment Default Subordination Notice or NonPayment Default Subordination Notice shall have been given within the 360-day period immediately preceding the giving of such notice, then the Company shall not make and

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         no holder of the Subordinated Notes shall accept or receive any direct or indirect payment (in cash, Assets, by set-off, or otherwise) on account of the Subordinated Obligations during the Payment Blockage Period; provided, however, that in the case of any payment on or in respect of any Subordinated Obligation that would (in the absence of any such Payment Default Subordination Notice) have been due and payable on any date (a "Scheduled Payment Date") during such Payment Blockage Period, the provisions of this subsection (a) shall not prevent the making of such payment (a "Scheduled Payment") on or after the date immediately following the termination of such Payment Blockage Period. The foregoing provisions of this subsection (a) to the contrary notwithstanding, the failure by the Company to make a Scheduled Payment on a Scheduled Payment Date during an Payment Blockage Period shall nevertheless constitute an Event of Default. If the Designated Representative shall have received a Payment Default Subordination Notice from or on behalf of the Agent, then during the Payment Standstill Period the Holders of the Subordinated Notes shall be prohibited from accelerating the Indebtedness evidenced thereby and shall be prohibited from enforcing any of their default remedies with respect thereto (including any right to sue the Company or to file or participate in the filing of an involuntary bankruptcy petition against the Company) until the Payment Standstill Period shall cease to be in effect; provided, however, that if a holder of a Subordinated Note had initiated an enforcement action prior to the commencement of such Payment Standstill Period at a time when such holder was entitled to do so, then such holder shall not be prevented during such Payment Standstill Period from taking those steps, but no others, with respect to such pending enforcement action as are required by a mandatory provision of law. Upon the termination of any Payment Standstill Period, the holders of the Subordinated Notes may, at their sole election, exercise any and all remedies (including the acceleration of the maturity of the Subordinated Notes) available to them under this Agreement or applicable law.

                  In the event that, notwithstanding the foregoing, the Company shall make any payment to any holder of the Subordinated Notes prohibited by the foregoing provisions of this subsection (a), then and in such event such payment shall be segregated by such holder and held in trust for the benefit of and immediately shall be paid over to the Agent for application against the Senior Indebtedness remaining unpaid until such Senior Indebtedness is paid in full. Any Payment Default Subordination Notice shall be deemed received by the Designated Representative upon the earlier of: (x) the date of actual receipt by the Designated Representative of such Payment Default Subordination Notice in writing, or (y) the date on which the Agent shall have telephonically notified the Designated Representative of the occurrence of a Payment Default Subordination Event and indicated that it was sending a written Payment Default Subordination Notice to the Designated Representative, which such Payment Default Subordination Notice may be sent by messenger, over-night courier service, telefacsimile, or certified mail return receipt requested, but if such written Payment Default Subordination Notice is not received by the Designated Representative within five
         (5) Business Days of the date of the telephonic

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




         notice then such Payment Default Subordination Notice shall be deemed never to have been given.

                  (b) Except under circumstances when the terms of subsections
         (a) or (c) are applicable, if (i) the Company shall default under any provision of the Credit Agreement (or a Refinancing Agreement in respect thereof) (a "Non-Payment Default Subordination Event"), and
         (ii) the Designated Representative shall have received a Non-Payment Default Subordination Notice, and (iii) no Payment Default Subordination Notice or NonPayment Default Subordination Notice shall have been given within the 360-day period immediately preceding the giving of such notice, then the Company shall not make and no holder of the Subordinated Notes shall accept or receive any direct or indirect payment (in cash, Assets, by set-off, or otherwise) on account of the Subordinated Obligations during the Non-Payment Blockage Period; provided, however, that in the case of any Scheduled Payment on or in respect of any Subordinated Obligation that would (in the absence of any such Non-Payment Default Subordination Notice) have been due and payable on any Scheduled Payment Date during such Non-Payment Blockage Period, the provisions of this subsection (b) shall not prevent the making of such Scheduled Payment on or after the date immediately following the termination of such Non-Payment Blockage Period. The foregoing provisions of this subsection (b) to the contrary notwithstanding, the failure by the Company to make a Scheduled Payment on a Scheduled Payment Date during an Non-Payment Blockage Period shall nevertheless constitute an Event of Default. If the Designated Representative shall have received a Non-Payment Default Subordination Notice from or on behalf of the Agent, then during the Non-Payment Standstill Period the Holders of the Subordinated Notes shall be prohibited from accelerating the Indebtedness evidenced thereby and shall be prohibited from enforcing any of their default remedies with respect thereto (including any right to sue the Company or to file or participate in the filing of an involuntary bankruptcy petition against the Company) until the Non-Payment Standstill Period shall cease to be in effect; provided, however, that if a holder of a Subordinated Note had initiated an enforcement action prior to the commencement of such Non-Payment Standstill Period at a time when such holder was entitled to do so, then such holder shall not be prevented during such Non-Payment Standstill Period from taking those steps, but no others, with respect to such pending enforcement action as are required by a mandatory provision of law. Upon the termination of any Non-Payment Standstill Period, the holders of the Subordinated Notes may, at their sole election, exercise any and all remedies (including the acceleration of the maturity of the Subordinated Notes) available to them under this Agreement or applicable law.

                  In the event that, notwithstanding the foregoing, the Company shall make any payment to any holder of the Subordinated Notes prohibited by the foregoing provisions of this subsection (b), then and in such event such payment shall be segregated by such holder and held in trust for the benefit of and immediately shall be paid over to the Agent for application against the Senior Indebtedness remaining unpaid until such Senior

         Indebtedness is paid in full. Any Non-Payment Default Subordination Notice shall be deemed received by the Designated Representative upon the earlier of: (x) the date of actual receipt by the Designated Representative of such Non-Payment Default Subordination Notice in writing, or (b) the date on which the Agent shall have telephonically notified the Designated Representative of the occurrence of a Non-Payment Default Subordination Event and indicated that it was sending a written Non-Payment Default Subordination Notice to the Designated Representative, which such Non-Payment Default Subordination Notice may be sent by messenger, over-night courier service, telefacsimile, or certified mail return receipt requested, but if such written Non-Payment Default Subordination Notice is not received by the Designated Representative within five (5) Business Days of the date of the telephonic notice then such Non-Payment Default Subordination Notice shall be deemed never to have been given.

                  (c) In the event of the institution of any insolvency, bankruptcy, liquidation, reorganization, or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company, and in the event of any proceedings for voluntary liquidation, dissolution, or other winding up of the Company, whether involving insolvency or bankruptcy proceedings, then
         (i) all Senior Indebtedness shall first be paid in full before any payment is made by or on behalf of the Company on the Subordinated Obligations; (ii) any payment or distribution of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the holders of the Subordinated Notes would be entitled but for the provisions of this subsection (c) shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver, a liquidating trustee, or otherwise, directly to the Agent, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid; provided, however, that no such delivery of stock or obligations that are issued pursuant to reorganization, dissolution, or liquidation proceedings shall be made to Agent, if such stock or obligations are
         (x) authorized by any order or decree that effect is given to the subordination of the Subordinated Notes to Senior Indebtedness, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy or reorganization law, and
         (y) subordinate and junior at least to the extent provided in this
         Section 10 to the payment of all Senior Indebtedness then outstanding and to the payment of any stock or obligations which are issued in exchange or substitution for any Senior Indebtedness then outstanding; provided further, however, that (1) the principal payments with respect to such securities shall not begin earlier than one year following the final maturity date of the Designated Senior Indebtedness at the time outstanding, (2) such securities shall contain covenants that are not materially more restrictive than the covenants contained herein and shall not contain greater defaults than are contained herein, and (3) such securities shall bear interest at a rate per annum less than or equal to the overdue rate applicable to past due amounts owed under the Subordinated Notes. In the event that, notwithstanding the foregoing provisions of this subsection (c) the holders of the Subordinated Notes shall have received any such payment or distribution of any kind or character, whether in cash, property or securities, by setoff or otherwise, before all Senior Indebtedness is paid in full, then and in such event such payment or distribution shall be segregated and held in trust for the benefit of and immediately shall be paid over to the Agent for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full.

                  (d) If the holders of the Subordinated Notes do not file a proper claim or proof of debt or other document or amendment thereof in the form required in any proceeding under the Bankruptcy Code prior to 30 days before the expiration of time to file such claim or other document or amendment thereof, then the Agent shall have the right (but not the obligation) in such proceeding, and hereby irrevocably is appointed lawful attorney of the holders of the Subordinated Notes for the purpose of enabling the Agent to demand, sue for, collect, receive and give receipt for the payments and distributions in respect of the Subordinated Indebtedness that are made in such proceeding and that are required to be paid or delivered to the holders of the Senior Indebtedness as provided in subsection
         (c), and to file and prove all claims therefor and to execute and deliver all documents in such proceeding in name of the holders of the Subordinated Notes or otherwise in respect of such claims, as the Agent reasonably may determine to be necessary or appropriate, provided, that, the Agent shall act in a commercially reasonable manner and shall notify the Designated Representative prior to commencing the first of any such actions.

         No right of any present or future holder of Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any non-compliance by the Company with the terms, provisions, and covenants of this Agreement or the Subordinated Notes, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of the Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the holders of the Subordinated Notes, without incurring responsibility and without impairing or releasing the subordination provided in this Section 10 or the obligations to the holders of the Senior Indebtedness, do any one or more of the following (so long as such actions or omissions are not prohibited by Section 9.12): (a) change the manner, place or terms of payment or extend the time of payment of, or renew, amend, modify, or alter, any Senior Indebtedness or any instrument evidencing the same or any agreement evidencing, governing, creating, guaranteeing or securing any Senior Indebtedness; (b) sell, exchange, release, or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the payment or collection of Senior Indebtedness; (d) fail or delay in the perfection of Liens securing the Senior Indebtedness, and (e) exercise or refrain from exercising any rights against the Company and any other Person.

         The provisions of this Section 10 are for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and the holders of the Subordinated Notes on the other hand, and nothing herein shall impair, as between the Company and the holders of the Subordinated Notes, the obligation of the Company, which is unconditional and absolute, to pay to the holders thereof the principal thereof and premium, if any, and interest thereon in accordance with their terms and the provisions hereof, nor shall anything herein prevent the holders of the Subordinated Notes from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder or under the Subordinated Notes (including the right to demand payment and sue for performance hereof and of the Subordinated Notes and to accelerate the maturity thereof as provided in Section 11), subject to the rights, if any, of holders of Senior Indebtedness under this Section 10. Upon payment in full of the Senior Indebtedness, the holders of the Subordinated Notes shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of Assets of the Company made on Senior Indebtedness (and any security therefor) until the Subordinated Obligations shall be paid in full, and, for the purposes of such subrogation, no payments to the holders of Senior Indebtedness of any cash, Assets, Stock, or obligations to which the holders of the Subordinated Notes would be entitled except for the provisions of subsection (d) above shall, as between the Company, its creditors (other than the holders of the Senior Indebtedness), and the holders of the Subordinated Notes, be deemed to be a payment by the Company to or on account of Senior Indebtedness.

         If a claim is made upon any holder or holders of Senior Indebtedness for repayment or recovery of any amount (a "Voidable Transfer") on account of any Senior Indebtedness under any state or federal law, whether by reason of preference, fraudulent conveyance, or otherwise and if such holder or holders of Senior Indebtedness repay all or a portion of such amounts by reason of (a) any judgment, decree, or order of any court or administrative body having jurisdiction over such holder or holders, or (b) any settlement or compromise of any claim effected by such holder or holders based upon the reasonable advice of counsel, then, as to the amount that has been repaid, the provisions of this Section 10 automatically shall be reinstated and restored and the amount so repaid shall constitute Senior Indebtedness entitled to the benefits of this Section 10 as if such Voidable Transfer never had been made. The foregoing provisions of this Section 10 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of Senior Indebtedness, and such provisions are made for the benefit of, and may be enforced directly by, holders of Senior Indebtedness, who hereby are expressly stated to be intended beneficiaries of this Section 10.

11.      Events of Default.

         11.1 Default; Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                  (a) (i) the Company fails to pay any installment of principal of or premium on any Subordinated Note when due, whether at stated maturity, by acceleration, by virtue of a required prepayment, or otherwise, (ii) fails to pay any interest on any of the

         Subordinated Notes, or (iii) any other amount due under this Agreement on the date when due, if, in any such case under clauses
         (ii) and (iii), such payment is not made within five (5) Business Days after the date when such payment was first due; or

                  (b) (i) with respect to the Bank Documents, Holdings, the Company, or any of their Subsidiaries defaults in any payment of principal of, or interest on, any other monetary obligation under the Bank Documents, beyond any period of grace provided with respect thereto, (ii) with respect to other than the Bank Documents, Holdings, the Company, or any of the Restricted Subsidiaries defaults in any payment of principal of, or interest on, any other obligation for money borrowed or credit received or in respect of any Capitalized Leases that in any case or in the aggregate is outstanding in an amount of $2,500,000, or more (treating the Seller Subordinated Notes as a single obligation and the MCIT Subordinated Notes as a single obligation, in each case, without regard to how many notes are issued or holders exist), beyond any period of grace provided with respect thereto, or (iii) Holdings, the Company, or any of their Subsidiaries (including the Unrestricted Subsidiaries) defaults in the performance or observance of any other agreement, term, or condition contained in any Bank Document or any agreement under which any such obligation of the type described in clause (ii) above is created (or if any other event of default thereunder or under any such agreement shall occur and be continuing) and, as a result thereof, the holder of such Indebtedness has caused such Indebtedness to become due prior to its stated maturity; or

                  (c) any representation or warranty made in writing to Purchaser by or on behalf of Holdings or the Company in this Agreement or in any writing or instrument furnished in compliance with this Agreement or otherwise furnished in connection with the transactions contemplated by this Agreement shall be false when made or deemed made, in any material respect; or

                  (d) Holdings or the Company defaults in the performance or observance of any agreement contained in Section 8.1(f)(i), Section
         8.2 (insofar as such section relates to maintenance of corporate existence), or Section 9 (other than Sections 9.8, 9.9, and 9.17); or

                  (e) (i) Holdings or the Company defaults in the performance or observance of Section 8.1(g) and any such default shall not have been remedied within 30 days after the date on which notice thereof (whether written, telephonic, or otherwise) was received by the Company (regardless of the source of such notice, or (ii) Holdings or the Company defaults in the performance or observance of any agreement, term, or condition contained in this Agreement (other than one described in clause (d), (c), or (e)(i) above) and any such default shall not have been remedied within 30 days after the earlier of (y) the date on which written notice thereof was received by the Company (regardless of the source of such notice), or (z) knowledge thereof by the Company; or

                  (f) Holdings, the Company, or any of their Subsidiaries (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily liquidates, dissolves, or ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; (iv) makes an assignment for the benefit of creditors; or (v) takes any affirmative action to effectuate or authorize any of the foregoing (other than the discussion of the advisability or inadvisability of authorizing the foregoing); or

                  (g) (i) any involuntary Insolvency Proceeding is commenced or filed against Holdings, the Company, or any of their Subsidiaries, or any writ, judgment, warrant of attachment, execution, or similar process, is issued or levied against a substantial part of Holdings', the Company's, or any of their Subsidiaries' Assets, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution, or similar process shall not be released, vacated, or fully bonded within sixty (60) days after commencement, filing, or levy; (ii) Holdings, the Company, or any of their Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; (iii) Holdings, the Company, or any of their Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Assets or business; (iv) Holdings, the Company, or any of their Subsidiaries shall have an order for relief entered with respect to it or shall consent to the entry of an order for relief in an involuntary case commenced under any Bankruptcy Law, or shall consent to the conversion of an involuntary case to a voluntary case under any such law; or (v) Holdings, the Company, or any of their Subsidiaries shall consent to the appointment of or taking possession by a receiver, trustee, or other custodian for all or a substantial part of its or their Assets; or

                  (h) (i) any money judgment, writ, or warrant of attachment, or similar process involving an amount in excess of $1,000,000 in any individual case or in excess of $1,000,000 in the aggregate (exclusive of any amount which is fully covered by insurance (except for customary deductible amounts) and with respect to which the insurer has not disputed coverage) shall be entered or filed against Holdings or any of its Assets and shall remain undischarged, unvacated, unbonded, or unstayed for a period of 30 days or in any event later than 5 days prior to the date of any proposed sale thereunder, or (ii) any money judgment, writ, or warrant of attachment, or similar process involving an amount in excess of $2,000,000 in any individual case or in excess of $2,000,000 in the aggregate (exclusive of any amount which is fully covered by insurance (except for customary deductible amounts) and with respect to which the insurer has not disputed coverage) shall be entered or filed against the Company or any of its or Holdings' Subsidiaries, or any of their respective Assets and shall remain undischarged, unvacated, unbonded, or unstayed for a period of 30 days or in any event later than 5 days prior to the date of any proposed sale thereunder; or

                  (i) the Unrestricted Subsidiaries shall at any time have revenues of greater than 20% of the consolidated revenues of the Company at such time; or

                  (j) (i) Leases or Franchise Agreements with respect to restaurants representing more than twenty percent (20%) of Restaurant Cash Flow shall have been terminated or expired without renewal (determined in the aggregate over the term of this Agreement), or
         (ii) at the time of any Lease or Franchise Agreement termination or expiration, the Company fails to demonstrate, on a Pro Forma Basis, compliance with Section 9.5 hereof after eliminating the results of all such terminated or expired restaurants.

then, and in any such case (x) upon the occurrence of any Event of Default described in subsection (f) or (g) of this Section 11.1, the unpaid principal amount of and accrued interest on the Subordinated Notes automatically shall become due and payable, (y) upon the occurrence and during the continuance of any Event of Default under Section 11.1(a), any Significant Holder may, at its option and in addition to any right, power, or remedy permitted by law or in equity, by notice in writing to the Company, declare all of the Subordinated Notes to be, and all of such Subordinated Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon, without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Company, and (z) upon the occurrence and during the continuance of any other Event of Default, the Required Holders may, at its or their option and in addition to any right, power, or remedy permitted by law or in equity, by notice in writing to the Company, declare all of the Subordinated Notes to be, and all of such Subordinated Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon, without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Company.

         11.2 Rescission of Acceleration. In the event a declaration of acceleration in respect of the Subordinated Notes because of an Event of Default specified in Section 11.1(b) shall have occurred and be continuing, such declaration of acceleration automatically shall be annulled if the Indebtedness that is subject of such Event of Default has been discharged, cured, waived, paid in full, or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge, cure, waiver, payment, or rescission, as the case may be, shall have been given to Holdings or the Company, as applicable, by the holders of such Indebtedness or a Representative of such holders, and no other Default or Event of Default has occurred that has not been cured or waived during such period. No rescission or annulment referred to above shall affect any subsequent Default or any right, power, or remedy arising out of such subsequent Default or Event of Default.

         11.3 Other Remedies. Subject to the provisions of Section 10 hereof, which provisions are for the benefit of holders of Senior Indebtedness and not for the benefit of the Credit Parties, if any Default or Event of Default shall occur and be continuing, the holder of any Subordinated Note may proceed to protect and enforce its rights under this Agreement and such Subordinated Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon Purchaser or any other holder of any Subordinated Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

12.      Judicial Proceedings.

         12.1 Consent to Jurisdiction. Holdings and the Company irrevocably submit to the non-exclusive jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action, or proceeding arising out of or relating to this Agreement, the other Transaction Documents, or the Purchaser Securities, including any action at law or in equity, whether sounding in tort or in contract, and whether related to any `workout,' `troubled debt restructuring,' or otherwise. To the fullest extent they may effectively do so under applicable law, Holdings and the Company irrevocably waive and agree not to assert, by way of motion, as a defense, or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in any such court, and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

         12.2 Enforcement of Judgments. Holdings and the Company agree, to the fullest extent they may effectively do so under applicable law, that a judgment in any suit, action, or proceeding of the nature referred to in
Section 12.1 brought in any such court shall be conclusive and binding upon Holdings and the Company, as applicable, subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which Holdings or the Company is or may be subject) by a suit upon such judgment.

         12.3 Waiver of Jury Trial. HOLDINGS, THE COMPANY, AND PURCHASER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE TRANSACTION DOCUMENTS, THE PURCHASER SECURITIES, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. HOLDINGS, THE COMPANY, AND PURCHASER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE
                                     -84-

EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         12.4 No Limitation on Service or Suit. Nothing in this Section 12 shall affect the right of Purchaser to serve process in any manner permitted by law, or limit any right that the holders of any of the Subordinated Notes or the other Purchaser Securities may have to bring proceedings against the Company in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

13.      Miscellaneous.

         13.1 Payments. The Company agrees that, so long as Purchaser shall hold any Subordinated Notes, it will make payments of principal of, and interest and premium on, the Subordinated Notes which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit to the account or accounts, as specified in the Purchaser Schedule attached hereto, or to such other account or accounts in the United States as Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Subordinated Note with respect to the place of payment. Purchaser agrees that, before disposing of any Subordinated Note, Purchaser will make a notation thereon (or on a schedule attached thereto) of all payments of principal previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this Section 13.1 to any institutional Transferee which has made the same agreements relating to such Subordinated Notes as Purchaser has made in this Section 13.1.

         13.2     Expenses and Indemnities.

                  (a) Holdings and the Company, jointly and severally, agree, whether the transactions hereby contemplated shall be consummated, to pay the reasonable legal fees of Purchaser's special counsel, Brobeck, Phleger & Harrison LLP, incurred in connection with the negotiation and preparation of this Agreement, the other Transaction Documents, and the respective Purchaser Securities being acquired by Purchaser hereunder and in connection with the transactions contemplated hereby and thereby and agree to reimburse Purchaser for their reasonable out-of-pocket costs and expenses (exclusive of any salaries or other overhead items) incurred in connection with the transactions contemplated hereby. In addition, Holdings and the Company, jointly and severally, agree to pay, and defend and save Purchaser harmless against liability for the payment of, all actual out-of-pocket expenses (including reasonable attorneys fees), in each case upon the presentation of reasonably detailed statements, incurred with respect to the enforcement, attempted enforcement, or workout of any provision of this Agreement, the Purchaser Securities, or any of the other Transaction Documents, or any amendments or waivers requested by Holdings or the Company (whether the same become effective) under or in respect of any such agreement or instrument, and all expenses incurred in connection with the preparation of such agreements and instruments and all transfer taxes which may be payable in respect of the execution and delivery of such agreements or instruments, or the issuance, delivery, or purchase by Purchaser of any Purchaser Securities, and the reasonable fees and expenses of counsel to Purchaser retained in connection with such agreements and instruments, and the transactions hereby and thereby contemplated, including the enforcement of any provision hereof or thereof, and any such amendments or waivers and the costs and expenses of Purchaser incurred in connection with any aspect of any bankruptcy case of Holdings, the Company, or any of their Subsidiaries, whether voluntary or involuntary, and whether seeking reorganization or liquidation.

                  (b) Holdings and the Company, jointly and severally, further agree to indemnify, defend, and save harmless Purchaser and any Transferee and each of their respective officers, directors, employees, and agents from and against any and all actions, causes of action, suits, losses, liabilities, and damages, and expenses (including reasonable attorneys fees and disbursements) in connection therewith (the "Indemnified Liabilities") incurred by Purchaser and any Transferee or any of their respective officers, directors, employees, or agents as a result of, or arising out of, or relating to any of the transactions contemplated hereby, including the matters that are the subject of Section 8.6, except for any Indemnified Liabilities arising on account of the gross negligence or willful misconduct of any Purchaser, any Transferee, or any of their respective officers, directors, employees, or agents; provided, however, that, if and to the extent such agreement to indemnify may be unenforceable for any reason, Holdings and the Company each shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that shall be permissible under applicable law. In connection with any matter as to which Purchaser, any Transferees, and the other above-specified indemnified parties are entitled to be indemnified hereunder, Purchaser will endeavor to give written notice thereof in reasonable detail to Holdings and the Company as soon as practicable, provided that any failure to give such notice shall not vitiate or void the indemnities provided for herein. The obligations of Holdings and the Company under this
Section 13.2 shall survive the transfer of any Purchaser Securities and payment of any Subordinated Note.

                  (c) Section 13.2(b) notwithstanding, with respect to Environmental Claims, defend and indemnify Purchaser and each of its respective directors, officers, employees, agents, and Affiliates (each such Person being called an "Indemnitee") against, and agrees to hold each Indemnitee harmless from, any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (including reasonable counsel fees, charges, disbursements, consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses) of whatever kind or nature arising out of, or in any way relating to, the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of Holdings or the Company or to the Properties, or any orders, requirements, or demands of Governmental Authorities related thereto, except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from (i) the gross negligence or wilful misconduct of the Indemnitee seeking indemnification therefor, or (ii) the actions or omissions of any Indemnitee at any time after such Indemnitee has assumed operation of or taken title to any of the Properties. This indemnity shall continue in full force and effect regardless of the termination of this Agreement and the other Transaction Documents.

         13.3 Consent to Amendments. This Agreement may be amended and Holdings and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Holdings and the Company shall have obtained the written consent to such amendment, action, or omission to act, of the Required Holders, and each holder of any Subordinated Note at the time or thereafter outstanding shall be bound by any consent authorized by this Section 13.3, whether such Subordinated Note shall have been marked to indicate such consent; provided, however, that anything in this Section 13.3 to the contrary notwithstanding, without the written consent of the holder or holders of all Subordinated Notes at the time outstanding, no consent, amendment, or waiver to or under this Agreement shall amend, modify, or waive this Section 13.3, extend the maturity of any Subordinated Note, or reduce the rate or change the time of payment of interest or any premium, or change the time, amount, or allocation of any required or optional prepayments, or reduce the proportion of the principal amount of the Subordinated Notes required with respect to any consent, amendment, or waiver, or reduce the proportion of the principal amount of the Subordinated Notes required to accelerate the Indebtedness under the Subordinated Notes. Holdings and the Company promptly shall send copies of any amendment, consent, or waiver (and any request for any such amendment, consent, or waiver) relating to this Agreement or the Subordinated Notes to each holder of a Subordinated Note and, to the extent practicable, shall consult with each Significant Holder in connection with each such amendment, consent, or waiver. No course of dealing between Holdings, the Company, or the holder of any Purchaser Security nor any delay in exercising any rights hereunder or under any Purchaser Security shall operate as a waiver of any rights of any holder of such Purchaser Security.

         13.4     Form, Registration, Transfer and Exchange of Notes; Lost
Notes.

                  (a) Generally. The Subordinated Notes are issuable as registered notes only, each in denominations of at least $100,000 and any larger integral multiple of $1,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Subordinated Notes and of Transfers of Subordinated Notes. Upon surrender for registration of Transfer of any Subordinated Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Subordinated Notes of like tenor and of a like aggregate principal amount, which Subordinated Notes shall be registered in the name of such Transferee or Transferees. At the option of the holder of any Subordinated Note, such Subordinated Note may be exchanged for Subordinated Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Subordinated Note to be exchanged at the principal office of the Company. Whenever any Subordinated Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Subordinated Notes which the holder making the exchange is entitled to receive. Every Subordinated Note surrendered for registration of Transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Subordinated Note or such holder's attorney duly authorized in writing. Any Subordinated Note or Subordinated Notes issued in exchange for any Subordinated Note or upon Transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Subordinated Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Subordinated Note and, in the case of any such loss, theft, or destruction, upon receipt of an unsecured indemnity agreement, or other indemnity reasonably satisfactory to the Company from such holder, or in the case of any such mutilation, upon surrender and cancellation of such Subordinated Note, the Company will make and deliver a new Subordinated Note, of like tenor, in lieu of the lost, stolen, destroyed, or mutilated Subordinated Note.

                  (b) Other Transfers. Any holder of a Subordinated Note may make a Transfer to any Person provided that (i) such Transfer is made in compliance with the Securities Act and any applicable state securities laws, (ii) such holder of a Subordinated Note has provided the Company with such information as to such Purchaser's compliance with applicable securities laws as reasonably may be requested by the Company, (iii) such Transfer is in compliance with subsection (a) above, (iii) such Transfer shall be in a principal amount not less than $1,000,000 (or such lesser amount as shall be the then outstanding principal balance of the Subordinated Note), (iv) there shall not be more than five (5) holders of Subordinated Notes at any one time; treating a Person and each of its Affiliates as one Person for purposes of the foregoing, and (v) such proposed Transferee is an Institutional Lender that is not a direct competitor of the Company. Clause (ii) of the preceding sentence shall not be deemed to require such holder of a Subordinated Note to provide the Company with an opinion of counsel regarding such compliance. The Company shall cooperate in connection with any such Transfer including providing such information to any holder of a Subordinated Note or such holder's proposed Transferee as, in the reasonable opinion of counsel to the transferor, may be necessary to satisfy the requirements of Rule 144A of the Securities Act in connection with any Transfer to a `Qualified Institutional Buyer' under such rule. Upon any Transfer, the Transferee shall, to the extent of such Transfer, be entitled to exercise the rights of Purchaser making such Transfer and shall thereafter be deemed a "Purchaser" under this Agreement.

                  (c) Further Assurances. The Company shall, from time to time at the request of a Purchaser, execute and deliver to such Purchaser or to such party or parties as such Purchaser may designate, all further instruments as may in such Purchaser's reasonable opinion be necessary or advisable to give full force and effect to any Transfer and shall provide to such Purchaser or to such party or parties as such Purchaser may designate all such information as such Purchaser reasonably may request.

         13.5 Persons Deemed Owners; Participations. Prior to due presentment for registration of Transfer, the Company may treat the Person in whose name any Subordinated Note is registered as the owner and holder of such Subordinated Note for the purpose of receiving payment of principal of, and interest and premium, if any, on, such Subordinated Note and for all other purposes whatsoever, whether such Subordinated Note shall be overdue, and the

Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Subordinated Note may from time to time grant participations in all or any part of such Subordinated Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, but a holder of any such participation interest shall not be a `Purchaser' for any purpose under this Agreement.

         13.6 Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein shall be deemed made as of the Closing Date and survive the closing under this Agreement and the purchase and sale of the Purchaser Securities, the transfer by Purchaser of any Purchaser Securities or portion thereof or interest therein and the payment of any Subordinated Note, and may be relied upon by Purchaser or any Transferee regardless of any investigation made at any time by or on behalf of Purchaser or any Transferee; provided, however, that any Transferee shall be bound by all waivers or other actions taken by its transferor prior to the date of such Transfer. This Agreement, the Purchaser Securities, and the other Transaction Documents embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.

         13.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

                  (a) each of Holdings and the Company may not assign or transfer its rights or obligations hereunder without the prior written consent of all Purchasers; and

                  (b) the rights of sale, assignment, and transfer of the Subordinated Notes are subject to Section 13.4.

         13.8 Disclosure to Other Persons. (a) Holdings and the Company acknowledge that the holder of any Purchaser Securities may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of Holdings or the Company in connection with or pursuant to this Agreement to
(i) such holder's directors, officers, employees, agents, and professional consultants, (ii) any other holder of any Purchaser Securities, (iii) any Person to which such holder offers to sell such Purchaser Securities or any part thereof, so long as such potential purchaser agrees, in writing, to preserve the confidentiality of such information (except that such potential purchaser may disclose such information in accordance with this Section 13.8); provided, however, that such disclosure will not be made to any potential purchaser which is known to be a direct competitor, or an affiliate of a direct competitor, of the Company without the prior written consent of the Company, (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Purchaser Securities, so long as such potential purchaser agrees, in writing, to preserve the confidentiality of such information (except that such potential purchaser may disclose such information in accordance with this Section 13.8); provided, however, that such disclosure will not be made to any potential purchaser which is known to be a direct competitor, or an affiliate of a direct competitor, of the Company without the prior written consent of the Company, (v) any federal or state regulatory authority having jurisdiction over such holder, (vi) the National Association of Insurance Commissioners or any similar organization, or (vii) any other Person to which such delivery or disclosure may be necessary or advisable to avoid material prejudice (x) in compliance with any law, rule, regulation, or order applicable to such holder, (y) in response to any subpoena or other legal process, or (z) in connection with any litigation to which such holder is a party. Nothing is this Section 13.8 shall be construed to create or give rise to any fiduciary duty on the part of any holder to Holdings or the Company.

                  (b) Purchaser agrees to keep confidential any information delivered by the Company hereunder; provided, however, that subject to the provisos contained in Section 13.8(a)(iii) and (iv) hereof, nothing herein shall prevent any Purchaser from disclosing such information: (i) to any Purchaser, (ii) to any Affiliate of, or investor in, any Purchaser or, any actual or potential purchaser, participant, assignee, or transferee of any Purchaser's rights under any Subordinated Note that agrees to be bound by this
Section 13.8, (iii) upon order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (v) which has been publicly disclosed, (vi) which has been obtained from any Person that is not a party hereto or an Affiliate of any such party, unless such Purchaser knows that such information is required by such Person to be kept confidential, (vii) in connection with the exercise of any remedy hereunder, (viii) to the independent and certified public accountants for any Purchaser, (ix) as otherwise expressly contemplated by this Agreement, (x) to counsel for and other advisors, accountants, and auditors to any Purchaser, or (xi) as may be required by statute, decision, or judicial or administrative order, rule, or regulation.

         13.9 Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid overnight courier service, telex, telefacsimile, or telegram (with messenger delivery specified) to Holdings, the Company, or Purchaser, as the case may be, at their respective addresses set forth below:

         IF TO HOLDINGS OR
         THE COMPANY:              NRE HOLDINGS, INC.
                                   NATIONAL RESTAURANT ENTERPRISES, INC.
                                   2215 Enterprise Drive, Suite 1502
                                   Westchester, Illinois 60154
                                   Attn: Lawrence E. Jaro

         WITH COPIES TO:          MAYER, BROWN & PLATT
                                  1675 Broadway
                                  New York, New York 10019-5820
                                  Attn: James B. Carlson, Esq.

         WITH COPIES TO:          THE JORDAN COMPANY
                                  9 West 57th Street, 40th Floor
                                  New York, New York 10019
                                  Attn:  Mr. Richard Caputo, Jr.

         IF TO PMI:               PMI MEZZANINE FUND, L.P.
                                  610 Newport Center Drive, Suite 1100
                                  Newport Beach, California 92660
                                  Attn: Mr. Mitchell S. Vance

         WITH COPIES TO:          BROBECK, PHLEGER & HARRISON LLP
                                  550 South Hope Street
                                  Los Angeles, California 90071
                                  Attn:  John Francis Hilson, Esq.

                  The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other parties hereto. All notices or demands sent in accordance with this Section 13.9 shall be deemed received on the earlier of the date of actual receipt or three (3) days after the deposit thereof in the mail, with the courier service, or the time of the sending by means of telex, telefacsimile, or telegram.

         13.10 Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         13.11 Satisfaction Requirement. If any agreement, certificate, or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any party, the determination of such satisfaction shall be made by such party in its reasonable judgment exercised in good faith.

         13.12 Governing Law. This Agreement and each of the Transaction Documents (other than the Stockholders Agreement), and any suit, action, or proceeding arising out of or relating to this Agreement and each of the Transaction Documents (other than the Stockholders Agreement), including any action at law or in equity, whether sounding in tort or in contract, and whether related to any `workout,' `troubled debt restructuring,' or otherwise, shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York. This Agreement and each of the Transaction Documents may not be changed orally, but (subject to the provisions of Section 13.3) only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

         13.13 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         13.14 Telefacsimile Execution. Delivery of an executed counterpart of the signature pages to this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of the signature pages to this Agreement. Any party delivering an executed counterpart of the signature pages to this Agreement by telefacsimile shall thereafter also promptly deliver a manually executed counterpart of this Agreement but the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in counterparts by their respective officers thereunto duly authorized as of the date first written above.


                                       NRE HOLDINGS, INC.,
                                       a Delaware corporation



                                      By:
                                          ---------------------------------
                                           Name:
                                                ---------------------------
                                           Title:
                                                 --------------------------


                                       NATIONAL RESTAURANT
                                       ENTERPRISES, INC.,
                                       a Delaware corporation


                                      By:
                                          ---------------------------------
                                           Name:
                                                ---------------------------
                                           Title:
                                                 --------------------------



                                      PMI MEZZANINE FUND, L.P.,
                                      a Delaware limited partnership

                                      By: Pacific Mezzanine Investors, LLC,
                                          a Delaware limited liability
                                          company, its General Partner


                                      By:
                                          ---------------------------------
                                           Name:
                                                ---------------------------
                                           Title:
                                                 --------------------------


                                                 TABLE OF CONTENTS

                                                                                                            Page(s)

1.       Description of the Subordinated Notes and the Warrants.................................................  1
         1.1        Authorization of Financing..................................................................  1
         1.2        Purchase and Sale of Purchaser Securities...................................................  1

2.       Definitions; Construction..............................................................................  2
         2.1        Definitions.................................................................................  2
         2.2        Accounting Principles....................................................................... 38
         2.3        Construction................................................................................ 38

3.       Repayments and Prepayments............................................................................. 38
         3.1        Repayments.................................................................................. 38
         3.2        Optional Prepayments........................................................................ 38
         3.3        Other Prepayments........................................................................... 38

4.       Representations and Warranties......................................................................... 40
         4.1        Organization, Powers, Good Standing, and Subsidiaries....................................... 40
                    (a)      Organization and Powers............................................................ 40
                    (b)      Good Standing...................................................................... 40
                    (c)      Subsidiaries....................................................................... 40
                    (d)      Capitalization..................................................................... 40
         4.2        Authorization of Financing, etc............................................................. 42
                    (a)      Authorization of Financing......................................................... 42
                    (b)      No Conflict........................................................................ 42
                    (c)      Governmental Consents.............................................................. 43
                    (d)      Due Execution and Delivery; Binding Obligations.................................... 43
                    (e)      Valid Issuance of the Holdings Class C Common Stock................................ 43
                    (f)      Bank Documents and Bank Notes...................................................... 43
         4.3        Financial Condition......................................................................... 44
         4.4        No Stock Payments........................................................................... 44
         4.5        Title to Properties; Liens.................................................................. 44
         4.6        Litigation;  Adverse Facts.................................................................. 45
         4.7        Payment of Taxes............................................................................ 45
         4.8        Performance................................................................................. 45
         4.9        Governmental Regulation..................................................................... 45
         4.10       Employee Benefit Plans...................................................................... 46
         4.11       Certain Fees................................................................................ 46
         4.12       Disclosure.................................................................................. 46
         4.13       Licenses, Permits, Franchises, and Authorizations........................................... 46

                                                      -i-











         4.14       Intangible Property......................................................................... 46
         4.15       Hazardous Materials......................................................................... 47
         4.16       Margin Regulations.......................................................................... 47
         4.17       Offering of Securities...................................................................... 47
         4.18       Solvency.................................................................................... 47
         4.19       Schedules of Partnerships................................................................... 48
         4.20       Insurance................................................................................... 48
         4.21       Debt Instruments............................................................................ 48

5.       Representations of PMI................................................................................. 49

6.       Closing of Sale of Purchaser Securities................................................................ 49

7.       Conditions for Closing................................................................................. 50
         7.1        Opinions of Counsel......................................................................... 50
         7.2        Representations and Warranties; No Default; No Adverse Change............................... 50
         7.3        Credit Agreement............................................................................ 50
         7.4        Stockholders Agreement...................................................................... 50
         7.5        Purchase Permitted by Applicable Laws....................................................... 50
         7.6        Compliance with Securities Laws............................................................. 51
         7.7        Approvals and Consents...................................................................... 51
         7.8        Proceedings................................................................................. 51
         7.9        Purchases of Purchaser Securities........................................................... 51
         7.10       Certified Documents - Holdings.............................................................. 51
         7.11       Certified Documents - The Company........................................................... 52
         7.12       Certified Documents - Guarantors............................................................ 52
         7.13       Insurance................................................................................... 53
         7.14       Pro Forma Balance Sheet..................................................................... 53
         7.15       Closing Date Projections.................................................................... 53
         7.16       VCOC Letter.            .................................................................... 53
         7.17       Subordinated Subsidiary Guaranty.                                   ........................ 53
         7.18       Expenses.................................................................................... 53
         7.19       Acquisition Documents....................................................................... 53
         7.20       Consents and Approvals...................................................................... 53
         7.21       Solvency Certificate.  ..................................................................... 53
         7.22       Use of Financing............................................................................ 54
         7.23       Transaction Costs........................................................................... 54
         7.24       Closing Fee................................................................................. 54
         7.25       FNBB Warrants............................................................................... 54
         7.26       Purchase Agreement, MCIT Subordinated Notes, and MCIT
                    Subordinated Notes Guaranty................................................................. 54
         7.27       Tax Sharing Agreement....................................................................... 54
         7.28       Securities Purchase Agreement and BBI Subordinated Notes.................................... 54

                                                      -ii-











         7.29       Management Agreement........................................................................ 54
         7.30       Intercompany Management Agreement........................................................... 55
         7.31       Management Subscription Agreement and Seller Subordinated Notes............................. 55

8.       Affirmative Covenants.................................................................................. 55
         8.1        Financial Statements and Other Reports...................................................... 55
         8.2        Corporate Existence, etc.................................................................... 58
         8.3        Payment of Taxes and Claims; Tax Consolidation.............................................. 58
         8.4        Maintenance of Properties; Insurance........................................................ 58
         8.5        Inspection.................................................................................. 59
         8.6        No Further Negative Pledges................................................................. 59
         8.7        Compliance with Laws, etc................................................................... 59
         8.8        Waiver of Stay, Extension, or Usury Laws.................................................... 59
         8.9        Attendance at Board Meetings................................................................ 60
         8.10       Notice to Purchaser......................................................................... 61
         8.11       Margin Regulations.......................................................................... 61
         8.12       Proceeds of Financing....................................................................... 62
         8.13       ERISA....................................................................................... 62

9.       Negative Covenants..................................................................................... 62
         9.1        Indebtedness................................................................................ 62
         9.2        Liens....................................................................................... 65
         9.3        Investments................................................................................. 66
         9.4        Distributions and Restricted Junior Payments................................................ 67
         9.5        Financial Covenants......................................................................... 69
         9.6        Restriction on Fundamental Changes.......................................................... 71
         9.7        Sales and Lease-Backs....................................................................... 72
         9.8        Transactions with Affiliates................................................................ 72
         9.9        Conduct of Business......................................................................... 73
         9.10       Amendments or Waivers of Certain Documents.................................................. 73
         9.11       Limitation on Sale of Assets................................................................ 74
         9.12       Amendments to Bank Documents................................................................ 75
         9.13       Preferred Stock............................................................................. 76
         9.14       Limitation on Issuance of Other Subordinated Indebtedness Senior to
                    the Subordinated Notes...................................................................... 76
         9.15       Guarantees of Indebtedness.................................................................. 76
         9.17       Environmental Matters....................................................................... 77
         9.18       Prepayment.................................................................................. 77

10.      Subordination of the Subordinated Notes................................................................ 77

11.      Events of Default...................................................................................... 83
         11.1       Default;  Acceleration...................................................................... 83

                                                      -iii-











         11.2       Rescission of Acceleration.................................................................. 86
         11.3       Other Remedies.............................................................................. 86

12.      Judicial Proceedings................................................................................... 87
         12.1       Consent to Jurisdiction..................................................................... 87
         12.2       Enforcement of Judgments.................................................................... 87
         12.3       Waiver of Jury Trial........................................................................ 87
         12.4       No Limitation on Service or Suit............................................................ 87

13.      Miscellaneous.......................................................................................... 88
         13.1       Payments.................................................................................... 88
         13.2       Expenses.................................................................................... 88
         13.3       Consent to Amendments....................................................................... 89
         13.4       Form, Registration, Transfer and Exchange of Notes; Lost Notes.............................. 90
                    (a)      Generally.......................................................................... 90
                    (b)      Other Transfers.................................................................... 91
                    (c)      Further Assurances................................................................. 91
         13.5       Persons Deemed Owners; Participations....................................................... 91
         13.6       Survival of Representations and Warranties; Entire Agreement................................ 92
         13.7       Successors and Assigns...................................................................... 92
         13.8       Disclosure to Other Persons................................................................. 92
         13.9       Notices..................................................................................... 93
         13.10      Descriptive Headings........................................................................ 94
         13.11      Satisfaction Requirement.................................................................... 94
         13.12      Governing Law............................................................................... 94
         13.13      Counterparts................................................................................ 95
         13.14      Telefacsimile Execution..................................................................... 95

                               LIST OF EXHIBITS




Exhibit A-1                       AmeriKing Cincinnati By-Laws

Exhibit A-2                       AmeriKing Cincinnati Certificate of
                                  Incorporation

Exhibit A-3                       AmeriKing Virginia By-Laws

Exhibit A-4                       AmeriKing Virginia Certificate of
                                  Incorporation

Exhibit C-1                       Company By-Laws

Exhibit C-2                       Company Certificate of Incorporation

Exhibit C-3                       Compliance Certificate

Exhibit M-1                       Mandatory Prepayment Notice

Exhibit O-1                       Optional Prepayment Notice

Exhibit S-1                       Subordinated Subsidiary Guaranty

Exhibit 1.1(a)                    Subordinated Note

Exhibit 1.1(b)-1                  Holdings Certificate of Incorporation

Exhibit 1.1(b)-2                  Holdings By-Laws

Exhibit 1.1(b)-3                  Warrants

Exhibit 7.1                       Form of Opinion of Counsel to the Credit
                                  Parties

                               LIST OF SCHEDULES



Schedule F-1                      Fiscal Quarter and Fiscal Year

Schedule P-1                      Purchaser Schedule

Schedule 4.1(c)                   Subsidiaries

Schedule 4.2(b)                   Conflicts

Schedule 4.5                      Permitted Liens

Schedule 4.6                      Litigation

Schedule 4.7                      Tax Liabilities

Schedule 4.15                     Hazardous Material

Schedule 4.19                     Partnerships

Schedule 4.20                     Insurance

Schedule 4.21                     Debt Instruments

Schedule 7.15                     Closing Date Projections

Schedule 9.1(g)                   Indebtedness

Schedule 9.3                      Investments

Schedule 9.8                      Affiliate Transactions


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